UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM SB-2
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

A Time To Grow, Inc. (Name of small business issuer in its charter)

Texas (State or jurisdiction of incorporation or organization)
7371 (Primary Standard Industrial Classification Code Number)
76-0649310 (I.R.S. Employer Identification No.)

1240 Blalock Rd., Suite 170, Houston, Texas 77055, (713) 249-1428
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices and principal place of business)

Jonathan C. Gilchrist, 1240 Blalock Road, Suite 170, Houston, Texas, (713) 249-1428 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.  [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [  ]

CALCULATION OF REGISTRATION FEE

Tile of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price	Amount of registration fee(5)
Common Stock Par Value $.0001 (3)	6,000,000	$1.00	$6,000,000	$1,500
Common Stock Par Value $.0001 (4)	2,630,000	$1.00	$2,630,000	$658
Total	8,630,000	$1.00	$8,630,000	$2,158

(1) In the event of a stock split, stock dividend or similar transaction involving our common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended  (the “Securities Act”).

(2) Estimated solely for the purposes of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended (“the Act”), based on the average anticipated sales price of the shares.

(3)  Includes up to an aggregate of 6,000,000 shares of our common stock, which may be issued as put shares to Goldbridge Capital, LLC pursuant to an Investment agreement, dated March 13, 2001 (the “Investment Agreement”).

(4)  Includes shares of our common stock which are currently outstanding and are being registered on behalf of the selling shareholders.

(5)  Paid by electronic transfer

We hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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Subject to completion; Dated August 3, 2001

PROSPECTUS

The information in this prospectus is subject to completion or amendment.  A registration statement relating to these securities has been filed with the Securities and Exchange Commission.  We may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell and is not seeking an offer to buy these securities in any state in which an the offer or sale of these securities is not permitted under the laws of that state.

A Time To Grow, Inc.

8,630,000 shares of our common stock

This prospectus describes the offer and sale of up to 8,630,000 shares of our common stock, par value $.0001 per share, for sale by certain persons who are, or will become, our shareholders.  These shareholders are referred to throughout this prospectus as "selling shareholders".   Of the shares offered in this prospectus:

(1)  up to 6,000,000 shares of our common stock are issuable to Goldbridge Capital, LLC as put shares pursuant to our investment agreement dated March 12, 2001.  We will receive no proceeds from the sale of the shares by Goldbridge Capital.  However, we may receive proceeds from the sale of the put shares to Goldbridge Capital.   With respect to the private Investment agreement we describe in this prospectus, Goldbridge Capital LLC is an underwriter.

(2)  2,630,000 shares of our common stock currently outstanding, which we are registering on behalf of all other selling shareholders.  We will not receive any proceeds from the sale of these shares.

Prior to this offering, no public market has existed for our shares of common stock and a public market may not develop, or, if any market does develop, it may not be sustained.   We intend to apply to have our common stock quoted on the Over-the-Counter ("OTC") Bulletin Board and we intend to apply for the trading symbol "GROW".  We may not now or ever qualify for listing of our securities on the OTC Bulletin Board.

Investment in the common stock offered in this prospectus involves a high degree of risk.  You may lose your entire investment.   Consider carefully the "risk factors" beginning on page 7 before investing.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus.  Any representation to the contrary is a criminal offense.  This Prospectus is not an offer to buy or sell these securities in any state where the offer or sale is not permitted.

We have not authorized anyone to provide you with information different from that contained in this prospectus. This prospectus is not an offer to sell and it is not seeking an offer to buy these securities in any jurisdiction where this offer or sale is not permitted.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus.  References to the "Company", "we", "us" and "our" refer to A Time To Grow, Inc., a Texas corporation.

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DEALER PROSPECTUS DELIVERY OBLIGATIONS

Until ninety days after the effective date of the registration statement of which this Prospectus is a part or the first date on which these securities were offered to the public, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus.  You should read the entire prospectus carefully.

Summary of our Business

We provide educational and training courses designed to meet the needs of individuals, small businesses, and home office users.  Users access our courses over the Internet through our Web site at http://www.ATimeToGrow.com.   We obtain material for our courses through relationships with outside vendors from whom we buy course content at wholesale prices.  The course catalog currently contains over 400 different courses covering topics such as technology, business and personal finance.  Courses emphasize practical knowledge necessary to compete in today’s rapidly changing business environment.  We have not yet generated revenue from the sale of our courses but we now have them available for sale.

We plan to sell our courses through three primary marketing channels.  First, with the proceeds of this offering, we intend to produce and distribute an infomercial targeting individuals, families and home office users who would benefit from the content and convenience of our technology and business courses.  Second, we anticipate marketing courses directly through our Web site.  Third, we plan to build a network marketing organization to act as a direct distributor network for our courses.

     We were incorporated in Texas on June 28, 2000 under the name A Time To Grow, Inc.

     Our principal executive offices are located at 1240 Blalock Rd., Suite 170, Houston, Texas 77055. Our telephone number is: (713) 249-1428.  Information contained on our Web site is not part of this prospectus.

Summary of the Offering

On March 13, 2001 we entered into an investment agreement (the Investment Agreement”) with Goldbridge Capital, LLC ("Goldbridge") for the future issuance and purchase of shares of our common stock.  (See page 36 for more information about our relationship with Goldbridge Capital).  Our Investment Agreement allows us to sell, and requires Goldbridge to purchase, up to $6,000,000 of our common stock. Our ability to require Goldbridge to purchase our stock is subject to certain limitations based on the market price and trading volume of our common stock. Beginning on the date that a registration statement covering the resale of the shares is declared effective by the Commission, we may, at our sole discretion, sell or "put" shares of our common stock to Goldbridge at a purchase price equal to the greater of (i) the Market Price for that Put, plus $0.08, or (ii) 90% of the lowest closing price of our common stock for the twenty (20) consecutive trading days after the put date as defined by us in an advance put notice that we deliver to Goldbridge. Goldbridge has agreed not to assign or transfer its rights and duties under Investment Agreement.  We have filed a registration statement for up to 6,000,000 shares of our common stock, which we may later sell to Goldbridge pursuant to the Investment Agreement.   With respect to the shares issued under the Investment Agreement, Goldbridge Capital LLC may be considered an underwriter.

Number of shares of common stock outstanding prior to this offering	2,630,000 shares (1)
Common stock offered by selling shareholders	8,630,000 shares (2)
Use of Proceeds

We will not receive any proceeds from the sale of the shares of common stock registered in this  prospectus other than what we will  receive when we sell shares to Goldbridge under the Investment Agreement.

Plan of Distribution

The offering of our shares of common stock is being made by our shareholders who wish to sell their shares. Sales of our common stock may be made by the selling shareholders in the open market or in privately negotiated transactions and at discounted prices, fixed prices or negotiated prices.

Risk Factors	There are significant risks involved in investing in our company. For a discussion of risk factors you should consider before buying our common stock, see the section entitled “Risk Factors”.

____________________

(1) This does not include does not include (i) up to 6,000,000 shares of our common stock which may be issued to Goldbridge in connection with the Investment Agreement.

(2) This includes up to 6,000,000 shares of our common stock, which may be issued to Goldbridge in connection with the Investment Agreement.

Summary Financial Data

The following information is taken from our audited financial statement as of June 30, 2001. The financial highlights below should be read along with the more detailed financial statements and notes appearing later in this prospectus.  You should also read the section titled “Management's Discussion and Analysis of Financial Condition and Results of Operations.”  Because 2000 was our first year of operation year-to-year comparisons may not be an accurate indicator of our future performance.

Six Month Period Ended June 30, 2001	Period Ended December 31, 2000
OPERATIONS DATA:
REVENUES	$ -0-	$ -0-

COSTS AND EXPENSES
Operating & Organizational Costs	14,400	79,600
General & Administrative	26,000	126

LOSS FROM OPERATIONS	(40,400)	(79,726)

OTHER INCOME/(EXPENSES)
Interest Income	-0-	-0-
Interest Expense	-0-	-0-

LOSS BEFORE INCOME TAXES	(14,400)	(79,600)

INCOME TAXES	-0-	-0-

NET LOSS	(14,400)	(79,600)

Basic and Diluted net Loss Per Share	$ (0.02)	$ (0.04)
Weighted Average Number of Shares Outstanding	2,587,099	2,067,085

IMPORTANT RISK FACTORS

      An investment in our common stock involves a high degree of risk. You should carefully consider the following risks and the other information contained in this prospectus before investing in our common stock. The price of our common stock could decline because of any of these risks, and you could lose all or part of your investment. You also should read and consider the other information included in this prospectus, including the financial statements and related notes.  If any of the events described here occur, our business prospects, financial condition and results of operations could be materially affected in a negative manner.

WE HAVE HAD LOSSES IN ALL PERIODS PRIOR TO THIS FILING AND THERE IS A RISK WE MAY NEVER BECOME PROFITABLE.

At June 30, 2001, and for the prior six months, we had a net loss, negative working capital and a decline in net worth, which raises substantial doubt about our ability to continue as a going concern.  Our losses have resulted from an inability to achieve product sales and revenue targets due, in part, to insufficient working capital.  Our ability to continue operations will require positive cash flow from future operations and on our ability to raise additional funds through equity or debt financing.  If we are unable to raise or obtain needed funding, we may be forced to discontinue operations.  We may never become profitable.   Even if we do become profitable, we may not be able to sustain profitability on a quarterly or annual basis.

WE WILL NEED TO RAISE ADDITIONAL FUNDS IN THE FUTURE FOR OUR OPERATIONS AND IF WE CAN’T SECURE ADDITIONAL FUNDS, WE MAY NOT BE ABLE TO SUPPORT OUR OPERATIONS.

Future events, including the problems, delays, expenses and difficulties frequently encountered by companies, may lead to increased costs that could make it difficult for us to succeed with our current plan.  To raise additional capital, we may sell additional equity securities, or accept debt financing or obtaining financing through a bank or other entity.  There is not a limit as to the amount of debt we may incur nor have we adopted a ratio of our equity to a debt.  If we need to obtain additional financing it may not be available or it may not be available on terms acceptable to us.  An offering of our securities may not be successful. If additional funds are raised through the issuance of additional stock, there may be a significant dilution in the value of our outstanding common stock.

Our future capital requirements will depend upon many factors, including the following:

·

our costs to develop and maintain our products;

·

our costs of marketing our products;

·

the rate at which we expand our operations;

·

the extent to which we develop and upgrade our technology;

·

the occurrence, timing, size and success of acquisitions; and

·

the response of competitors to our service offerings.

OUR LIMITED HISTORY MAY MAKE IT HARD TO COMPETE WITH LARGER AND MORE EXPERIENCED COMPETITORS.

We have only been operating for a short time and have not yet gained the knowledge and experience in the e-Learning industry that comes from long-term experience.  Our lack of operating history may give us a disadvantage as we attempt to compete with larger, older, more experienced competitors. Due to our limited operating history, we may not be able to attain significant sales, if any, in this market.  Limited experience may also affect the ability of our management team to make the best decisions as they implement our business plan and it may limit their ability to adapt quickly to changing market conditions. Additionally, our officers have limited experience in managing a public company.

THE EXERCISE OF OUR PUT RIGHTS TO GOLDBRIDGE CAPITAL LLC MAY SUBSTANTIALLY DILUTE THE INTERESTS OF OTHER SECURITY HOLDERS.

 Subject to certain terms and conditions of our Investment Agreement, we intend to issue shares of our common stock to at a price equal to the greater of (i) the Market Price for such Put, plus $0.08, or (ii) 90% of the lowest closing price of our common stock for the twenty (20) consecutive trading days after the date that we deliver to Goldbridge an advance notice or a put requiring them to advance funds to us.  The exercise of our put rights may result in substantial dilution to the interests of the other holders of our common stock.  Depending on the price per share of our common stock during the twenty-four month term of the Goldbridge Investment Agreement, we may need to register additional shares for resale.

THE SALE OF LARGE AMOUNTS OF OUR COMMON STOCK COULD REDUCE THE PRICE OF OUR COMMON STOCK AND ENCOURAGE SHORT SALES.

 When we exercise our put rights and sell shares of our common stock to Goldbridge, they may sell the stock they purchase from us.  If they do, our common stock price may decrease because of the additional shares available in the market.  If we decide to exercise our put rights to Goldbridge while the price of our stock is low, we must issue more shares of our common stock for any given dollar amount received from Goldbridge.

THE TERMS OF THE INVESTMENT AGREEMENT MAY MAKE IT DIFFICULT TO EVALUATE A SHAREHOLDER'S EQUITY POSITION IN OUR COMPANY.

The percentage of our common stock held by a shareholder on any given day may be different from another day depending on when and how many shares we require Goldbridge to purchase from us under the Investment Agreement.  We expect to use the net proceeds from the Investment Agreement for general corporate purposes.  However, we will have significant flexibility in applying the net proceeds.  If we fail to apply the net proceeds effectively, our business could be negatively affected.

OUTSTANDING SHARES THAT ARE CURRENTLY RESTRICTED FROM RESALE BUT MAY BE SOLD IN THE FUTURE COULD CAUSE THE MARKET PRICE OF OUR COMMON STOCK TO DROP SIGNIFICANTLY, EVEN IF OUR BUSINESS IS DOING WELL.

As of July 25, 2001 we had 2,630,000 shares of our common stock issued and outstanding, all of which are currently restricted but all of which are offered by selling shareholders in this prospectus.   Rule 144 provides, in essence, that a person holding "restricted securities" for a period of one year may sell only an amount every three months equal to the greater of (a) one percent of a company's issued and outstanding shares, or (b) the average weekly volume of sales during the four calendar weeks preceding the sale. The amount of "restricted securities" which a person who is not our affiliate sells is not so limited, since non-affiliates may sell without volume limitation their shares held for two years if there is adequate current public information available concerning us. In that event, "restricted securities" would be eligible for sale to the public at an earlier date. As restrictions on resale end, the market price of our common stock could drop significantly if the holders of these restricted shares sell them or are perceived by the market as intending to sell them.

IN THE FUTURE WE MAY ISSUE MORE SHARES OF OUR COMMON STOCK.  THIS WOULD REDUCE INVESTORS PERCENTAGE OF OWNERSHIP AND MAY REDUCE OUR SHARE VALUE.

Our certificate of incorporation authorizes the issuance of 50 million shares of common stock, par value $.0001 per share, and no preferred stock.  If we issue all or part of our remaining authorized common stock this will result in dilution in the percentage of common stock held by existing shareholders. We may value any stock issued in the future on an arbitrary basis.  The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on the value of our shares.

THE SHARES AVAILABLE FOR SALE IMMEDIATELY BY THE SELLING SHAREHOLDERS COULD SIGNIFICANTLY REDUCE THE MARKET PRICE OF OUR COMMON STOCK.

A total of 2,630,000 shares of our common stock are being registered for resale under this prospectus.  The market price of our common stock could drop if substantial amounts of shares are sold in the public market. A drop in the market price could reduce the value of your investment and could require us to issue more stock than we otherwise would to raise capital.  In addition, after a one-year holding period, shares we issue under Rule 144 to non-affiliates will become eligible for trading without any additional payment to us or any increase in our capitalization.

WE MAY BE UNABLE TO OBTAIN SUFFICIENT FUNDS FROM THE GOLDBRIDGE INVESTMENT AGREEMENT TO MEET OUR LIQUIDITY NEEDS.

The future market price and volume of trading of our common stock limits the rate at which we can obtain funding from Goldbridge under our Investment Agreement.  We may be unable to satisfy the conditions contained in the Investment Agreement, which would result in our inability to draw down money on a timely basis, or at all. If the price of our common stock declines, or trading volume in our common stock is low, we will be unable to obtain sufficient funds to meet our needs

SELLING SHAREHOLDERS MAY SELL SECURITIES AT ANY PRICE OR TIME.  THIS MAY REDUCE THE PRICE OF OUR COMMON STOCK.

After effectiveness of this prospectus, the selling shareholders may offer and sell their shares at a price and time determined by them without subject to Rule 144. The timing of sales and the price at which the shares are sold by the selling shareholders could have an adverse effect upon the public market for our common stock. See "Plan of Distribution".

SINCE WE HAVE NOT PAID ANY DIVIDENDS ON OUR COMMON STOCK AND DO NOT INTEND TO IN THE FUTURE, A PURCHASER OF OUR STOCK WILL ONLY REALIZE A GAIN ON HIS OR HER INVESTMENT IF THE MARKET PRICE OF OUR COMMON STOCK INCREASES.

We have never paid, and have no intentions in the foreseeable future to pay, any cash dividends on our common stock. Therefore an investor in this offering, in all likelihood, will only realize a profit on his investment if the market price of our common stock increases in value.

BECAUSE SHARES OF OUR COMMON STOCK TRADE UNDER $5.00, THE APPLICATION OF THE "PENNY STOCK REGULATION" COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK AND MAY AFFECT THE ABILITY OF HOLDERS OF OUR COMMON STOCK TO SELL THEIR SHARES.

Our securities may be considered a penny stock. Penny stocks generally are securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or quoted on the NASDAQ stock market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. Our securities may be subject to "penny stock rules" that impose additional sales practice requirements on broker-dealers who sell penny stock securities to persons other than established customers and accredited investors.  For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of penny stock securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the "penny stock rules” require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock rules" may restrict the ability of broker-dealers to sell our securities and may have the effect of reducing the level of trading activity of our common stock in the secondary market. The foregoing required penny stock restrictions will not apply to our securities if our market price is $5.00 or greater. The price of our securities may not reach or maintain a $5.00 price level.

THERE HAS BEEN NO PRIOR MARKET FOR OUR SECURITIES AND A PUBLIC MARKET FOR OUR SECURITIES MAY NOT DEVELOP OR BE SUSTAINED.

Prior to this offering, you could not buy or sell our securities publicly.  If an active public market for our securities is not developed or sustained after this offering, the market price of our securities may fall or may fail to materialize at all.  If this happens you may loss part or all of the value of your investment.  Without an active public market in our stock, there will be limited liquidity and it may be hard to sell the stock you own.

THE INITIAL PRICE OF OUR COMMON STOCK MAY NOT ACCURATELY REFLECT ITS FUTURE MARKET PERFORMANCE.

         The initial price of our common stock may not accurately reflect the future value of our stock in any market.  The price of the shares we are selling has been determined based on negotiations between the underwriters' representative or the purchaser of the shares and us. The initial price may not be indicative of future market performance and may bear no relationship to the price at which our common stock will trade, if at all.  Prices may fluctuate significantly and we do not know what the value of our common shares will be in the future.

The trading price of our common stock may highly volatile and could be subject to wide fluctuations in response to factors such as:

·

actual or anticipated variations in quarterly operating results;

·

announcements of technological innovations;

·

new sales formats, contracts, products or services by us or our competitors;

·

changes in financial estimates by securities analysts;

·

announcements of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

·

additions or departures of key personnel;

·

sales of common stock; or

·

other general economic or stock market conditions, many of which are beyond our control.

           In addition, the stock market in general, and the market for Internet-related and technology companies in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of such companies.  There can be no assurance that these trading prices and price earnings predictions will be sustained.

OUR QUARTERLY RESULTS OF OPERATIONS FLUCTUATE, WHICH COULD RESULT IN A LOWER PRICE FOR OUR COMMON STOCK.

     Our quarterly results may be affected by a variety of factors, some of which are beyond our control, including, for example, the following:

·

introduction of new products or pricing programs by our competitors;

·

difficulties in managing growth;

·

technical difficulties or system downtime affecting our web-based products;

·

variations in spending patterns by customers in our target markets;

·

business interruptions;

·

increases in selling and marketing expenses, as well as other operating expenses;

·

the amount and timing of costs associated with the development and maintenance of new courses and products;

·

costs associated with hiring, training and retaining key employees and personnel;

·

economic conditions specific to the Internet or to the legal profession,

               as well as general economic conditions; and

·

costs and risks associated with potential acquisitions.

     In addition, a substantial portion of our expenses, including most product development and selling and marketing expenses, must be incurred in advance of revenue generation.  If our actual revenue does not meet our expectations, then our operating profit, if any, may fall short of our expectations, or our operating loss may be greater than our expectations.  We may change our pricing strategy for our products due to the rapidly evolving market for online education information, and this may affect our quarterly results.  Any one or more of these factors could affect our business, financial condition and results of operations, and this makes the prediction of results of operations on a quarterly basis unreliable.  As a result, period-to-period comparisons of our historical results of operations may not be meaningful and you should not rely on them as an indication of our future performance.  Also, due to these and other factors, it is possible that our quarterly results of operations may be below the expectations of public market analysts and investors. This could adversely affect the price of our common stock.

WE WILL HAVE BROAD DISCRETION IN USING THE PROCEEDS OF THIS OFFERING AND, IF FUNDS ARE NOT PUT TO THEIR BEST POSSIBLE USE, THE FINANCIAL RESULTS OF OUR OPERATIONS WILL SUFFER.

Our management will have broad discretion over how they use the funds we raise.  As a result, investors will be relying on management’s judgment with only limited information about its specific intentions for use of the proceeds.  If management is unsuccessful in producing profits from the deployment of these proceeds, the value of our common shares could decrease significantly.

A SMALL NUMBER OF SHAREHOLDERS WILL OWN MOST OF OUR COMMON STOCK AND WILL CONTROL US.

Upon completion of this registration, existing stockholders will own nearly 100% of our outstanding common stock.  We will have the right to sell up to six million additional shares through puts to Goldbridge Capital as described in our Plan of Distribution.  Many of these stockholders are related parties.  These stockholders will continue to control most matters requiring approval by our stockholders, including the election of our directors.  As a result, these stockholders, acting together, have the ability to control substantially all matters submitted to our stockholders for approval, including the election and removal of directors and any merger, consolidation, takeover or other business combination involving us, and to control our management and affairs.  This may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control in an acquisition or takeover.

OUR OFFICERS AND DIRECTORS HAVE LIMITED LIABILITY AND HAVE INDEMNITY RIGHTS

     Our certificate of incorporation and by-laws provide that we may indemnify our officers and directors against losses sustained or liabilities incurred which arise from any transaction in that officer's or director's respective managerial capacity unless that officer or director violates a duty of loyalty, did not act in good faith, engaged in intentional misconduct or knowingly violated the law, approved an improper dividend, or derived an improper benefit from the transaction.

OUR BY-LAWS CONTAIN CERTAIN PROVISIONS THAT COULD HINDER A CHANGE IN OUR CORPORATE CONTROL.

Provisions of our certificate of incorporation and bylaws may discourage, delay or prevent a merger or acquisition that a stockholder may consider favorable. These provisions include:

1.

allowing written stockholder actions only by 70% or greater consent;

2.

a proscription against cumulative voting for directors by shareholders that would, otherwise, allow a minority of shareholders to elect director(s);l

3.

limitations on who may call annual and special meetings of the stockholders;

4.

advance notice procedures with regard to stockholder proposals and nominations of candidates for election as directors; and

5.

a provision that vacancies on the board of directors, including newly created directorships, be filled by a majority of directors then in office.

RISKS RELATED TO OUR BUSINESS

IF WE GROW QUICKLY WE COULD ENCOUNTER PROBLEMS RELATED TO INCREASED CUSTOMER DEMANDS ON OUR LIMITED RESOURCES.

Rapid growth would place a significant strain on our managerial, operational, financial and other resources.  Our systems, procedures, controls and management resources may not be adequate to support our future operations. Future growth will require us to implement additional management information systems; develop further our operating, administrative, financial and accounting systems; and maintain close coordination between departments.   If we are unable to manage our growth, we could limit our ability to capitalize on new business opportunities that may arise or to implement our business strategy.

Any future growth may require us, among other things, to:

·

expand and upgrade our hardware and software systems;

·

expand and improve our operational and financial procedures, systems and controls;

·

improve our financial and management information systems;

·

significantly increase our marketing budget;

·

expand, train and manage a larger workforce; and

·

improve the coordination among our product development, sales and marketing, financial, accounting and management personnel.

     We cannot assure you that our personnel, systems and controls will be adequate to support future growth.  Our inability to manage growth or to maintain the quality of our products and services could cause us to lose customers and could significantly increase our operating expenses.

WE ARE DEPENDENT ON OUTSIDE DISTRIBUTORS FOR THE SALE OF OUR PRODUCTS TO CUSTOMERS.

We sell our products primarily through a network of distributors and other direct sales channels. These distributors are generally paid on a commission basis and do not have a minimum sales requirement.  Our distributors are short-term independent contractors.  We do not have our own sales force at this time.  If we do not competitively price our products or if the quality of the products is low our distributors may fail to aggressively market our products for us.  If our distributors do not successfully sell our products, then our revenue and profits will not materialize.

WE DO NOT HAVE EMPLOYMENT AGREEMENTS WITH ANY OF OUR OFFICERS OR EMPLOYEES AND IF WE ARE UNABLE TO RETAIN OUR MANAGEMENT TEAM OUR BUSINESS OPERATIONS AND OUR GROWTH OBJECTIVES MAY BE ADVERSELY AFFECTED.

     Our success in achieving our growth objectives depends upon the efforts of our top management team including the efforts of Jonathan Gilchrist, our Chief Executive Officer, and Tommy Waldrop, our Chief Technology Officer, as well as other of our management members. We do not have employment agreements with our officers or employees. The loss of the services of any of these individuals may have a material adverse effect on our business, financial condition and results of operations.  We may not be able to maintain and achieve our growth objectives should we lose any or all of these individuals' services.

WE DEPEND ON THIRD-PARTY SUPPLIERS FOR MOST OF THE COURSES WE SELL.

 We depend on vendors of online courses for most of our content that we sell.   We depend on outside suppliers for such things as pre-packaged content, software and secure processing services.  Although we believe that alternative supplies for these services are available, any interruption of supply for any of our products could significantly delay our operations and could reduce our income and earnings.  If our service is interrupted, our customers may leave us.  Historically, we have relied on one vendor, PG Technology, Inc.,  a related party, for most of our online course offerings.  We cannot be assured that they will continue to supply courses to us and we may have to find other vendors.

SYSTEM FAILURES COULD BE HARMFUL TO OUR REPUTATION AND/OR INTERRUPT OUR ABILITY TO PROVIDE SERVICES.

The continued and uninterrupted performance of our computer systems and servers is critical to our success.  Any system failure that causes interruptions, including failures that affect our ability to collect information from our data providers, could reduce customer satisfaction and would reduce the attractiveness of our services.  We also face the risk of a security breach of our computer system, which could disrupt our ability to deliver online content.

As the number of visits to our Web site increases, traffic on our Web site could strain our systems and increase the likelihood of system failures.  Damage to our computer system could delay or prevent delivery of our products and result in the loss of our customers.  Our operations are dependent on our ability to protect our computer system against damage from computer viruses, fire, flood, power loss, telecommunications failures, vandalism and other malicious acts.

 In addition, a failure of our telecommunication providers to provide the data capacity in the time frame required by us could cause interruptions in the delivery of our products. Our computer and communications hardware is located at third-party facilities, and the loss of any of this hardware or the data it contains could cause us not to be able to operate our business for a substantial period of time.

IF WE ARE NOT ABLE TO ATTRACT HIGH QUALITY PROGRAMMERS AND WRITERS, OUR GROWTH MAY BE LIMITED BY NOT BEING ABLE TO RESPOND TO TECHNOLOGICAL CHANGES.

There is intense competition for qualified computer technicians, programmers, writers and sales and marketing personnel.  If we fail to attract and retain high quality employees, it could affect our ability to respond to rapid technological change and limit our growth. Our success depends on attracting and retaining skilled personnel.  If we failure to attract and retain these specialized employees we will not be able to execute our business plan as expected.

GOVERNMENT REGULATION OF THE INTERNET OR OF THE SALE OF PRODUCTS ONLINE COULD ADVERSELY AFFECT SALES OR INCREASE OUR OPERATING COSTS.

There are currently few laws or regulations that specifically regulate communications or commerce on the Internet.  However, laws and regulations may be adopted that address issues such as pricing and the characteristics of products and services.  In addition, several telecommunications companies have petitioned the Federal Communications Commission to regulate Internet and online service providers in a manner similar to long-distance telephone carriers and to impose access fees on them.  This regulation, if imposed, could increase the cost of transmitting data over the Internet.

It may take years to determine the extent to which existing laws relating to issues such as intellectual property ownership and infringement, libel, obscenity and personal privacy are applicable to the Internet.  State tax laws and regulations relating to the provision of products and services over the Internet are still developing.  A few states have tried to impose taxes on products and services provided over the Internet.  If additional states try to do so, our operating costs may increase and we may not be able to increase the price that we charge for our products to cover these costs.  Any new laws or regulations or new interpretations of existing laws and regulations relating to the Internet could decrease the growth in the use of the Internet, decrease the demand for our web site, increase our operating expenses or otherwise adversely affect our business.

DUE TO CHANGING LAWS AND THE OPEN ARCHITECTURE OF THE INTERNET, WE MAY NOT BE ABLE TO ADEQUATELY PROTECT OR ENFORCE OUR INTELLECTUAL PROPERTY RIGHTS.

 We have licensed or copywrited certain aspects of the technology incorporated in our products including our URL’s. The validity and breadth of intellectual property claims involve complex legal and factual questions, and the resolution of such claims may be highly uncertain, lengthy, and expensive. The scope of any intellectual property rights to which we have or may obtain rights may not prevent others from developing and selling competing products. In addition, our rights may be held invalid upon challenge, others may claim rights in or ownership of our rights, and our products may infringe, or be alleged to infringe, upon the intellectual property rights of others.

OUR COMPETITORS ARE LARGER AND BETTER FINANCED THAN WE ARE AND WE MAY NOT BE ABLE TO COMPETE SUCCESSFULLY.

The markets in which we compete and other markets which we plan to enter are highly competitive and rapidly changing. We face competition from numerous larger, better capitalized and more widely known companies.   Competition may result in pricing pressure, which could adversely affect our gross margins.  These companies may be more successful than us in capturing market share.  The availability of free information services or downloads from Internet competitors may lessen the demand for our products because we charge fees for our products.

While we are not a portal company, we compete with Internet portal companies that offer free access to government-sponsored and advertiser-supported sites that provide some of the same resources that we provide.  Substantial amounts of free information are also available over the Internet and from other sources.

 Developments in Internet technology and available bandwidth are forcing Internet companies to adjust rapidly to changes in technology.  If we do not respond to rapid technological change and evolving industry standards in the web-based information and e-commerce market, we will be at a competitive disadvantage and we could lose potential customers to our competitors.  As a result, our success depends upon our ability to improve the performance, content and reliability of our products in response to both evolving demands of the online community and competitive product offerings. We cannot assure you that we will be able to do so successfully or that any enhancements or new products that we introduce will gain acceptance in the marketplace. If we are not successful or if our products are not accepted, we could lose potential customers to our competitors.

WE MAY NOT BE ABLE TO MAKE ATTRACTIVE ACQUISITIONS OR INTEGRATE ACQUIRED COMPANIES, AND OUR INABILITY TO DO SO WOULD LIMIT OUR GROWTH.

Our growth will be dependent, in large part, on our ability to make significant acquisitions of other e-learning companies.  We expect to evaluate and pursue acquisition opportunities in our business sector and other sectors on terms we consider favorable.  We cannot be sure that we will identify attractive acquisition opportunities.  If we do, we cannot be certain that we will be able to complete these acquisitions on commercially acceptable terms.

If we acquire another business, we could have difficulty integrating its operations, systems, management and other personnel and technology with our own.  These difficulties could disrupt our ongoing business, distract our management and employees, increase our expenses and affect our results of operations.  Even if these difficulties could be overcome, we cannot assure you that the anticipated benefits of any acquisition would be realized.  In addition, we may incur debt or issue equity securities to pay for any future acquisitions.  The issuance of equity securities could be dilutive to existing stockholders and could reduce the value of their shares.

IF THE INTERNET FAILS TO GROW AS A COMMERCIAL MEDIUM AND TO DEVELOP AS A SAFE PLACE FOR COMMERCIAL TRANSACTIONS, OUR CUSTOMERS MAY NOT BE WILLING TO PURCHASE OUR PRODUCTS ONLINE.

Our success depends in large part on the growth and success of the Internet infrastructure as a reliable network backbone that provides adequate speed, data capacity and security.  Sales of our web-based products are tied to the adequacy of the Internet infrastructure and the continued growth and commercial viability of the Internet.  Our success also depends on the timely development of products, such as high-speed modems, that enable reliable Internet access and services. The Internet may continue to experience significant growth in the number of users, frequency of use and amount of data transmitted.

Internet infrastructure may not be able to support the demands placed on it and the performance or reliability of the Internet may be adversely affected by this continued growth. In addition, the Internet could lose its commercial viability if the number of people who use the Internet does not continue to grow. A number of factors, including unreliable service, unavailability of cost-effective, high-speed access to the Internet or concerns about security, could impede this growth. The infrastructure or complementary products and services necessary to maintain the Internet as a viable commercial medium may not be developed, and the Internet may not continue to be a viable commercial medium for us.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. For example, statements included in this prospectus regarding our financial position, business strategy and other plans and objectives for future operations, and assumptions and predictions about future demand for our services and products, supply, costs, marketing and pricing factors are all forward-looking statements. When we use words like "intend," "anticipate," "believe," "estimate," "plan" or "expect," we are making forward- looking statements.

We believe that the assumptions and expectations reflected in the above stated forward-looking statements are reasonable, based on information available to us on the date of this prospectus, but we cannot assure you that these assumptions and expectations will prove to have been correct or that we will take any action that we may presently be planning. We have discussed certain important factors that could cause our actual results to differ materially from our current expectations under "Risk Factors" and elsewhere in this prospectus. You should understand that forward-looking statements made in connection with this offering are qualified by these factors. We are not undertaking to publicly update or revise any forward-looking statement if we obtain new information or upon the occurrence of future events or otherwise.

You should not rely on forward-looking statements because they are subject to these known and to other unknown risks that may cause our actual results to differ materially from those contemplated by the forward-looking statements.  These include, for example:

·

general economic and business conditions, both nationally and in our markets;

·

assumed growth in usage of the Internet;

·

assumed growth in the number of online students;

·

our expectations and estimates concerning future financial performance,

               financing plans and the impact of competition;

·

anticipated trends in our business;

·

existing and future regulations affecting our business;

·

our acquisition opportunities; and

·

other risk factors discussed above starting on page 7 of this prospectus.

     You are cautioned not to place reliance on forward-looking statements, which reflect management's analysis only as of the date of this prospectus.  We assume no obligation to update forward-looking statements.

USE OF PROCEEDS

     The shares of common stock covered by this prospectus are to be sold by our shareholders and we will not receive any proceeds from their sales other than what we may receive pursuant to our Investment Agreement if we choose to put shares to Goldbridge subject to the terms and conditions of that agreement. We intend to use the proceeds from puts to Goldbridge for working capital and other general corporate purposes.

DETERMINATION OF OUR SHARE PRICE

Before this offering, there has been no public market for the shares of our common stock.  Accordingly, the price of the common shares stated in this prospectus, $1.00, was determined by an arbitrary process based upon our internal, subjective evaluation.  Among the factors considered in determining the initial estimated price of the common shares were:

1.

Our history and our prospects;

2.

The industry in which we operate;

3.

The status and development prospects for our proposed products and services;

4.

Our past and present operating results;

5.

The previous experience of our executive officers; and

6.

The general condition of the securities markets at the time of this offering.

The offering price stated on the cover page of this prospectus should not be considered an indication of the actual value of the shares of common stock offered in this prospectus.  That price is subject to change as a result of market conditions and other factors, and we cannot assure you that the common stock can be resold at or above the initial public offering price.

SECURITY HOLDERS

     At July 25, 2001 there were 2,630,000 shares our common stock outstanding, which were held by approximately 25 shareholders of record.

DIVIDEND POLICY.

We have not paid any dividends on our common stock, and it is not anticipated that any dividends will be paid in the foreseeable future.  Our board of directors intends to follow a policy of using retained earnings, if any, to finance our growth. The declaration and payment of dividends in the future will be determined by our board of directors in light of conditions then existing, including our earnings, if any, financial condition, capital requirements and other factors.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.

The following discussion should be read along with our financial statements, which are included in another section of this document.  This discussion contains forward-looking statements about our expectations for our business and financial needs.  These expectations are subject to a variety of uncertainties and risks that may cause actual results to vary significantly from our expectations.  The cautionary statements made in this Report should be read as applying to all forward-looking statements in any part of this prospectus.

We were incorporated on June 28, 2000 as a Texas Corporation. Our principal office is located at  1240 Blalock Road, Suite 170, Houston, Texas 77055.  Any reference in this document to “the Company,” "our", “we” or “us” refers to A Time To Grow, Inc.

We provide Web based courses and services designed to meet the training needs of individuals, businesses and organizations.  We sell our courses on the Internet and through direct sales channels.  We derive our revenue from subscriptions to our course content.  Our expenses consist primarily of marketing costs, cost of procuring goods from third parties, management expenses and product development costs.  Following the offering, we intend to invest funds received under the Goldbridge Investment Agreement, if any, in the development of additional courses and in the production of an infomercial describing and marketing our product offerings.

Results of Operations for year ending December 31, 2000.

As of December 31, 2000, we had no cash reserves and no other liquid assets or resources.  On June 30, 2001 we had cash reserves of $3,624.  Our liabilities consisted of a Note due to a shareholder in the amount of $32,124.  We have been dependent on The Internet Business Factory, Inc., an Internet incubator, to provide sufficient working capital for operations, product development and deployment of our products at all times prior to June 30, 2001.  We will be responsible for our own expenses and development following that date.  If we are not able to raise sufficient capital through our investment agreement with Goldbridge Capital or through other investment activity, we may not be able to successfully implement our business plan.  We may need to depend upon shareholder loans or investment to fund operations.

Results of Operations

We began the development of our product, Web sites and content resources in late June of 2000.  Because we did not launch the marketing of our product during this period, we did not have any revenues or profits through the period ending June 30, 2001. We have not yet realized revenue from the sale of our products and have been dependent on capital contributions and our incubator company to cover operational and development costs.  We invested a total of $42,000 in all aspects of the business during the period ending December 31, 2000, and $26,000 during the first two quarters of 2001.  During these periods we were able to use common stock to pay for most of this expense.  We issued 750,000 shares of common stock to IBF for the services they would render in providing management, development, software and marketing services.  They remain a beneficial owner of over 5% of our common shares.  We issued 250,000 shares to William Carmichael for research and management services.  We issued 250,000 to PG Technology for technology services and Web hosting as well as for the provisioning of our course content.  In addition, we issued 260,000 shares of common stock to eight other individuals for services they provided in the development and deployment of our products.

We had a net loss of $79,726 for the period ending December 31, 2000 and a net loss of $40,400 for the first two quarters of 2001.  This represents a loss of $0.04 per share for the period ending December 31, 2000 and $0.02 per share for the first two quarters of 2001.  We have very limited liquidity and have been dependent on The Internet Business Factory for the development and deployment of our product, software platform and content.

We have developed our Web site and e-commerce tools, obtained the contract rights for up to 2,000 licenses for course content to populate the site for the Institute of Technology.  Because this Registration Statement covers our first fiscal year, we are unable to compare performance to earlier periods.  We feel that we are now ready to begin the process of delivering our product to the marketplace effectively and that this can be done profitably if we complete our funding goals as discussed elsewhere in this filing.  If we are unable to procure additional funding we may not be able to complete the development of our business plan and may not be able to continue as a going concern.

Plan of Operations

We plan to use the proceeds that we may receive from the sale of shares to Goldbridge Capital to market our products using an infomercial and to implement our business plan.  We anticipate production costs of $75,000 for the infomercial and a minimum media investment of $150,000 for air time.  In addition, we will begin to develop our own proprietary content in addition to the content we provide from third-party outside vendors.  If the infomercial is successful, we expect sales revenue to be sufficient to make us profitable within one year.  We would define success, in this regard, as the procurement of 50,000 or more new subscribers.  With these funds we will expand the variety of content we are able to offer and begin the process of developing proprietary content that will be owned by us.

Despite our efforts, we may not be successful in implementing our vision based on the recent trends within the Internet industry, particularly with respect to consumer oriented content providers and e-commerce companies.  Beginning in early 2000 and continuing into 2001, a significant number of these companies began to experience financial difficulties, which included dropping share prices, layoffs or closures and lack of profits.  In addition, many Internet companies have sought combination with their competitors or with more traditional “brick-and-mortar” companies in an effort to survive.  Many Internet companies are running deep losses and have spent heavily on marketing, customer acquisition, personnel and product development only to experience cash shortages prior to reaching profitability.  We may be affected by similar market conditions.

Liquidity and Capital Resources

In 2000 and the first two quarters of 2001, we were funded and operated completely within the confines of an Internet incubator, The Internet Business Factory, Inc.  We depended on the liquidity and resources of the incubator for all development, personnel, licensing, hardware, bandwidth and operating costs.  As of December 31, 2000, we had total assets of $62,400 and $30,000 in current liabilities.  As of June 30, 2001 we had total asset of $51,624 and $32,124 in current liabilities.  We had a net loss of $79,726 for the period ended December 31, 2000 and $40,400 for the first two quarters of 2001.  Negative cash flow from operating activities for the period ended December 31, 2000 was $42,000.

To fund the development and implementation of our business plan, we issued 1,260,000 shares of common stock for services, including shares issued to the Internet incubator.  In addition, we sold 105,000 shares of common stock to accredited investors under an exemption to registration for $13,500.  In addition, we issued a promissory note for $32,124 to the founding shareholder for services rendered on our behalf for which we were not able to compensate the shareholder in cash.  These services included the drafting and development of the business plan, a private placement memorandum and other management, planning and legal services.

We will have to succeed in our debt and equity financing activities in the year ahead in order to complete and execute on our business plan.  Our working capital requirements and cash flow from operations are expected to vary from quarter to quarter, depending on the success of marketing activities, operating expenses, capital expenditures and other factors.  We will need to raise substantial additional capital in order to succeed and to continue in business.  Since inception, we have experienced negative cash flow from operations and will continue to experience negative cash flow for some time in the future.  It is not expected that the internal source of liquidity will improve until significant net cash is provided by operating activities, and until then, we intent to rely upon external sources for liquidity.  As of June 30, 2001, our sources of external and internal financing are limited.  Our primary source of capital is currently our founding shareholder, Jonathan Gilchrist and a limited number of accredited investors.

In the first two quarters of 2001 we received a total of $1,500 from a total of ten accredited investors who purchased a total of 15,000 shares of our common stock at $0.10 per share.  These shares were issued under an exemption from registration contained in Section 4(2).

Our financial statements are prepared using principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  However, we do not have significant cash or other material liquid assets, nor do we have an established source of revenue sufficient to cover our operating costs and to allow us to continue as a going concern.  We may, in the future, experience significant fluctuations in our results of operations.   We will be required to obtain additional debt and equity financing or our illiquidity could suppress the value and price of our shares if and when a market for those shares becomes available.  However, our offerings of securities may not be undertaken, and if undertaken, may not be successful or the proceeds derived from these offerings may be less than anticipated and/or may be insufficient to fund operations and meet the needs of our business plan.  Our current working capital is not sufficient to cover cash requirements for the for the fiscal year ending June30, 2002, or to bring the us to a positive cash flow position.  It is possible that we will never become profitable and will not be able to continue as a going concern.

GOLDBRIDGE CAPITAL, LLC, INVESTMENT AGREEMENT

We entered into an Investment agreement with Goldbridge Capital, LLC, on March 13, 2001 for the sale of up to six million shares of common stock to Goldbridge under a series of puts over a two year period under Rule 415.  In addition, we issued two hundred thousand shares to Goldbridge for consulting services provided to the Company in preparation for the filing of the registration statement on Form SB-2 to which this prospectus relates.  The remaining six million shares will be held by us until such time as we decide to put these shares to Goldbridge under Rule 415.

Following the effective date of this registration, we will have the right to decide whether to sell shares to Goldbridge under the investment agreement or not.  When we decide to make a put to Goldbridge, they are required to buy the shares we put to them under the terms of the Investment Agreement.  We may decide in the future to sell all, part or none of the six million shares allotted under this agreement.  If a market does not develop for our stock with sufficient trading volume to put shares to Goldbridge, we will be unable to put any of the shares even if we wished to do so.  Each put is limited to 15% of the trading volume during the 20-day pricing period, which begins on the put date.

The amount we receive from Goldbridge when we make a put will be determined by the multiplying 0.9 times the lowest closing bid price during the 20-day pricing period.  If our stock fails to trade at the level of $1.00 or more, we will realize less proceeds from the sale of stock to Goldbridge than we otherwise would receive.  For example, if the lowest closing share price during a put period is $0.60 we would receive only $0.54 per share.  By contrast, if the lowest closing bid price during that same period is $1.00, we would receive $0.90 per share.

Our ability to put shares of our common stock to Goldbridge and Goldbridge's obligation to acquire and pay for the shares of our common stock is subject to several conditions and limitations, including, but not limited to, the following:

(a)

The registration statement, of which this prospectus forms a part, will have been declared effective by the SEC prior to the first date we put our common stock to Goldbridge.

(b)

Our registration statement will have previously become effective and will remain effective on each put date and (i) neither we nor Goldbridge will have received notice that the SEC has issued or intends to issue a stop order with respect to the registration statement or that the SEC otherwise has suspended or withdrawn the effectiveness of the registration statement, either temporarily or permanently, and (ii) no other suspension of the use or withdrawal of the effectiveness of the registration statement or related prospectus will exist.

 (c)

Our representations and warranties to Goldbridge as set forth in the Investment Agreement must be true and correct in all material respects as of the date of each put (except for representations and warranties specifically made as of a particular date).

 (d)

We must perform, satisfy and comply in all material respects with all covenants, agreements and conditions required by the Investment Agreement, and the registration rights agreement, dated March 13, 2001.

(e)

The trading of our common stock will not have been suspended by the SEC or the NASD and our common stock will have been approved for listing or quotation on and will actually be listed or quoted and not have been delisted from the OTC Bulletin Board or it’s the principal market on which our common stock is quoted.

(f)

We will have caused to be delivered to Goldbridge, upon the delivery of a put advance purchase notice, an opinion of counsel in form and substance reasonably acceptable to Goldbridge relating to the issuance of our common stock.

(g)

If for any reason, Goldbridge Capital does not continue in business or cannot or will not fulfill its obligations under the Investment Agreement, we will be unable to make the anticipated puts to them.

We may not be able to satisfy all of the conditions required under the Investment Agreement.  We currently do not meet the requirements to make a put.  The amount of shares that we can put to Goldbridge depends on our trading price and trading volume.

We have filed a registration statement, of which this prospectus forms a part, in order to permit Goldbridge to resell any common stock it buys pursuant to the Investment Agreement after it has purchased the shares we decide to put to Goldbridge. We will prepare and file amendments and supplements to the registration statement as may be necessary in accordance with the Securities Act and the rules and regulations promulgated under it.

Goldbridge Capital is an “underwriter” within the meaning of the Securities Act in connection with the sale of the put shares registered under Rule 415.  Broker-dealers who act in connection with the sale of the common stock may also be deemed to be underwriters.  Profits on any resale of the common stock as a principal by such broker-dealers may be deemed to be underwriting discounts and commissions under the Securities Act.  Any broker-dealer participating in such transactions as agent may receive commission from the selling security holders (and, if they act as agent for the purchaser of our common stock, from such purchaser).  Broker-dealers may agree with the selling security holders to sell a specified number of shares of our common stock at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for any of the selling security holders, to purchase as principal any unsold common stock at the price required to fulfill the broker-dealer commitment to any of the selling security holders.  Broker-dealers who acquire common stock as principal may resell the common stock from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market, in negotiated transactions or otherwise, at market prices prevailing at the time of the sale or at negotiated prices, and in connection with such re-sales may pay to or receive from the purchasers of such common stock commissions computed as described above.  We will not receive any proceeds from the sale of the common shares registered in this prospectus.  We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees.

DESCRIPTION OF BUSINESS

Company Overview

We provide Web-based courses and services designed to meet the training needs of business, small and home offices and individuals.  We offer a high-quality, interactive learning experience over our customer’s computer networks and Internet browser.  Our courses allow users to learn in a self-paced and flexible manner anywhere and at any time.  Our catalogue of courses includes over 400 class choices on a broad range of topics including information technology, desktop computing, business skills and home office and business principals and practices.  We distribute our courses directly over the Internet.  We believe our extensive course offerings, unique pricing model and high-exposure marketing will earn us a significant position in the e-Learning market.

A Time To Grow, Inc., was incorporated on June 28, 2000 in Houston, Texas, as a Texas Corporation.  We may be contacted by writing to: A Time To Grow, Inc., 1240 Blalock Road, Suite 150b, Houston, Texas 77055.   Any reference in this document to “the Company,” “we” or “us” refers to A Time To Grow, Inc.  We are a development stage company that has been built and developed by The Internet Business Factory, Inc., and an Internet incubator.  Our Web site is www.ATimeToGrow.com.

Description of Our Courses

We provide online training and education, or e-Learning, targeted at the consumer education market.  When fully implemented, it will offer three categories of online training materials aimed at three inter-related markets:

·

The “lifelong learning” segment; this product is sold on a subscription basis, which offers unlimited access to one of three content categories: The Institute of Technology; The School of Business; or the College of Personal Development.

·

The “continuing professional education” segment; this product will address the needs and interests of those professionals who are required to take continuing education classes each year to maintain their license or certification.

·

The “corporate training” segment; this product provides a platform for companies to use in delivering their proprietary training materials to employees, customers, vendors or consumers.

1.

 Lifelong Learning.  The lifelong learning content we provide is organized into three topical categories:  The Institute of Technology; The School of Business; and The College of Personal Development.  Each category will contain hundreds of classes to which a user can subscribe and receive unlimited access for a monthly subscription fee.

A.

The Institute of Technology.  The Institute is be the most robust of the content categories we offer.  Today we can deliver over a hundred interactive technical classes covering topics such as programming languages, Web design, management information systems, MCSE certification and much more.  We will continue to add to the catalogue of courses available through the Institute of Technology as funds are available.

B.

The School of Business.  Small business and home business owners must make legal and financial decisions related to a diverse body of knowledge.  These decisions include the type of entity they should use; how to create financial statements; how to write a business plan; how to obtain financing or what labor and employments laws apply to their business.  The School of Business is being designed to address the practical needs of small business owners.  Classes will be provided in practical subject matter dealing with core areas of small business operations.  In addition, desktop computing classes, such as word processing, accounting, and other office software classes will be available through the School of Business.

C.

College of Personal Development.  In this category, classes related to family, retirement, relationships, child rearing and personal finance will be offered.  In addition, subscribers will be able to explore classes related to life’s deeper meaning and purpose, travel, languages and the arts.  There will also be materials aimed at the tutoring needs of primary and secondary school students.

2.

Professional Education.  Millions of professionals are required to take continuing education classes each year to maintain their professional certification.  This includes lawyers, accountants, nurses, realtors, teachers, engineers and many others.  These professionals are often pressed for time and resources and are looking for flexible efficient options for professional training.   We will use professionals in each category to write courses that address current needs of such professionals for relevant content, which we will deliver through its online training program.

            3.

Corporate Training.  Corporate training is currently a multi-billion business in the United States.  It is moving to online delivery of content faster than any other educational category because businesses are driven by cost efficiencies.  We are preparing to deploy corporate training software, which will allow us to support the needs of business clients who want host and deliver proprietary content to employees, vendors, customers and consumers.  In addition, many corporations will want to deliver our off-the-shelf office and/or technology courses to their employees.   This allows the employee to access information when it’s needed and reduces the need for costly off-site training.

          Our Growth Strategy

           In today’s rapidly changing and competitive business environment, business leaders recognize that employee training can provide a significant competitive advantage.  In order to gain this advantage, businesses are investing increased amounts in training courses.  International Data Corporation estimates that the U.S. corporate market for training and education presented over the Internet will increase from $550 million in 1998 to over $11.4 billion by 2003, an 83% compound annual growth rate.  We believe that Web-based training will be attractive to businesses and individuals due to its flexibility, convenience and ease of use.  In addition, online training often proves more economical than traditional training alternatives.  Historically, training courses have been marketed primarily to large organizations.  However, with the rapid adoption of the Internet in all businesses, it is now economically feasible to provide high quality training to individuals, small business and home business owners.  We believe that these markets can be penetrated economically and profitably.

            We obtain our content from third parties.  This enables rapid, cost-effective course creation and allows us to deliver a much larger variety of courses to our subscribers than would be possible if we attempted to develop all of our coursed ourselves.  By using third-party content, we can create a large number of courses covering a variety of topics without the expense of maintaining a large editorial and research staff.  We are also able to respond more quickly to changing client needs.

            Our highly interactive courses allow users to learn by experience, offering frequent opportunities for practice in the form of simulations and exercises.  We also incorporate graphics and animation to gain and maintain user’s interest throughout each course.  We present all our courses in a standard format that enables users to become familiar with the course interface, and enhancing ease of use.  Our technology keeps track of user’s progress throughout a course.  This enables users to stop working at any time while taking a course and later resume, without losing any information and without having to start over from the beginning.

            Our courses can also be used as an ongoing reference source.  Each course contains an index that allows users to go directly to the information they want to use without working through the other portions of the course.  This immediate access to specific course content reduces training time by allowing users to focus on those areas in which they possess specific interest.

            Our diverse online catalog includes courses designed to meet the training needs of large and small businesses and other organizations as well as home office users.  Approximately 80% of our courses relate to information technology and desktop computing topics.  We also offer courses related to small business policy and operations.

            Analysis of our Market

WR Hambrecht & Co. estimates the training and education market at $772 billion in the US; the corporate training market at $66 billion and the professional education market at $12 billion.  The training and education sectors combined represent 9% of the GNP, second only to health care.  A 1999 benchmark study of 501 U.S. companies, conducted by the American Society of Training and Development, shows a year-to-year increase in spending on e-Learning and a direct relationship between company performance and spending on training.  When a company spends more on training, it reports improvements in business performance.  The study also shows that higher performing companies provide training to a greater percentage of their employees.

Researcher Brandon Hall, PhD, notes that, “[b]oth information technology and telecommunications are driving the need for e-Learning and at the same time creating the means to accomplish it.   If knowledge is a corporate asset, then training must be viewed as both a strategic initiative and competitive advantage.”  Online training is proving to be more cost effective, more time efficient and more effective as a training media than traditional alternatives.  One study found that a traditional 28-hour lecture/lab class could be taught in 11.2 hours online – a 60% time savings for the employee.  Forbes magazine reports that, “most big companies are sold on the idea that continual training and retraining of employees pays off big.”

WR Hambrecht reports that, “In the last four decades, economic and technological forces have transformed the U.S. economy from a production-based economy to a service-based economy.  In the old economy, corporate value and value creation were defined primarily through physical and financial results.  The new economy puts a premium on intellectual capital.  However, the life of knowledge and human skills today is shorter than ever, increasing the pressure to remain at the forefront of education and training throughout a career.  In the midst of globalization and technological revolution, four-year degrees are just the beginning of a forty-year continuing education.  Life-long learning may be considered merely a buzzword today, but we believe it will become an imperative.

           Our market opportunity.

We believe that Web-based learning is a most attractive training alternative for business and educational tool for individuals.  Today’s business environment changes rapidly with many of those changes being driven by changes in technology.  Businesses and individuals seeking to compete in this changing environment often look for efficient training and educational materials.  Our courses can be accessed at home or at the office so learning can take place in the most cost-efficient environment.

Historically, training products and seminars have been marketed primarily to large organizations because they are the largest individual customers of training.  However, with the rapid adoption of the Internet and the growing importance of technology, more individuals and small businesses are now required to learn new technologies.

We believe that new opportunities exist in these markets that have not been fully developed by competitors.  The needs of businesses and individuals to compete in a technologically driven business climate has created a new consumer market for technical training and education products.  Small business owners and their employees face technical challenges with desktop computing and office technology.

Our courses and business model allow us to address this small business and consumer market effectively.

Our Competitive Strengths

We believe that our competitive strengths include:

·

We offer a broad variety of courses.  Our more than 400 courses give users a wide range of topics to chose from.  In most subjects we offer a number of courses from introductory to advanced levels.

·

Our Web-based courses are cost-effective.  Clients have the option of subscribing to our entire catalog of online courses for a single monthly fee, (currently $20.00 per month).  This gives the user unlimited access to our courses.

·

We have multiple Sales and Marketing Channels.  We currently market our courses through our Web site and in partnership with online service providers.  We are also planning to produce an infomercial to mass-market our product to the consumer markets.  In addition, we will have direct sales agents who will be paid on a commission basis for sales of our product.

·

We obtain our courses from third-party vendors.  We obtain the content for our courses from third-party vendors.  This gives us rapid access to new courses and new content as it is developed.  By using third-party vendors for our courses, we can offer a large number of courses without incurring significant capital costs for course development.

·

Our business is easily scalable.  Because we only have to pay for new content as we acquire new customers, we can add new customers easily and quickly.  We do not have to make a large investment in new content or software licenses related to the acquisition of new customers.

We may encounter problems similar to those recently experienced by other Internet Companies.

The Internet provides a global connection to millions of computers that enable businesses, educational institutions, non-profits and families to access and share information.  The educational content we provide will be delivered over this network.  The Internet was born in an academic environment in 1969 when universities first connected their super-computers using Internet protocols.  Today, commercial organizations and individual users dominate the Internet because recent changes which include improved processor speeds, more powerful Web browsers and greater bandwidth have allowed the Internet to become an integral part of many people’s business and personal lives.  Yet these same changes have provided a platform upon which e-Learning has now become one of the fasted growing segments of the Internet economy.

Despite the rapid growth of Internet usage and the continued introduction of new technologies, a large number of Internet companies have announced reduced earnings projections, layoffs and even closures in the last twelve months.  Stocks of Internet companies have generally declined in the previous twelve months due to a number of factors including “irrational exuberance” in the public markets prior to the slowdown in the market; large losses incurred by many Internet companies; a tightening of the financial markets, a loss of consumer confidence and investor confidence and the inability to establish profitable operations.

Our results and success in the marketplace will be affected by market conditions, public perception of Internet companies and the success or failure of competitors in the e-Learning business sector.

Competition

There are a significant number of competitors in the e-Learning space including some well-financed and well established public companies.  Most current competitors have focused their business model on marketing products to Fortune 1,000 companies or academic courseware.  There are fewer large competitors targeting the general consumer market we target.  However, competition will affect the our ability to gain market share and succeed with our business model.

The online training market is highly fragmented, with no single competitor accounting for a dominant market share.  However, competition is intense.  There are no significant barriers to entry in this sector and new competitors could enter the market quickly.  Companies with significantly greater financial resources are acquiring competitors and consolidating market share.  This will create additional competition for us.  We believe that that the following factors will shape competition in the months ahead:

1.

the ability to provide an effective training solution that meets the perceived need of clients;

2.

the variety and quality of course offerings;

3.

competitive pricing;

4.

the quality of customer service;

5.

brand recognition and company reputation;

6.

the success of our marketing strategies.

Some of the leading competitors in the e-Learning sector include:

1.

Sentra Software, Inc. [CTRA]:  Sentra focuses on developing and deploying software solutions for Fortune 2000 companies that support the corporate training needs of these companies.  Its software is sold on a rental or purchase basis starting at $25,000.  It is supported by idealab! and Goldman Sachs Group.   Sentra is an infrastructure company that focuses on the largest corporate clients.

2.

Click2Learn.com [CLKS]:  Click2Learn is a market leader in the e-learning marketplace.  It has established relationships with a significant portion of the Fortune 500 companies and is working to establish its online ASP training model.  It offers a complete suite of authoring tools including ToolBook II, and ToolBook Assistant.   Click2Learn provides content to its corporate clients through courses that it has aggregated at its learning portal.  Its primary focus is IT and technical training for its corporate partners.  Its application development and consulting services account for 55% of its revenue.

3.

DigitalThink, Inc. [DTHK]:  DigitalThink is an early leader in the corporate IT training space.  That company has established valuable partnerships with Fatbrain.com, Ariba, and Itraware who distribute its products.  Its primary markets are programmers, software developers, system administrators and technical engineers in the technology, financial services, healthcare and retail industries.  Its clients are primarily Fortune 1000 companies.  Its courses are tutored or mentored by live instructors.  About 60% of revenue comes from custom-built solutions.  DigitalThink courses are delivered by the Internet only and are 100% outsourced by the company.  Courses are offered by individual title and sell for between $195 and $450 per 15-20 hour course.

4.

Saba Software, Inc. [SABA]:  Saba offers a learning management software platform that has been licensed to over 2 million users.  Its target market is Global 5,000 companies, government agencies and learning institutions.  Saba also offers a full range of management consulting, business process reengineering, and support services.  Saba partners with other category leaders to resell the aggregated content of these companies to its corporate clients.

5.

SmartForce PLC [SMTF]:  SmartForce develops and markets off-the-shelf and customized e-learning solutions targeting Fortune 5000 companies and government agencies.  It competes in all three major market segments: content, technology and services.  It is currently trying to build an online business degree program.  They receive content from Cisco, Microsoft, Intel, Novell, SAP, Oracle and others.

DESCRIPTION OF PROPERTY.

We own no real property.  Our officers are currently being furnished to us on a rent free basis from our founding shareholder, Jonathan Gilchrist,  at 1240 Blalock Road, Suite 170. Houston,  Texas 77055.  We have approximately 1,000 square feet of office space and high-speed Internet connection and equipment that we expect to be sufficient to implement our business plan over the course of the next year.  Our servers and content are co-located at PG Technology, Inc. in League City Texas.

LEGAL PROCEEDINGS.

We are not a party to any material pending legal proceedings and, to the best of our knowledge, no such action by or against us is contemplated, threatened or expected.

TRANSFER AGENT

Out transfer agent is Transfer Online, Inc. located at 227 South West Pine Street, Suite 300, Portland, Oregon, 97204.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.

MANAGEMENT

The following table sets forth certain information regarding the members of our board of directors and its executive officers:

Name	Age	Position

Jonathan C. Gilchrist	49	Chairman and Chief Executive Officer

William Carmichael	46	Director and Chief Operational Officer

Tommy Waldrop	43	Director and Chief Technology Officer

Our directors hold office until the next annual meeting of our shareholders or until their successors are duly elected and qualified.  Our executive officers serve at the pleasure of the Board of Directors.  Set forth below is a summary description of the principal occupation and business experience of each of our directors and executive officers for at least the last five years.

Jonathan C. Gilchrist – Mr. Gilchrist is our primary founder and has served as our Chief Executive Officer and a Director since June 28, 2000.   Prior to our incorporation, Mr. Gilchrist held various offices with iExalt, Inc., (OTC BB: IXLT).  After founding iExalt, with four other business leaders, Mr. Gilchrist served at different times as a Director, Chief Operating Officer, Secretary, Executive Vice President and General Counsel iExalt.  His employment with iExalt ended on December 31, 2000.  In 1999 Mr. Gilchrist founded The Internet Business Factory, Inc., a Nevada corporation and serves as its Chairman and Chief Executive Officer.  Prior to founding iExalt, Mr. Gilchrist served as President of The American Law Network, LLC, which he helped found in November 1997.  From 1993 to 1997, Mr. Gilchrist worked as an attorney for the law firm of Orgain, Bell & Tucker, LLP.  He is a graduate of the University of Alabama School of Law and worked as an attorney for Exxon Company, USA from 1990 to 1993.

William Carmichael – Mr. Carmichael has served as our Chief Operational officer and a Director since June 30, 2000. Mr. Carmichael brings with him a small business management and Internet development background.  In 1999 he founded The American Song and Book Company, Inc., which is an Internet e-commerce business.  In 1998 Mr. Carmichael served for a short time as the Director of Marketing for iExalt, Inc. before founding MannaBeach.  From 1996 through 1999 Mr. Carmichael worked in the sales and marketing division for TechQuip, a Houston based technical equipment retailer and, from 1990 to 1995, managed of his own construction business.

Tommy Waldrop – Mr. Waldrop has served as our Chief Technology Officer and a Director since June 30, 2000. Mr. Waldrop currently serves as President and CEO of PG Technologies, a Texas corporation company, and co-founded MarinaSky.net, a Texas Corporation. Twenty-two years of experience in the communication technology have given Mr. Waldrop exceptional skills in the areas of systems design, project management and problem solving.  He was a founder and the initial VP of Network Architecture and Engineering for Allied Riser Communications Corporation, (NASDAQ: ARCC).  Prior to assisting in the development of ARCC, Mr. Waldrop co-founded MFS Datanet, company, where he served as SR. Director of National Technical Support.  He helped deploy the first national Asynchronuous Transfer Mode Network.  Immediately before founding PG Technology, Mr. Waldrop served as the Chief Technology Officer of iExalt, Inc., (OTCBB IXLT), where he designed and supervised the development of their national ISP network.

Within the last five years, no director, officer, significant employee or consultant has been convicted in a criminal proceeding, exclusive of traffic violations.  Similarly, no bankruptcy petitions have been filed by or against any business or property of any director, officer, significant employee or consultant nor has any bankruptcy petition been filed against a partnership or business association where these persons were general partners or executive officers.  No director, officer, significant employee or consultant has been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activity.

EXECUTIVE COMPENSATION

Our directors have not been provided cash compensation for their services as directors; however, upon our inception, we issued 500,000 shares of our common stock to Mr. Gilchrist, we issued 250,000 shares of our common stock to Mr. Carmichael and Mr. Waldrop beneficially owns 250,000 shares of our common stock, which we issued to him on December 1, 2000 for services provided to us during the fiscal year by PG Technology, Inc.

STOCK OPTION PLANS

We do not have any long-term compensation plans or stock option plans.

EMPLOYMENT AGREEMENTS

         We do not have any written employment agreements with our employees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The following table sets forth the beneficial ownership of the shares of our common stock as of the close of business on June 30, 2001 of each person known by us to own beneficially five percent or more of our common stock and of each of our directors and our officers and directors as a group. For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13(d)-3 of the Securities Exchange Act of 1934, under which a person is considered to be a beneficial owner of a security if such person has or shares the power to vote or to direct the voting of the security or the power to dispose or to direct the disposition of the security, or if that person has the right to acquire beneficial ownership of that security within 60 days through the exercise of any option, warrant or conversion of a security.

NAME	TOTAL SHARES OF COMMON STOCK BENEFICIALLY OWNED	PERCENTAGE OF CLASS(2)

Jonathan Gilchrist[1] 1240 Blalock Road, Suite 150, Houston, Texas.	1,450,000[1]	55.1%
William Carmichael[3] 880 Grinders Creek Rd. Hohenwald, TN 38462	250,000	9.5%
Tommy Waldrop[4] 2951 Marina Bay Blvd., League City, Texas 77573	250,000	9.5%
LSHDI.com, Inc.[5] 6524 San Felipe, Suite 252, Houston, Texas 77057	325,000	12.3%
Goldbridge Capital, LLC[6,2] 1240 Blalock Road, Suite 150, Houston, Texas.	200,000	7.6%
Internet Business Factory[1] 5300 W. Sahara Avenue, Suite 100, Las Vegas, Nevada 89146.	750,000	28.5%
All officers and directors as a group ( 3 persons)	2,950,000	74.1%

(1)

Jonathan Gilchrist, our Chief Executive Officer and one of our directors directly owns 500,000 shares of our common stock. Mr. Gilchrist is also a principal of Goldbridge Capital LLC with whom we entered into our Investment Agreement and, as such, maintains shared voting control of 200,000 shares of common stock owned by Goldbridge. Mr. Gilchrist also holds shared voting control over 750,000 shares of common stock issued to The Internet Business Factory, Inc. ("IBF"), a Nevada corporation, which served as our Internet incubator.  Mr. Gilchrist is the founder and Chief Executive officer of IBF and a major shareholder.

(2)

This figure does not include up to 6,000,000 shares of common stock that we may issue to Goldbridge under our Investment Agreement.

(3)

Mr. Carmichael is our Chief Operating Officer and is a member of our board of directors.

(4)

Mr. Waldrop is our Chief Technology Officer and is a member of our board of directors.

(5)

LSHDI.com, Inc., is a Texas corporation having its principal place of business at 6524 San Felipe, Suite 252, Houston, Texas 77057.  It is a 501(c)(3) non-profit organization.

(6)

Goldbridge Capital, LLC, is a Texas limited liability company.  Mr. James W. Carroll serves as President of Goldbridge Capital.

(7)

The Internet Business Factory, Inc. is a Nevada corporation.  Jonathan Gilchrist is its founder and President.  His duties at The Internet Business Factory include voting our shares on any matter submitted to the shareholders for a vote.

RELATIONSHIPS AND RELATED TRANSACTIONS.

The following are brief descriptions of transactions between us and any of our directors, executive officers or shareholders known to us to own beneficially more than 5% of our shares, or any member of the immediate family of any of those persons.

At inception, we entered into an agreement with The Internet Business Factory, Inc. ("IBF") to provide support services, financing, software development, equipment, staff and incubation services for the development of our business plan.  Our founder, Jonathan Gilchrist, CEO and Chairman of the Board, is also the founder of IBF and its CEO.  Mr. Gilchrist is the beneficial owner of over 10% of the equity and a controlling shareholder of IBF as well.  We issued 750,000 shares to the IBF at inception for services to be provided to us.  We valued those services at $75,000 with $60,600 of those services provided in the year 2000 and $14,400 in the first two quarters of 2001.  IBF has supplied all personnel for us including management, marketing and product development staff.  In addition, it has provided or paid for Web development, Web hosting, bandwidth and other operating expenses incurred.  Mr. Gilchrist is also a principal of Goldbridge Capital LLC with whom we entered into our Investment Agreement and, as such, maintains shared voting control of 200,000 shares of common stock owned by Goldbridge.

On December 28, 2000 we executed a promissory note for $32,124 in lieu of cash to compensate Mr. Gilchrist, our CEO for services rendered to us from the date of inception through the date of the note.

Our Web site and content database(s) are located at PG Technology, Inc., a Houston ISP.  250,000 shares were issued to Tommy Waldrop under a Content License and Service Agreement on December 15, 2000.   The 1,000 content licenses covered by that agreement will be considered paid in full at such time as our common stock reaches $0.20 or higher.  PG Technology is owned by Mr. Tommy Waldrop, who is a Director and our CTO.

On February 23, 2001 we entered into an Investment Agreement with Goldbridge Capital, LLC.  Our Chairman and CEO is a part owner of Goldbridge Capital and will have shared voting control, (37.5%), over any shares held by or put to Goldbridge Capital.

SELLING SECURITY HOLDERS

Goldbridge Capital, one of our selling shareholders, may offer shares we put to them for sale on a continuous basis pursuant to Rule 415 under the 1933 Act. See "Risk Factors".

Except as noted in the footnotes below, none of the selling shareholders or their principals have held a position or office, or have any other material relationship, with us.

All of the selling shareholders' shares registered hereby will become tradable on the effective date of the registration statement of which this prospectus is a part.

Based on information provided to us by the selling shareholders, the following table sets forth certain ownership and registration information regarding the shares held by each person who is a selling securityholder and by all selling shareholders as a group.

The following table sets forth the names of the selling stockholders and the number of shares of our common stock beneficially owned by the selling stockholders as of June 30, 2001.

Each selling stockholder is offering all shares owned by him or her.  The following shares may be offered from time to time by the selling stockholders named below at their discretion.  We will not control if or when the Selling Shareholders sell their shares.   The selling stockholders are under no obligation to sell all or any portion of these shares of our common stock.  Therefore, the selling stockholders are not obligated to sell their shares of our common stock immediately under this prospectus.   Since the selling shareholders may sell all or part of the shares of stock offered in this prospectus, we cannot estimate the number of shares of our common stock that will actually be held by the selling stockholders upon termination of this offering or on any specific date in the future.

Name of Beneficial Owner	Shares Beneficially Owned and Offered
	Number	Percent
1. Goldbridge Capital, LLC 1240 Blalock Rd., Suite 150 Houston, Texas 77055	6,000,000	----
2. Goldbridge Capital, LLC[8]	200,000	7.6%
3. Internet Business Factory, Inc.[1] 6524 San Felipe, Suite 252 Houston, Texas 77057	750,000	28.5%
4. Jonathan Gilchrist[2] 1207 Wisterwood Houston, Texas 77043	500,000	19%
5. LSDI.com, Inc.[3] 1403 Windfern Houston, Texas 77055	325,000	12%
6. William Carmichael[4] 880 Grinders Creek Rd. Hohenwald, TN 38462	250,000	9.5%
7. Tommy Waldrop[5] 2951 Marina Bay Blvd. League City, TX 77573	250,000	9.5%
8. Kancahna Weerasingha 2600 Skywalker Dr., #2023 Houston, TX 77058	15,000	0.5%
9. Girish Bajaj 2600 Skywalker Dr., #2023	15,000	0.5%
10. James Carroll[8] 1240 Blalock Rd., Ste. 150 Houston, Texas 77055	90,000	3.4%
11. Susan Romund 7 Switchbud Pl., C192-253 The Woodlands, TX 77380	50,000	1.9%
12. June & Edward Romund 7 Switchbud Pl., C192-253 The Woodlands, TX 77380	40,000	1.5%
13. Angela Gilchrist[7] 2637 Hampshire Av. S. St. Louis Park, MN 55426	50,000	1.9%
14. Kathy Gilchrist[7] 146 Laird Rd Hiram, GA 30141	50,000	1.9%
15. Houston Hayes 4400 Post Oak Parkway Houston, Texas 77027	1,000	0.03%
16. Sharon Carroll[8] 1240 Blalock Rd., Ste. 150 Houston, Texas 77055	2,000	0.07%
17. David Gilchrist[6] 5585 NE River Road Sauk Rapids, MN 56379	5,000	0.2%
18. Jack Tompkins 304 Longwoods Lane Houston, Texas 77024	1,000	0.03%
19. Kirwin Drouet 1314 Kent Oak Houston, TX 77077	1,000	0.03%
20. Stan Coffee[9] 1111 Ridgeburg Court Houston, Texas 77077	1,000	0.03%
21. Robert Sarlay 235 W. 31st Street Houston Texas 77018	10,000	0.4%
22. Gail Coffee[9] 1111 Ridgeburg Court Houston, Texas 77077	1,000	0.03%
23. Kevin Howard 600 Travis, Ste. 6070 Houston, Texas 77002	1,000	0.03%
24. Kay Berry 1240 Blalock Rd., Ste. 170 Houston, TX 77055	20,000	0.8%
25. Jennifer Crotteau 207 Poplar St. Buffalo, MN 55313	1,000	0.03%
26. John Bryant 2540 Riverview Court Sarasota, FL 34231	1,000	0.03%

(1)

The Internet Business Factory, Inc., is a Nevada corporation that acted as the Internet incubator for A Time To Grow and received these shares at inception as consideration for a Services Agreement.  Jonathan Gilchrist is the founder and Chief Executive officer of IBF and a major shareholder.

(2)

Jonathan Gilchrist is a founding shareholder of A Time to Grow.   He originated the business concepts, business model and business plan upon which the company is built.  He has served as Chairman and CEO since the date of incorporation.

(3)

LSHDI.com, Inc. is a Texas non-profit Corporation having its principal place of business at 6524 San Felipe, Suite 252, Houston, Texas 77057.

(4)

Mr. Carmichael is a founding shareholder.  He received these shares at inception in consideration for the research and management services he provided in identifying and procuring content for us.

(5)

Mr. Waldrop is an individual who received shares for technical services provided to us under contract.

(6)

David Gilchrist is the brother of our CEO, Jonathan Gilchrist.

(7)

Angela Gilchrist and Kathy Gilchrist are adult daughters of Jonathan Gilchrist.

(8)

James Carroll is the spouse of Sharon Carroll.

(9)

Stan Coffee is the spouse of Gail Coffee.

We will not receive any proceeds from the sale of any shares by the selling shareholders.  We may, however, receive proceeds if and when we put shares to Goldbridge Capital under the Investment Agreement. We are bearing all expenses in connection with the registration of the selling securityholder's shares offered by this prospectus.

The shares being registered under Rule 415 for sale to Goldbridge Capital are offered under the Rules pertain to delayed and continuous offerings and sales of securities. In regard to the selling securityholder's shares offered under Rule 415, we have made certain undertakings in Part II of the registration statement of which this prospectus is a part including a committed to keep this prospectus current during any period in which offers or sales are made pursuant to Rule 415.

PLAN OF DISTRIBUTION

We are registering six million shares, (6,000,000), under the terms of an investment agreement and registration rights agreement we entered into with Goldbridge Capital, LLC, on March 13, 2001.  We believe that the shares issued to Goldbridge Capital under this agreement are exempt from registration under Section 4(2) of the Act.  On that same date we also entered into a registration rights agreement in which we agreed to register the shares to be sold to Goldbridge for resale as we are doing in this Prospectus.  This stock is being registered pursuant to Rule 415 of the Securities Act of 1933, which provides for delayed or continuous offerings.

In this agreement, Goldbridge will be required to buy up to $6,000,000 of our common stock over a two-year period.  We have the right to “put” shares to them up to nine times per year.  When we put shares to them they are required to buy those shares based upon a formula that accounts for the market price of the common stock at the time of the put and the average daily volume of our shares in the market.  We will receive no proceeds from the sale of the shares by Goldbridge as a selling shareholder.  However, we may realize net proceeds of up to $5,400,000 from the sale of shares to Goldbridge under the terms of the agreement.

We will retain the discretion to decide if and when we will put shares to Goldbridge during the two-year term of the agreement.   They will be required to pay us 90% of the market price of each put eight days after the close of each put pricing period.  The pricing period consists of twenty trading days beginning on the put date.  The maximum number of shares we can require them to buy in any single put is 15% of the trading volume for the 20-day trading period following each put date that we select.  We have agreed to indemnify the underwriters against any liability arising from or in relation to this prospectus and the registration statement to the extent permitted by law.

We paid Goldbridge 200,000 shares of our common stock as consideration for consulting services they provided to us in preparing to file this registration statement and prospectus.  We can only put shares to Goldbridge if we have an effective registration agreement in place at the time of the put.  If we choose not to put shares to Goldbridge under this agreement there is a non-usage fee computed for each six calendar months following the effective date of this prospectus.  If we elect to put less than $50,000 in total put dollar amounts to Goldbridge during any six-month segment, we must pay a non-usage fee of $5,000 minus 10% of the actual dollar value of the puts we did make during that period.

We feel that this investment agreement will allow us to obtain important financing through sale of shares to Goldbridge that will allow us to expand our operations and finance our marketing efforts.

As for the balance of the shares of common stock registered in this offering, it is anticipated that the selling shareholders will offer their respective shares of common stock in one or more public and/or non-public market transactions, consistent with applicable federal and state securities law and consistent with the terms of any lock-up agreement we may enter into with such shareholder or holders.

When this registration statement is effective, we will apply for listing on the Nasdaq Bulletin Board.  Of the shares of common stock being registered by the selling shareholders, sales may be made on the OTC Bulletin Board, or in another over-the-counter market, on a national securities exchange, in privately negotiated transactions or otherwise or in a combination of such transactions at prices and at terms then prevailing or at prices related to the then current market price, or at privately negotiated prices.  In addition, any shares covered by this prospectus which qualify for sale pursuant to Section 4(1) of the Securities Act of 1933 or Rule 144 may be sold under such provisions rather than pursuant to this prospectus.  For example, the shares may be sold in one or more of the following types of transactions:

(a)

a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b)

purchases by a broker-dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

(c)

an exchange distribution in accordance with the rules of such exchange;

(d)

ordinary brokerage transactions and transactions in which the broker solicits purchasers, and

(e)

face-to-face transactions between sellers and purchasers without a broker-dealer.

In effecting sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate in the resales.

The selling shareholders may also enter into option or other transactions with broker-dealers, which require the delivery to the broker-dealer of the shares registered this offering, which the broker-dealer may resell pursuant to this prospectus.  The selling shareholders may also pledge the shares registered in this offering to a broker or dealer upon a default, the broker or dealer may effect sales of the pledged shares pursuant to this prospectus.

We have advised the selling shareholders that during such time as they may be engaged in a distribution of the shares included in this offering, they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934.  With certain exceptions, Regulation M precludes any selling shareholders, any affiliated purchasers and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.  Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security.  All of the elements of this plan of distribution may affect the marketability of our common stock.

Until the distribution of the common shares offered in this offering is completed, rules of the Securities and Exchange Commission may limit the ability of the underwriters and certain selling group members to bid for and purchase common shares.  As an exception to these rules, the representatives are permitted to engage in transactions that stabilize the price of common shares.  These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the common shares.

If underwriters create a short position in the common shares in connection with the offering, the representatives may reduce that short position by purchasing common shares in the open market.  The representatives also may impose a penalty bid on underwriters and selling group members.  This means that if the representatives purchase common shares in the open market to reduce the underwriters’ short position or to stabilize the price of the common shares, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those shares as part of the offering.  In general, purchases of a security for the purpose of stabilization or to reduce a syndicate short position could cause the price of the security to be higher than it might otherwise be in the absence of those purchases.  The imposition of a penalty bid could have an effect on the price of a security to the extent that it were to discourage resales of the security by purchasers in an offering.

Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common shares.  In addition, no representation is made that any person or entity will engage in these stabilizing transactions or that these transactions, once commenced, will not be discontinued without notice.

DESCRIPTION OF SECURITIES.

Our authorized stock consists of 50 million shares of common stock with a par value of $.0001.  Prior to this offering, 2,630,000 shares of common stock were issued and outstanding.  After this offering 8,630,000 shares will be issued and outstanding, (if all puts are made to Goldbridge Capital under Rule 415 and the Investment Agreement).   All securities being offered in this Prospectus are common shares with a par value of $0.0001.

(i)

Voting Rights – Each of our shareholders of common stock is entitled to one vote for each share held of record on all matters submitted to the vote of stockholders, including the election of directors.  All voting is noncumulative, which means that the holders of fifty percent (50%) of the shares voting for the election of the directors can elect all the directors.  The board of directors may issue shares for consideration of previously authorized but unissued stock without stockholder action.

(ii)

Dividend Rights – The holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available at such times and in such amounts as the Board of Directors may determine to be in the best interests of the shareholders.

(iii)

Liquidation Rights – Upon liquidation, the holders of the common stock are entitled to receive pro rata all of the assets available for distribution to common shareholders.

(iv)

Preemptive Rights – Holders of common stock are not entitled to preemptive rights.

(v)

No conversion rights, redemption rights or sinking fund rights exist for holders of the common stock.

No material potential liabilities are anticipated to be imposed on stockholders under state statutes.  Certain Texas regulations, however, require regulation of beneficial owners of more than 5% of the voting securities.  Stockholders that fall into this category, therefore, may be subject to state regulation and compliance requirements.

Additional Information Describing Securities

     For additional information regarding our securities, you may view our Articles of Incorporation and by-laws which are available for inspection at our offices or which can be viewed through the EDGAR database at http://www.sec.gov as exhibits to the registration statement on Form SB-2.  You may also choose to review applicable statutes of the state of Texas for a description concerning statutory rights and liabilities of shareholders.

Reports to Shareholders

We will furnish to holders of our common stock annual reports containing audited financial statements examined and reported upon, and with an opinion expressed by, an independent certified public accountant. We may issue other unaudited interim reports to our shareholders as we see as appropriate.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES.

We have agreed to indemnify the underwriters against liabilities related to the offering, including liabilities under the Securities Act to the full extent allowed by law.  Our bylaws provide that our officers and directors will be indemnified to the full extent allowed by law against all expenses and liabilities of any claim or suit, including securities violations, unless a finding of willful misfeasance or malfeasance in the performance of that persons duties is found by a court of law.  Insofar as the indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons pursuant to the foregoing or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

      We have filed a registration statement on Form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares offered in this prospectus. This prospectus filed as part of the registration statement does not contain all of the information contained in the registration statement and exhibits you may find more information by referencing this filing.  Statements made in this prospectus are summaries of the terms set forth in greater detail in the Form SB-2 and are not necessarily complete. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or exhibit listed in the Registration Statement, each reference to a filed document or exhibit is qualified by reference to the complete filed document. Reference is made to each exhibit in that filing for a more complete description of the matters involved.  The Registration Statement on Form SB-2 shall be considered the authoritative document on all such matters.

     The registration statement and the exhibits and schedules filed with the Securities and Exchange Commission may be inspected at the Securities and Exchange Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.  The commission also maintains a website at http://www.sec.gov that contains reports, proxy statements and information statements and other information regarding registrants that file electronically with the Commission. For further information pertaining to us and the common shares offered by this prospectus, reference is made to the registration statement.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330 or from the SEC Web site.

      Prior to this offering we were not a reporting company under the Securities Act of 1934 and, therefore, we have not been required to file periodic reports with the Securities and Exchange Commission.  Upon completion of this offering we intend to file reports with the Securities and Exchange Commission under the Securities act of 1933 including, but not limited to, 10-KSB’s and 10-QSB’s.  We intend to furnish our stockholders with annual reports containing financial statements audited by our independent accountants.

LEGAL MATTERS

The legality of the common stock included in this prospectus has been passed upon for us by the Romund Law Firm, PC., 7 Switchbud Place, #C192-253, The Woodlands, Texas 77380.

INTEREST OF NAMED EXPERTS

The financial statements included in this Registration Statement, to the extent and for the periods indicated in their report, have been audited by Harper & Pearson Company PC, independent public accountants, and are included herein in reliance upon the authority of said firm as an expert in giving such reports.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

None

#

INDEPENDENT AUDITOR'S REPORT

To the Stockholders and Directors of

A Time to Grow, Inc. (A Development Stage Company)

Houston, Texas

We have audited the accompanying balance sheets of A Time to Grow, Inc. (A Development Stage Company) as of June 30, 2001 and December 31, 2000, and the related statements of operations, changes in shareholders’ equity and cash flows for the six months ended June 30, 2001 and period June 28, 2000 (date of inception) to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of A Time to Grow, Inc. (A Development Stage Company) at June 30, 2001 and December 31, 2000, and the results of its operations and its cash flows for the periods then ended in conformity with generally accepted accounting principles in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As reflected in the financial statements, the Company has incurred substantial losses during its development stage and is experiencing liquidity problems associated with its lack of operations and working capital which raises substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As more fully discussed in the accompanying financial statements, the Company has entered into material agreements and contracts with related individuals and entities owned by related individuals that have resulted in material transactions and balances with these related parties.  The Company purchased all of its assets and expenses from such individuals and entities.

/S/ Harper & Pearson Company

Houston, Texas

July 31, 2001

#

A TIME TO GROW, INC. (A DEVELOPMENT STATE COMPANY)
BALANCE SHEETS
JUNE 30, 2001 AND DECEMBER 31, 2000

ASSETS
	June 30, 2001	December 31, 2000

CURRENT ASSETS
Cash and cash equivalents	$ 3,624	$ -
Course content licenses	48,000	48,000
Prepaid Expenses	-	14,400

TOTAL CURRENT ASSETS	51,624	62,400

TOTAL ASSETS	$ 51,624	$ 62,400

LIABILITY AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Loan from shareholder	$ 32,124	$ 30,000

TOTAL CURRENT LIABILITIES	32,124	30,000

STOCKHOLDER’S EQUITY
Common Stock $0.0001 par value, 50,000,000 shares authorized 2,630,000 and 2,355,000 shares issued and outstanding, in the respective periods	263	235
Additional paid-in capital	139,363	111,891
Retained earnings (deficit)	(120,126)	(79,726)

TOTAL SHAREHOLDER’S EQUITY	19,500	32,400

TOTAL LIABILITIES AND SHAREHOLDER’S EQUITY	$ 51,624	$ 62,400

See accompanying notes.

#

A TIME TO GROW, INC. (A DEVELOMPENT STAGE COMPANY) STATEMENT OF OPERATIONS SIX MONTHS ENDED JUNE 30, 2001 AND JUNE 28, 2000 THROUGH DECEMBER 31, 2000

	June 30, 2001	December 31, 2000	Inception to date

REVENUES	$ -	$ -	$ -

COSTS AND EXPENSES
Direct Costs	14,400	79,600	94,000
General & Administrative	26,000	126	26,126

	40,400	79.726	120,126

NET LOSS	$ (40,400)	$ (79,726)	$ (120,126)

BASIC AND DILUTED NET LOSS PER SHARE	$ (0.02)	$ (0.04)	$ (0.05)
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	2,587,099	2,067,085	2,587,099

See accompanying notes.

#

A TIME TO GROW, INC. (A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

SIX MONTHS ENDED JUNE 30, 2001 AND JUNE 28,2000 THROUGH DECEMBER 31, 2000
Common Stock	AdditionalPaid in Capital	Retained Earnings (Deficit)	Total
	Shares	Amount
BALANCE at inception –	-	$ -	$ -	$ -	$ -

Issuance of common stock to founders	1,265,000	126	-	-	126
Issuance of shares for services	1,000,000	100	99,900	-	100,000
Sale of Common Stock	90,000	9	11,991	-	12,000
Net Loss	-	-	-	(79,726)	(79,726)

BALANCE – December 31, 2001	2,355,000	235	111,891	(79,726)	32,400

Issuance of Shares for Services	260,000	26	25,974	-	26,000
Sale of Common Stock	15,000	2	1,498	-	1,500
Net Loss				(40,400)	(40,400)

BALANCE – June 30, 2001	2,630,000	$ 263	$ 139,363	$ (120,126)	$ 19,500

See accompanying notes.

#

A TIME TO GROW, INC. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF CASH FLOWSIX MONTHS ENDED JUNE 30, 2001 AND JUNE 28, 2000 THROUGH DECEMBER 31, 2000
	June 30, 2001	December 31, 2000	Inception to date

CASH FLOW FROM OPERATING ACTIVITIES
Net Loss	$ (40,400)	$ (79,726)	$ (120,126)
Adjustments to reconcile net loss to net cash used by operating activities:
Common Stock issued for services	26,000	23,326	49,326
Common Stock issued for prepaid expenses	-	14,400	14,400
Changes in Operating Assets and Liabilities:
Prepaid expenses	14,400	-	14,400

Net Cash Used in Operating Activities	-	(42,000)	(42,000)

CASH FLOW FROM FINANCING ACTIVITIES
Common stock issued for cash	1,500	12,000	13,500
Loan from shareholder	2,124	30,000	32,124

Net Cash Provided by Financing Activities	3,624	42,000	45,624

NET INCREASE IN CASH AND CASH EQUIVALENTS	3,624	-	3,624

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	-	-	-

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$ 3,624	$ -	$ 3,624

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for:
Interest	-	-
Income Taxes	-	-

Non cash activities:
Issuance of common stock for course content licenses	$ -	$ 48,000

See accompanying notes.

#

A TIME TO GROW, INC.

NOTES TO FINANCIAL STATEMENTS

Six Months Ended June 30, 2001 and

Year Ended December 31, 2000

NOTE A

BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND BASIS OF PRESENTATION – A Time To Grow, Inc., (A Development Stage Company) (“the Company”) was incorporated in Texas on June 28, 2000 for the purpose of developing and delivering online e-Learning products to the consumer market.

CONDITIONS AFFECTING ONGOING OPERATIONS – As of June 30, 2001 and December 31, 2000, the Company had not commenced commercial operations, is a development stage enterprise, and has devoted substantially all of its efforts to financial planning, raising capital and identifying business opportunities.  The Company is subject to the risks associated with development stage companies that lack working capital, operating resources and contracts, cash and ready access to the credit and equity markets.  The Company hopes to obtain additional debt and equity financing from various sources in order to finance its operations and to continue to grow through merger and acquisition opportunities.  In the event the Company is unable to obtain additional debt and equity financing, the Company will not be able to continue its current level of operations.  If the Company is unable to continue its operations, the value of the Company’s assets will experience a significant decline in value from the net book values reflected in the accompanying balance sheet.

The Company’s continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to comply with the terms of its financing agreements, to obtain additional financing or refinancing as may be required, and ultimately to attain profitability.

MANAGEMENT ESTIMATES – The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  While it is believed that such estimates are reasonable, actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS – The Company considers all highly liquid debt instruments having maturities of three months or less at the date of purchase to be cash equivalents.

COURSE CONTENT LICENSES – Course content licenses consists of licenses to resell e-Learning content that have been paid for by the Company but remain unsold.

PREPAID EXPENSES – At inception, the Company entered into an agreement with The Internet Business Factory, Inc. (IBF) to provide support services, financing, software development, equipment, staff and incubation services for the development of its business plan.  The Company’s founder, CEO and Chairman of the Board is also the founder of IBF and its CEO.  He is the beneficial owner of over 10% of the Company’s equity and a controlling shareholder of IBF as well.  The Company issued 750,000 shares valued at $0.10 per share to IBF at inception for services to be provided.  Billings for services and overhead totaling $72,600 were rendered in 2000 and $14,400 in the first two quarters of 2001.  IBF has supplied all personnel for the Company including management, marketing and product development staff.  In addition, it has provided or paid for Web development, Web hosting, bandwidth and other operating expenses incurred.

PROPERTY AND EQUIPMENT – When purchased, property and equipment will be carried at original cost or adjusted net realizable value, as applicable.  Maintenance and repair costs will be charged to expense as incurred.  When assets are sold or retired, the remaining costs and related accumulated depreciation will be removed from the accounts and any resulting gain or loss will be included in income.  For financial reporting purposes, depreciation of property and equipment will be provided using the straight-line method based upon the expected useful lives of each class of assets.  Estimated useful lives of assets are expected to be as follows:  Furniture and fixtures five to seven years; computers and other office equipment three to five years.

FINANCIAL INSTRUMENTS – FAIR VALUE – the carrying values of the Company’s financial instruments, which include cash and cash equivalents, and debt, approximate their respective fair values.

CONCENTRATIONS OF CREDIT RISK – Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of trade receivables and cash.  The Company places its cash with high credit quality financial institutions.  At times, such amounts may exceed the FDIC limits.  Generally, no collateral or other security will be required to support customers’ receivables.  To reduce credit risk, a customer’s credit history will be reviewed before extending credit.  In addition, an allowance for doubtful accounts will be established as needed based upon factors surrounding the credit risk of specific customers, historical trends and other information.

REVENUE RECOGNITION – The Company expects to recognize revenue on services as they are performed and on products when they are sold net of sales returns or cancellations.  The Company will grant refunds and returns on the unused portion of subscriptions if requested by customers prior to the completion of the term of a subscription.

INCOME TAXES – The Company has had losses since inception and, therefore, has not been subject to federal income taxes.  As of June 30, 2001 and December 30, 2000 the Company estimates an accumulated taxable net operating loss (“NOL”) carryforward for income tax purposes of approximately $120,000 and $80,000, respectively, resulting in a deferred tax asset of approximately $40,000 and $27,000, respectively.  These carry forwards begin to expire in 2020.  Because U.S. tax laws limit the time during which NOL and tax credit carry forwards may be applied against future taxable income and tax liabilities, the Company may not be able to take full advantage of its NOL and tax credits for federal income tax purposes.  A valuation allowance has been established to fully offset the deferred tax assets.

LOSS PER SHARE – Loss per share has been calculated using the weighted average number of shares outstanding at June 30, 2001 and December 31, 2000.

NOTE B

PROPERTY AND EQUIPMENT

At June 30, 2001 and December 30, 2000, the Company held no property and equipment.  Computers and other office equipment used by the Company are owned by IBF and charges for such equipment are included in costs billed to the Company by IBF.

NOTE C

LOAN FROM SHAREHOLDER

The Company’s principal shareholder paid certain expenses on behalf of the Company during 2000 and loaned the Company additional funds during the first six months of 2001.  The loan, which is secured by all of the Company’s assets is payable on demand and bears no interest if repaid by December 31, 2002.

NOTE D

DISCRETIONARY DRAWDOWN OFFERING

On March 13, 2001, the Company entered into an Agreement with Goldbridge Capital, LLC (Goldbridge), an entity owed 37.5% by the Company’s principal shareholder and 37.5% by another shareholder and officer of the Company for a Discretionary Drawdown Offering, (“DDO”), or equity line financing under Rule 415 of the U.S. Securities and Exchange Commission for up to $6 million.  Goldbridge will act as a statutory underwriter of this offering, which requires the Company to register the shares under Rule 415.  The Company will retain control over if and when to “put” stock to Goldbridge under this agreement.  Total funds received by the Company under the DDO will be determined by the market price and volume of the stock at the time the Company elects to make each put to Goldbridge, subject to specific conditions and restrictions as reflected in the agreement.  At June 30, 2001 and December 31, 2000, the Company could not meet the agreement’s specific conditions and restrictions, consequently funding under this agreement is not available to the Company at this time.

NOTE E

OTHER RELATED PARTY TRANSACTIONS

The Company has entered into the following transactions with certain directors, executive officers or shareholders who own beneficially more than 5% of the Company’s shares, or members of the immediate family of any of those persons.

The Company’s Web site and content databases are located at PG Technology, Inc., a Houston based ISP located near the Clear Lake development offices of IBF.  PG Technology is owned by Mr. Tommy Waldrop who is a Director and the Company’s Chief Technology Officer and a beneficial owner of over 5% of the Company’s common shares.

The Company issued 200,000 shares of its common stock to Goldbridge Capital, LLC on January 15, 2001, for consulting services rendered to the Company.

NOTE F

SHAREHOLDERS’ EQUITY

At inception, the Company allocated 825,000 shares of its common stock to its primary founder and shareholder who also serves as the Company’s Chief Executive Officer and Chairman of the Company’s Board of Directors in consideration for the intellectual property and services provided on the Company’s behalf prior to incorporation.

At inception, the Company issued 750,000 shares of its common stock to the Internet Business Factory, Inc., a Houston based Internet incubator.  IBF was founded by the Company’s primary shareholder, Jonathan Gilchrist, who is its Chairman of the Board of Directors and Chief Executive Officer and a significant shareholder.  These shares were issued in consideration for a services agreement with IBF under which, IBF agreed to provide no less than $75,000 in services to the Company.

At inception, 250,000 shares of common stock were issued to William Carmichael who, at the time, served as the Chief Operating Officer of IBF.  Mr. Carmichael is a shareholder of the Company and IBF.

Two adult children of the Company’s Chief Executive Officer each received 50,000 shares of the Company’s common stock at inception for services they provided assisting with the completion of the Company’s business plan.

On December 15, 2000 the Company issued 250,000 shares of common stock to Tommy Waldrop for services provided to the Company by PG Technology in the form of ISP services and content provisioning.  IBF owns 200,000 of the common shares of PG Technology.

#

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers.

We have agreed to indemnify the underwriters against liabilities related to the offering, including liabilities under the Securities Act.  Our bylaws provide that our officers and directors will be indemnified to the full extent allowed by law against all expenses and liabilities of any claim or suit, including securities violations, unless a finding of willful misfeasance or malfeasance in the performance of that persons duties is found by a court of law.  Insofar as the indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons pursuant to the foregoing or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Stabilization, Short Positions and Penalty Bids

Until the distribution of the common shares offered in this offering is completed, rules of the Securities and Exchange Commission may limit the ability of the underwriters and certain selling group members to bid for and purchase common shares.  As an exception to these rules, the representatives are permitted to engage in transactions that stabilize the price of common shares.  These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the common shares.

If the underwriters create a short position in the common shares in connection with any offering, the representatives may reduce that short position by purchasing common shares in the open market.  The representatives also may impose a penalty bid on underwriters and selling group members.  This means that if the representatives purchase common shares in the open market to reduce the underwriters’ short position or to stabilize the price of the common shares, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those shares as part of the offering.  In general, purchases of a security for the purpose of stabilization or to reduce a syndicate short position could cause the price of the security to be higher than it might otherwise be in the absence of those purchases.  The imposition of a penalty bid could have an effect on the price of a security to the extent that it were to discourage resales of the security by purchasers in an offering.

Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common shares.  In addition, no representation is made that any person or entity will engage in these stabilizing transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Expenses of Issuance and Distribution.

Subject to future contingencies, the following expenses are anticipated in relationship to this offering:

Auditing expense:	$2,500
Legal expense:	$5,000
Registration fees:	$2,158
Transfer Agent fees:	$1,350

The amounts listed above are estimates and the amounts actually expended by us for these items may be more or less than that stated.

Recent Sales of Unregistered Securities

During the year ending December 31, 2000, we issued unregistered shares of our common stock in the transactions listed below. We believe the following transactions were exempt from registration pursuant to Section 4(2) of the Securities Act as transactions by an issuer not involving a public offering.  The recipients in the transactions represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution of the shares they acquired.  All recipients had access to information about us and were allowed to ask questions of management.  None of these transactions, or those disclosed in any prior reports, involved any underwriters, underwriting discounts or commissions.

1.

On the date of inception, we issued 750,000 shares of common stock were issued to The Internet Business Factory, Inc., an Internet incubator, for services to be rendered on our behalf.  The value of these services was estimated at $75,000.

2.

825,000 shares of common stock were allocated at par value to be issued to our primary founder, Jonathan Gilchrist, for the services provided by him in preparing the business plan and constructing our business model.  At his request, 325,000 of those shares were issued to LSHDI.com, Inc., a 501(c)(3) non-profit corporation and 500,000 shares were issued to Mr. Gilchrist.

3.

325,000 shares of common stock were issued to LSHDI.com, Inc. a non-profit corporation.

4.

At inception, 250,000 shares of common stock were issued to William Carmichael for services rendered prior to our incorporation.

5.

Smaller allotments of shares were issued at inception to the following persons in consideration for various services they provided in the organization, planning or development of the company prior to incorporation:

Susan Romund	50,000 shares
Angela Gilchrist	50,000 shares
Kathy Gilchrist	50,000 shares
Edward & June Romund	40,000 shares

6.

On November 1, 2000, we 90,000 shares of common stock to an accredited investor for a cash investment of $12,000 under an exemption from registration in Section 4(2).

7.

On December 15, 2000, we issued 250,000 shares of common stock to Tommy Waldrop, the owner of PG Technology for services rendered on our behalf.

Subsequent to the year-end, on February 23, 2001 we issued 200,000 shares of common stock for consulting services related to our business structure and related to this registration statement.

On February 23, 2001 we approved the issuance of shares in consideration of services rendered on our behalf by the following three persons in the amount noted:

Kanchan Weerasingha, programming	15,000 shares
Girish Bajaj, programming	15,000 shares
Kay Berry, accounting	20,000 shares
Robert Sarlay, operations	10,000 shares

On March 13, 2001, we entered into an investment agreement with Goldbridge Capital, LLC, to sell Goldbridge Capital up to 6,000,000 shares of our common stock for up to $6,000,000 under Rule 415.  Such issuances were pursuant to the exemption provided in Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.

In the first two quarters of 2001 we received a total of $1,500 from a total of ten accredited investors who purchased a total of 15,000 shares of our common stock at $0.10 per share. Such issuances were pursuant to the exemption provided in Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.

Exhibits.

3.1

Articles Of Incorporation

3.2

By-Laws

5.

Legal opinion of Counsel, The Romund Law Firm, PC

10.1

Contract for services with The Internet Business Factory, Inc.
10.2

PG Technology Services Agreement dated December 15, 2000
10.3

Note due to Jonathan Gilchrist, dated December 28, 2000.
10.4

Investment Agreement between the Company and Goldbridge Capital, LLC dated             June 13, 2001.
10.5

Registration Rights Agreement between the Company and Goldbridge

Capital, LLC dated March 13, 2001.

23.

Consent of Harper Pearson & Company.

Undertakings

The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made,

(b) a post-effective amendment to this registration statement:

       (1) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (2) To reflect in the prospectus any facts or events arising after the  effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

       (3) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate  jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (c) The undersigned registrant hereby undertakes that for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Houston, Texas, on July 30, 2001.

A Time To Grow, Inc.

By: ____/s/Jonathan Gilchrist_

 Jonathan C. Gilchrist, President and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Name	Title	Date

/s/ Tommy Waldrop
Name: Tommy Waldrop	Director, CTO	Aug 3, 2001

/s/ William Carmichael
Name: William Carmichael	Director	Aug 3, 2001

/s/ Kay Berry
Name: Kay Berry	Acting Principal Accounting Officer	Aug 3, 2001

#

Exhibit 3.1

ARTICLES OF INCORPORATION

OF

A TIME TO GROW

ARTICLE ONE

The name of the Corporation is A Time To Grow, Inc.

ARTICLE TWO

The period of its duration is perpetual.

ARTICLE THREE

The purpose for which the Corporation is organized is the transaction of any lawful business for which a corporation may be incorporated under the Texas Business Corporation Act.

ARTICLE FOUR

The aggregate number of shares which the Corporation shall have authority to issue is Fifty Million (50,000,000).  The shares shall have a par value of One Hundredth of One Cent ($0.0001).

ARTICLE FIVE

The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of $1,000.00, consisting of money, labor done or property actually received.

ARTICLE SIX

The street address of its initial Registered Office, and the name of its initial Registered Agent at this address, is as follows:

Jonathan Gilchrist

6524 San Felipe, Suite 252

Houston, Texas 77057

ARTICLE SEVEN

The number of initial Directors is one.  The name and address of the initial director is:

Jonathan Gilchrist

6524 San Felipe, Suite 252

Houston, Texas 77057

ARTICLE EIGHT

The Shareholders of the Corporation are hereby denied the preemptive right to acquire additional shares.

ARTICLE NINE

The name and Address of the Incorporator is:

Marilyn S. Hershman

408 W. 17th Street, Suite 101

Austin, Texas 78701-1207

(512) 474-2002

IN WITNESS WHEREOF:   I have hereunto set my hand this 27th day of June 2000.

//s// Marilyn S. Hershman__________

Marilyn S. Hershman, Incorporator

#

Exhibit 3.2

BYLAWS

(GENERAL)

A Time To Grow, Inc.

Name of Corporation

ARTICLE I

OFFICES

The principal office of the Corporation in the State of Texas, shall be located in Harris County unless otherwise determined by the Board of Directors. The Corporation may have such other offices, either within or without the State of Texas, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

ARTICLE II

SHAREHOLDERS

SECTION 1. ANNUAL MEETING. The annual meeting of the shareholders shall be held each year on a date to be specified and determined by the Board of Directors, beginning with the year 2001, for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Texas, such meeting shall be held on the next succeeding business day. If the election of Directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.  In no event shall more than fourteen months elapse between two consecutive annual meetings of the stockholders.  Failure to hold any annual meeting or meetings shall not work a forfeiture or dissolution of the Corporation.

Only such business shall be conducted as shall have been properly brought before the meeting.  To be properly before the meeting, business must be (a) specified in the notice of meeting given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder of the Corporation.  For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation.  To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation no les than 60 days nor more than 180 days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than 30 days from such anniversary date, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the earlier of the date on which a written statement setting forth the date of such meeting was mailed to stockholders or the date on which it is first disclosed to the public.  A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting:  (a) a brief description of the business desired to be brought before the annual meeting, (b) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such proposal, (c) the class and number of shares of the Corporation that are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business.  In addition, if the stockholder’s ownership of shares of the Corporations, as set forth in the notice, is solely beneficial, documentary evidence of such ownership must accompany the notice.  Notwithstanding anything else in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in the Section I.  The presiding officer of an annual meeting shall, if the facts warrant, determine and declare to the meeting that any business that was not properly brought before the meeting is out of order and shall not be transacted at the meeting.

SECTION 2. SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chief Executive Officer or by the Chairman and or the Board of Directors, and shall be called by the Chief Executive Officer at the request of the holders of not less than 50 percent of all the outstanding shares of the Corporation entitled to vote at the meeting.

SECTION 3. PLACE OF MEETING. The Board of Directors may designate any place, either within or without the State of Texas, unless otherwise prescribed by statute, as the place of meeting for any annual meeting or for any special meeting. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Texas, unless otherwise prescribed by statute, as the place for the holding of such meeting. If no designation is made, the place of meeting shall be the principal office of the Corporation.

SECTION 4. NOTICE OF MEETING. Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall unless otherwise prescribed by statute, be delivered not less than 48 hours nor more than ninety days before the date of the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.  Notice provided for in these bylaws is not required to be given to any stockholder if notice of two consecutive stockholders’ meetings have been sent by first class mail, to such stockholder, and have been returned undeliverable.  Any action or meeting taken or held without notice to such a stockholder shall have the same force and effect as if the notice had been duly given and any articles or document filed with the Secretary of State, or other official, pursuant to action taken may state that notice was duly given to all persons to whom notice was required to be given.

SECTION 5. CLOSING OF TRANSFER BOOKS OF EXISTING RECORD. The purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period, but not to exceed in any case fifty (50) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least 50 days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 120 days and, in case of a meeting of shareholders, not less than 30 days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which the notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

SECTION 6. VOTING LISTS. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make a complete list of the shareholders entitled to vote at each meeting of shareholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. Such list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

SECTION 7. QUORUM. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

SECTION 8. Proxies. At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the Corporation before or at the time of the meeting. A meeting of the Board of Directors may be had by means of a telephone conference or similar communications equipment by which all persons participating in the meeting can hear each other, and participation in a meeting under such circumstances shall constitute presence at the meeting.

SECTION 9. Voting of shares. Each outstanding share of common stock entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.  No stockholder shall have the right to cumulate his votes for the election of directors but each share shall be entitled to one vote in the election of each director.  In the case of any contested election for any directorship, the candidate for such position receiving a plurality of the votes cast in such election shall be elected to that position.

SECTION 10. Voting of Shares by Certain Holders. Shares standing in the name of another Corporation may be voted by such officer, agent or proxy as the Bylaws of such Corporation may prescribe or, in the absence of such provision, as the Board of Directors of such Corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name, if authority so to do be contained in an appropriate order of the court by which such receiver was appointed. A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred. Shares of its own stock belonging to the Corporation shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

SECTION 11. Informal Action by Shareholders. Unless otherwise provided by law, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof or by no less than 70% of the shareholders eligible to vote.

ARTICLE III

BOARD OF DIRECTORS

SECTION 1. General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors.

SECTION 2. Number. Tenure and Qualifications. The number of directors of the Corporation shall be fixed by the Board of Directors, but in no event shall be less than one nor more than nine directors. Each director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified.  Directors need not be residents of Texas or stockholders of the Corporation absent provision to the contrary in the Articles of Incorporation.  Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as directors.  Nominations may be made by the Board of Directors or by any stockholder making such nomination under the provisions of this Section 2.  To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than 60 days nor more than 180 days prior to the first anniversary of the preceding year’s annual meeting.  Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, including the person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to the stockholder giving the notice, (i) the name and address, as they appear on the Corporation’s books, of such stockholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such stockholder and which are owned of record by such stockholder; and (c) as to the beneficial owner, if any, on whose behalf the nomination is made, (i) the name and address of such person and (ii) the class and number of shares of the Corporation which are beneficially owned by such person.  At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee.  The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this Section.

SECTION 3. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this By-law immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without notice other than such resolution.

SECTION 4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chief Executive Officer or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place for holding any special meeting of the Board of Directors called by them.

SECTION 5. Notice. Notice of any special meeting shall be given at least one (1) day previous thereto by written notice delivered personally, by facsimile or mailed to each director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any directors may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 6. Quorum. A majority of the number of directors fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

SECTION 7. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

SECTION 8. Action Without a Meeting. Any action that may be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so to be taken, shall be signed before such action by all of the directors.

SECTION 9. Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, unless otherwise provided by law. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the Board of Directors for a term of office continuing only until the next election of directors by the shareholders.

SECTION 10. Compensation. By resolution of the Board of Directors, each director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board of Directors or both. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

SECTION 11. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof, or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to director who voted in favor of such action.

SECTION 12.  Committees.  The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate an Executive Committee, which committee shall consist of two or more directors of the Corporation.  The Executive Committee may exercise such authority of the Board of Directors in the business and affairs of the Corporation as the Board of Directors may, by resolution duly adopted, delegate to it except as prohibited by law.    In addition, the Board of Directors, by resolution adopted by a majority of the full Board of Directors, may appoint one or more committees of two or more directors each.  Such committees may exercise such authority of the Board of Directors in the business and affairs of the Corporation as the Board of Directors may, by resolution duly adopted, delegate, except as prohibited by law.

ARTICLE IV

OFFICERS

SECTION 1. Number. The officers of the Corporation shall be a Chief Executive Officer, one or more Presidents, a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors, including a Chairman of the Board. In its discretion, the Board of Directors may leave unfilled for any such period as it may determine any office except those of Chief Executive Officer and Secretary. Any two or more offices may be held by the same person, except for the offices of Chief Executive Officer and Secretary, which may not be held by the same person. Officers may be directors or shareholders of the Corporation.

SECTION 2. Election and Term of Office. The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall resign or shall have been removed in the manner hereinafter provided.

SECTION 3. Removal. Any officer or agent may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights, and such appointment shall be terminable at will.

SECTION 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

SECTION 5. Chief Executive Officer. The Chief Executive Officer shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. He shall, when present, preside at all meetings of the shareholders and of the Board of Directors, unless there is a Chairman of the Board in which case the Chairman shall preside. He may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time.

SECTION 6. President. In the absence of the Chief Executive Officer or in event of his death, inability or refusal to act, the President shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. The President shall perform such other duties as from time to time may be assigned to him by the Chief Executive Officer or by the Board of Directors. If there is more than one President, each President shall succeed to the duties of the Chief Executive Officer in order of rank as determined by the Board of Directors. If no such rank has been determined, then each President shall succeed to the duties of the Chief Executive Officer in order of date of election, the earliest date having the first rank.

SECTION 7. Secretary. The Secretary shall:

(a) Keep the minutes of the proceedings of the shareholders and of the Board of Directors in one or more minute books provided for that purpose;

(b) See that all notices are duly given in accordance with the provisions of these Bylaws or as required by law;

(c) Be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized;

(d) Keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder;

(e) Sign with the Chief Executive Officer certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors;

(f) Have general charge of the stock transfer books of the Corporation; and

(g) In general perform all duties incident to the office of the Secretary and such other duties as from time to time may be assigned to him by the Chief Executive Officer or by the Board of Directors.

SECTION 8. Treasurer. The Treasurer shall: (a) Have charge and custody of and be responsible for all funds and securities of the Corporation; (b) Receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article VI of these Bylaws; and (c) In general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Chief Executive Officer or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such sureties as the Board of Directors shall determine.

SECTION 9. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

ARTICLE V

INDEMNITY

The Corporation shall indemnify its directors, officers and employees as follows:

(a) Every director, officer, or employee of the Corporation shall be indemnified by the Corporation to the full extent allowed by law against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, administrative or criminal, to which he may be made a party, or in which he may become involved, by reason of his being or having been a director, officer, employee or agent of the Corporation or any settlement thereof, whether or not he is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, or employee is adjudged guilty of willful misfeasance or malfeasance in the performance of his duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation.

(b)  The Corporation shall provide to any person who is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of suit, litigation or other proceedings which is specifically permissible under applicable law.

(c)  The Board of Directors may, in its discretion, direct the purchase of liability insurance by way of implementing the provisions of this Article V.

ARTICLE VI

CHECKS, DEPOSITS CONTRACTS, AND LOANS

SECTION 1. Checks. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

SECTION 2. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

SECTION 3.Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

SECTION 4. Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

ARTICLE VII

CERTIFICATES FOR SHARES AND THEIR TRANSFER

SECTION 1. Certificates for Shares. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the Chief Executive Officer and by the Secretary or by such other officers authorized by law and by the Board of Directors so to do, and sealed with the corporate seal. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

SECTION 2. Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes. Provided, however, that upon any action undertaken by the shareholders to elect S Corporation status pursuant to Section 1362 of the Internal Revenue Code and upon any shareholders agreement thereto restricting the transfer of said shares so as to disqualify said S Corporation status, said restriction on transfer shall be made a part of the bylaws so long as said agreement is in force and effect.

ARTICLE VIII

FISCAL YEAR

The fiscal year of the Corporation shall begin on the 1st day of January and end on the 31st day of December each year.

ARTICLE IX

DIVIDENDS

The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

ARTICLE X

CORPORATE SEAL

At the discretion of the Board of Directors, the Corporation may adopt a corporate seal, circular in form and shall have inscribed thereon the name of the Corporation and the State of incorporation and the words, "Corporate Seal". No seal shall be necessary to make any contract or undertaking valid.

ARTICLE XI

WAIVER OF NOTICE

Unless otherwise provided by law, whenever any notice is required to be given to any shareholder or director of the Corporation under the provisions of these Bylaws or under the provisions of the Articles of Incorporation or under the provisions of the applicable Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XII

AMENDMENTS

These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors if the notice for said meeting contained a description of the proposed action.

The above Bylaws are certified to have been adopted by the Board of Directors of the Corporation on the 30th day of June, 2000.

#

Exhibit 5

Legal Opinion of The Romund Law Firm, PC

[Letterhead of The Romund Law Firm, PC]

Board of Directors

A Time to Grow, Inc.

1240 Blalock Road, Suite 150b

Houston, Texas 77055

Dear Sirs:

          Acting as counsel to A Time To Grow, Inc., a Texas corporation (the "Company"), in connection with the issuance and sale by the Company of up to 8,630,000 of its common shares, par value $0.0001, including 6,000,000 common shares registered pursuant to an Investment Agreement with Goldbridge Capital, LLC under Rule 415 (collectively, the "Common Shares"), pursuant to a Registration Statement on Form SB-2, as amended, filed by the Company with the Securities and Exchange Commission for the registration of the sale of such Common Shares under the Securities Act of 1933, as amended (the "Registration Statement").

          As counsel for the company, I have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion.  In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

          Based upon the foregoing, we are of the opinion that the Company is a duly incorporated and legally existing corporation under the laws of the State of Texas.  We are also of the opinion, based upon the foregoing and assuming compliance with applicable federal and state securities laws, that when the

Common Shares to be issued and sold by the Company have been delivered by the

Company in the manner described in the Registration Statement when it becomes effective and the Investment Agreement, the Common Shares will be validly issued and outstanding, fully paid and non-assessable and will represent a binding obligation of the Company.

          We hereby consent to the use of this opinion as an exhibit to the

Registration Statement, and we consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement.

                                             Very truly yours,

                                             The Romund Law Firm, PC

   By s/Susan Romund________

#

Exhibit 10.1

MANAGEMENT CONTRACT

AND

 BUSINESS SERVICES AGREEMENT

This MANAGEMENT CONTRACT AND BUSINESS SERVICES AGREEMENT  (the "Agreement") is made effective as of June 28, 2000 between The Internet Business Factory, Inc., (“IBF”), 6524 San Felipe, Suite 252, Houston, Texas 77057 and A Time To Grow, Inc., (“ATG”), of 6524 San Felipe, Suite 252, Houston, Texas 77057.

WHEREAS, IBF is an Internet incubator with experienced management, programmers, legal staff, equipment and other resources useful in the development of new Internet businesses, and

WHEREAS, ATG is a start-up Internet Company in need of such services and,

WHEREAS, IBF is willing to fund the early stage development of ATG, and

WHEREAS, ATG does not currently have financial resources that it can use to fund the development of its business plan, Web site and product,

THEREFORE, the Parties to this Agreement Agree as follows:

1.  MANAGEMENT AGREEMENT.   For a period of nine months from the date of this Agreement, IBF will provide management, business plan development, strategic planning and oversight of operations and product development to ATG under the terms of this Agreement.  It is understood and agreed between the parties that the management team assigned to assist in the development of ATG under the terms of this Agreement are also involved in the management of IBF and other portfolio companies and that they will function as the key officers of the Company during the term of this Agreement.

2.  SERVICES.  IBF will provide software design support, research on content resources and content management software, Web design, marketing plan development and operational support for the development and deployment of the ATG business plan.

3.  PAYMENT.  IBF will receive 750,000 shares of common stock in ATG in exchange for the services provided pursuant to this plan.  The services to be rendered shall be valued, for the purposes of this Agreement at $75,000.  IBF shall be responsible for the payment of management team salaries, programmers, hosting and operating costs in exchange for the shares received hereunder.

4.  ARBITRATION.  All disputes under this Agreement that cannot be resolved by the parties shall be submitted to arbitration under the rules and regulations of the American Arbitration Association.  Either party may invoke this paragraph after providing 30 days written notice to the other party.  All costs of arbitration shall be divided equally between the parties.  Any award may be enforced by a court of law.

5.  ENTIRE AGREEMENT.  This Agreement contains the entire agreement of the parties and there are no other promises or conditions in any other agreement whether oral or written.  This Agreement supersedes any prior written or oral agreements between the parties.

6.  AMENDMENT.  This Agreement may be modified or amended, if the amendment is made in writing and is signed by both parties.

7.  SEVERABILITY.  If any provision of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable.  If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid or enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

8.  WAIVER OF CONTRACTUAL RIGHT.  The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement.

9.  APPLICABLE LAW.  This Agreement shall be governed by the laws of the State of Texas.

The Internet Business Factory, Inc.

By:

___//s// Jonathan C. Gilchrist________________

Jonathan C. Gilchrist, President

A Time To Grow, Inc.

By:

__//s// Jonathan C. Gilchrist_________________

Jonathan Gilchrist, CEO

#

Exhibit 10.2

CONTENT LICENSE AND SERVICE AGREEMENT

This Content License and Service Agreement (this "Agreement") is made effective as of December 15, 2000 between PG Technology, Inc., of 2951 Marina Bay Drive, 130-310, League City, Texas 77537 and A Time To Grow, Inc., of 6524 San Felipe, Suite 252, Houston, Texas 77057.  In the Agreement, the party who is granting the right to use the licensed property will be referred to as "PGTech", and the party who is receiving the right to use the licensed property will be referred to as "ATG".

The parties agree as follows:

WHEREAS, PGTech owns the resale rights to 2,000 content licenses including courses in technology and business, and

WHEREAS, ATG desires to sell the courses to which PGTech has procured the rights, and

WHEREAS, PGTech has provided and continues to provide Web Hosting, technical support, co-location and other technical services for ATG, and

WHEREAS, ATG desires to compensate PGTech through the issuance of common stock for services rendered both prior to and subsequent to the date of this agreement as set forth below,

THEREFORE, the Parties Agree as follows:

1.  GRANT OF LICENSE.   PGTech owns 2,000 e-Learning content licenses for business and technology courses ("The Courses").  In accordance with this Agreement, PGTech grants ATG a non-exclusive license to sell the Courses through its Web site and marketing channels at cost plus 10% handling, up to the first 1000 licenses, after which point the remaining licenses will be at no charge.  ATG will be responsible for collecting and paying all required sales tax.  PGTech retains title and ownership of any unsold licenses under the terms of this agreement.  Payment made hereunder in combination with prior payments shall be considered payment in full for any of the Courses covered by this Agreement that are sold by ATG.

2.  SERVICES.  PGTech has provided Web hosting services, consulting and technical development and support services for ATG from inception through the date of this Agreement.  It is agreed by and between the parties that the Payment set forth in this Agreement shall constitute payment in full for services rendered by PGTech on behalf of ATG from inception through March 30, 2001.

3.  PAYMENT.  The Board of Directors of ATG has authorized the issuance of 250,000 shares of common stock to PG Tech in full payment for the rights and services set forth in this Agreement if and when such stock is tradable without restriction in an active public market and has a market value in excess of $50,000.

4.  RECORDS.   ATG shall keep accurate records regarding the quantities of the Courses that are sold, and will provide a monthly report to PGTech.  PGTech shall incorporate such records into its monthly sales report to its vendors.  If ATG fails to produce such reports PGTech has the right to with hold further licenses from being purchased until that time when the discrepancy has been resolved.

5.  MODIFICATIONS.  ATG may not modify or change the Courses in any manner.

6.  DEFAULTS.  If ATG fails to abide by the obligations of this Agreement, including the obligation to make payment when due, PGTech shall have the option to cancel this Agreement by providing 60 days written notice to ATG.  ATG shall have the option of preventing the termination of this Agreement by taking corrective action that cures the default, if such corrective action is taken prior to the end of the time period stated in the previous sentence, and if there are no other defaults during such time period.

7.  ARBITRATION.  All disputes under this Agreement that cannot be resolved by the parties shall be submitted to arbitration under the rules and regulations of the American Arbitration Association.  Either party may invoke this paragraph after providing 30 days written notice to the other party.  All costs of arbitration shall be divided equally between the parties.  Any award may be enforced by a court of law.

8.  WARRANTIES.  Neither party makes any warranties with respect to the use, sale or other transfer of the The Courses by the other party or by any third party, and ATG accepts the product "AS IS."  In no event will PGTech be liable for direct, indirect, special, incidental, or consequential damages, that are in any way related to the Courses.

9.  TRANSFER OF RIGHTS.  This Agreement shall be binding on any successors of the parties.  Neither party shall have the right to assign its interests in this Agreement to any other party, unless the prior written consent of the other party is obtained.

10.  ENTIRE AGREEMENT.  This Agreement contains the entire agreement of the parties and there are no other promises or conditions in any other agreement whether oral or written.  This Agreement supersedes any prior written or oral agreements between the parties.

11.  AMENDMENT.  This Agreement may be modified or amended, if the amendment is made in writing and is signed by both parties.

12.  SEVERABILITY.  If any provision of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable.  If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid or enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

13.  WAIVER OF CONTRACTUAL RIGHT.  The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement.

14.  APPLICABLE LAW.  This Agreement shall be governed by the laws of the State of Texas.

Licensor:

PG Technology, Inc.

By:

___//s// Tommy Waldrop_______________________________

Tommy Waldrop

Licensee:

A Time To Grow, Inc.

By:

___//s// Jonathan Gilchrist______________________________

Jonathan Gilchrist, CEO

#

Exhibit 10.3

PROMISSORY NOTE

$30,000.00

                       Date:  December 28, 2000

For value received, the undersigned A Time To Grow, Inc. (the "Borrower"), at 1240 Blalock Road, Suite 150b, Houston, Texas, 77055, promises to pay to the order of Jonathan Gilchrist, (the "Lender"), at 6524 San Felipe, Suite 252, Houston, Texas 77057, (or at such other place as the Lender may designate in writing) the sum of $30,000.00 with no interest.

Unpaid principal shall be payable upon demand and shall accrue interest at a rate of 9.00% annually until beginning on December 31, 2002 if unpaid on that date.   All payments on this Note shall be applied first in payment of accrued interest and any remainder in payment of principal.  If any payment obligation under this Note is not paid when due, the remaining unpaid principal balance and any accrued interest shall become due immediately at the option of the Lender.  The Borrower reserves the right to prepay this Note (in whole or in part) prior to its Due Date with no prepayment penalty.  If any payment obligation under this Note is not paid when due, the Borrower promises to pay all costs of collection, including reasonable attorney fees, whether or not a lawsuit is commenced as part of the collection process.

This Note is secured by a all of the assets of ATG including, but not limited to, equipment, brand names, URL's, Web sites and other tangible and intangible assets.

If any of the following events of default occur, this Note and any other obligations of the Borrower to the Lender, shall become due immediately, without demand or notice:  1)  the failure of the Borrower to pay the principal and any accrued interest in full on or before the Due Date; 2)  the death of the Borrower or Lender; 3)  the filing of bankruptcy proceedings involving the Borrower as a debtor; 4)  the application for the appointment of a receiver for the Borrower; 5)  the making of a general assignment for the benefit of the Borrower's creditors; 6)  the insolvency of the Borrower;  7)  a misrepresentation by the Borrower to the Lender for the purpose of obtaining or extending credit.  In addition, the Borrower shall be in default if there is a sale, transfer, assignment, or any other disposition of any assets pledged as security for the payment of this Note, or if there is a default in any security agreement which secures this Note.  If any one or more of the provisions of this Note are determined to be unenforceable, in whole or in part, for any reason, the remaining provisions shall remain fully operative.  All payments of principal and interest on this Note shall be paid in the legal currency of the United States.  The Borrower waives presentment for payment, protest, and notice of protest and nonpayment of this Note.

No renewal or extension of this Note, delay in enforcing any right of the Lender under this Note, or assignment by Lender of this Note shall affect the liability or the obligations of the Borrower.  All rights of the Lender under this Note are cumulative and may be exercised concurrently or consecutively at the Lender's option.  This Note shall be construed in accordance with the laws of the State of Texas.

Signed this 28th day of December, 2000, at Houston, Harris County, Texas.

Borrower:

A Time To Grow, Inc.

By:__//s// Jonathan Gilchrist_______________

         Jonathan Gilchrist, President

#

Exhibit 10.4

A Time To Grow, Inc.

INVESTMENT AGREEMENT

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE OR OTHER SECURITIES AUTHORITIES. THEY MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE FEDERAL AND STATE SECURITIES LAWS.

THIS INVESTMENT AGREEMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, ANY OF THE SECURITIES DESCRIBED HEREIN BY OR TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL.  THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES AUTHORITIES, NOR HAVE SUCH AUTHORITIES CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

AN INVESTMENT IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK.  THE INVESTOR MUST RELY ON ITS OWN ANALYSIS OF THE INVESTMENT AND ASSESSMENT OF THE RISKS INVOLVED.  SEE THE RISK FACTORS SET FORTH IN THE ATTACHED DISCLOSURE DOCUMENTS AS EXHIBIT J.

SEE ADDITIONAL LEGENDS AT SECTIONS 4.7.

THIS INVESTMENT AGREEMENT (this "Agreement" or “Investment Agreement”) is made as of the March 13, 2001, by and between A Time To Grow, Inc., a corporation duly organized and existing under the laws of the State of Texas  (the "Company"), and the undersigned Investor executing this Agreement ("Investor").

RECITALS:

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue to the Investor, and the Investor shall purchase from the Company, from time to time as provided herein, shares of the Company's Common Stock, as part of an offering of Common Stock by the Company to Investor, for a maximum aggregate offering amount of  $6,000,000  (the "Maximum Offering Amount"); and

WHEREAS, the solicitation of this Investment Agreement and, if accepted by the Company, the offer and sale of the Common Stock are being made in reliance upon the provisions of Regulation D ("Regulation D") promulgated under the Act, Section 4(2) of the Act, and/or upon such other exemption from the registration requirements of the Act as may be available with respect to any or all of the purchases of Common Stock to be made hereunder.

TERMS:

NOW, THEREFORE, the parties hereto agree as follows:

1.

Certain Definitions.  As used in this Agreement (including the recitals above), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Accredited Investor” shall have the meaning set forth in Section 3.1.

“Act” shall mean the Securities Act of 1933, as amended.

“Affiliate” shall have the meaning as set forth Section 6.4.

“Aggregate Issued Shares” equals the aggregate number of shares of Common Stock issued to Investor pursuant to the terms of this Agreement or the Registration Rights Agreement as of a given date, including Put Shares and Warrant Shares.

“Agreement” shall mean this Investment Agreement.

“Business Day” shall mean any day during which the Principal Market is open for trading.

“Calendar Month” shall mean the period of time beginning on the numeric day in question in a calendar month and for Calendar Months thereafter, beginning on the earlier of (i) the same numeric day of the next calendar month or (ii) the last day of the next calendar month.  Each Calendar Month shall end on the day immediately preceding the beginning of the next succeeding Calendar Month.

“Capitalization Schedule” shall have the meaning set forth in Section 3.2.4.

“Closing” shall mean one of (i) the Investment Commitment Closing and (ii) each closing of a purchase and sale of Common Stock pursuant to Section 2.

"Closing Bid Price" means, for any security as of any date, the last closing bid price for such security during Normal Trading on the  last closing bid price during Normal Trading of such security on the principal securities exchange or trading market where such security is listed or traded as reported by such principal securities exchange or trading market, or if the foregoing do not apply, the last closing bid price during Normal Trading of such security in the over-the-counter market on the electronic bulletin board for such security, or, if no closing bid price is reported for such security, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc.  If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and the Investor in this Offering.  If the Company and the Investor in this Offering are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved by an investment banking firm mutually acceptable to the Company and the Investor in this offering and any fees and costs associated therewith shall be paid by the Company.

“Common Shares” shall mean the shares of Common Stock of the Company.

“Common Stock” shall mean the common stock of the Company.

“Company” shall mean A Time To Grow, Inc.,  a corporation duly organized and existing under the laws of the State of Texas .

 “Delisting Event” shall mean any time during the term of this Investment Agreement, that the Company’s Common Stock is not listed for and actively trading on the O.T.C. Bulletin Board, the Nasdaq Small Cap Market, the Nasdaq National Market, the American Stock Exchange, or the New York Stock Exchange or is suspended or delisted with respect to the trading of the shares of Common Stock on such market or exchange.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Extended Put Period” shall mean the period of time between the Advance Put Notice Date until the Pricing Period End Date.

 “Ineffective Period” shall mean any period of time that the Registration Statement or any Supplemental Registration Statement (each as defined in the Registration Rights Agreement) becomes ineffective or unavailable for use for the sale or resale, as applicable, of any or all of the Registrable Securities (as defined in the Registration Rights Agreement) for any reason (or in the event the prospectus under either of the above is not current and deliverable) during any time period required under the Registration Rights Agreement.

“Investment Commitment Opinion of Counsel” shall mean an opinion from Company’s independent counsel as to the Investment Commitment Closing.

“Investment Date” shall mean the date of the Investment Commitment Closing.

“Investor” shall have the meaning set forth in the preamble hereto.

“Major Transaction" shall mean and shall be deemed to have occurred at such time upon any of the following events:

(i) a consolidation, merger or other business combination or event or transaction following which the holders of Common Stock of the Company immediately preceding such consolidation, merger, combination or event either (i) no longer hold a majority of the shares of Common Stock of the Company or (ii) no longer have the ability to elect the board of directors of the Company (a “Change of Control”); provided, however, that if the other entity involved in such consolidation, merger, combination or event is a publicly traded company with "Substantially Similar Trading Characteristics" (as defined below) as the Company and the holders of Common Stock are to receive solely Common Stock or no consideration (if the Company is the surviving entity) or solely common stock of such other entity (if such other entity is the surviving entity), such transaction shall not be deemed to be a Major Transaction (provided the surviving entity, if other than the Company, shall have agreed to assume all obligations of the Company under this Agreement and the Registration Rights Agreement).  For purposes hereof, an entity shall have Substantially Similar Trading Characteristics as the Company if the average daily dollar Trading Volume of the common stock of such entity is equal to or in excess of $500,000 for the 90th through the 31st day prior to the public announcement of such transaction;

(ii) the sale or transfer of all or substantially all of the Company's assets; or

(iii) a purchase, tender or exchange offer made to the holders of outstanding shares of Common Stock, such that following such purchase, tender or exchange offer a Change of Control shall have occurred.

“Market Price” shall equal the lowest Closing Price for the Common Stock on the Principal Market during the Pricing Period for the applicable Put.

“Material Facts” shall have the meaning set forth in Section 2.3.6(a).

“Maximum Put Dollar Amount” shall mean the lesser of (i) the Company Designated Maximum Put Dollar Amount, if any, specified by the Company in a Put Notice, and (ii) $2 million.

“Normal Trading” shall mean trading that occurs between 9:30 AM and 4:00 PM, New York City Time, on any Business Day, and shall expressly exclude “after hours” trading.

“Offering” shall mean the Company’s offering of Common Stock and Warrants issued under this  Investment Agreement.

“Officer’s Certificate” shall mean a certificate, signed by an officer of the Company, to the effect that the representations and warranties of the Company in this Agreement required to be true for the applicable Closing are true and correct in all material respects and all of the conditions and limitations set forth in this Agreement for the applicable Closing are satisfied.

“Opinion of Counsel” shall mean, as applicable, the Investment Commitment Opinion of Counsel and the Registration Opinion.

“Pricing Period” shall mean, unless otherwise shortened under the terms of this Agreement, the period beginning on the Business Day immediately following the Put Date and ending on and including the date which is 20 Business Days after such Put Date.

“Pricing Period End Date” shall mean the last Business Day of any Pricing Period.

“Principal Market” shall mean the O.T.C. Bulletin Board, the Nasdaq Small Cap Market, the Nasdaq National Market, the American Stock Exchange or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

“Put Date” shall mean the date that is specified by the Company in any Put Notice for which the Company intends to exercise a Put under Section 2.3.1, unless the Put Date is postponed pursuant to the terms hereof, in which case the “Put Date” is such postponed date.

“Put Dollar Amount” shall  be determined by multiplying the Put Share Amount by the respective Put Share Prices with respect to such Put Shares, subject to the limitations herein.

“Put Shares” shall mean shares of Common Stock that are purchased by the Investor pursuant to a Put.

“Registrable Securities” shall have the meaning as set forth in the Registration Rights Agreement.

“Registration Rights Agreement” shall mean that certain registration rights agreement entered into by the Company and Investor on even date herewith, in the form attached hereto as Exhibit A, or such other form as agreed upon by the parties.

“Registration Statement” shall have the meaning as set forth in the Registration Rights Agreement.

“Regulation D” shall mean Regulation D promulgated under the Act.

“SEC” shall mean the Securities and Exchange Commission.

“Securities” shall mean this Investment Agreement, together with the Common Stock of the Company, the Warrants and the Warrant Shares issuable pursuant to this Investment Agreement.

“Six Month Anniversary” shall mean the date that is the same Numeric Day of the sixth (6th) calendar month after the Investment Date, and the date that is the same Numeric Day of each sixth (6th) calendar month thereafter, provided that if such date is not a Business Day, the next Business Day thereafter.

“Supplemental Registration Statement” shall have the meaning set forth in the Registration Rights Agreement.

“Term” shall mean the term of this Agreement, which shall be a period of time beginning on the date of this Agreement and ending on the Termination Date.

“Termination Date” shall mean the earlier of (i) the date that is two (2) years after the Effective Date, or (ii) the date that is thirty (30) Business Days after the later of (a) the Put Closing Date on which the sum of the aggregate Put Share Price for all Put Shares equal the Maximum Offering Amount, (b) the date that the Company has delivered a Termination Notice to the Investor,  (c) the date of an Automatic Termination, and (d) the date that all of the Warrants have been exercised.

“Trading Volume ” shall mean the volume of shares of the Company’s Common Stock that trade between 9:30 AM and 4:00 PM, New York City Time, on any Business Day, and shall expressly exclude any shares trading during “after hours” trading.

“Transfer Agent Instructions” shall mean the Company’s instructions to its transfer agent, substantially in the form attached as Exhibit T, or such other form as agreed upon by the parties.

“Unlegended Share Certificates” shall mean a certificate or certificates (or electronically delivered shares, as appropriate) (in denominations as instructed by Investor) representing the shares of Common Stock to which the Investor is then entitled to receive, registered in the name of Investor or its nominee (as instructed by Investor) and not containing a restrictive legend or stop transfer order, including but not limited to the Put Shares for the applicable Put and Warrant Shares.

“Warrant Shares” shall mean the Common Stock issued or issuable upon exercise of the Warrants.

“Warrants” shall mean Purchase Warrants and Commitment Warrants.

2.

Purchase and Sale of Common Stock.

2.1  Offer to Subscribe.

Subject to the terms and conditions herein and the satisfaction of the conditions to closing set forth in Sections 2.2 and 2.3 below, Investor hereby agrees to purchase such amounts of Common Stock and accompanying Warrants as the Company may, in its sole and absolute discretion, from time to time elect to issue and sell to Investor according to one or more Puts pursuant to Section 2.3 below.

2.2

Investment Commitment.

2.2.1   Investment Commitment Closing.  The closing of this Agreement (the “Investment Commitment Closing") shall be deemed to occur when this Agreement and the Registration Rights Agreement have been executed by both Investor and the Company, the Transfer Agent Instructions have been executed by both the Company and the Transfer Agent, and the other Conditions to Investor’s Obligations set forth in Section 2.2.2 below have been met.

2.2.2  Conditions to Investor’s Obligations.  As a prerequisite to the Investment Commitment Closing and the Investor’s obligations hereunder, all of the following (the “Conditions to Investor’s Obligations”) shall have been satisfied prior to or concurrently with the Company’s execution and delivery of this Agreement:

(a)

the following documents shall have been delivered to the Investor: (i) the Registration Rights Agreement (executed by the Company and Investor), (ii) the Investment Commitment Opinion of Counsel (signed by the Company’s counsel), (iii) the Transfer Agent Instructions (executed by the Company and the Transfer Agent), and (iv) a Secretary's Certificate as to (A) the resolutions of the Company's board of directors authorizing this transaction, (B) the Company's Certificate of Good Standing, Articles of  Incorporation, and (C) the Company's Bylaws;

(b)

this Investment Agreement, accepted by the Company, shall have been received by the Investor;

(c)

the Company’s Common Stock shall be listed for trading and actually trading on the O.T.C. Bulletin Board, the Nasdaq Small Cap Market, the Nasdaq National Market, the American Stock Exchange, the New York Stock Exchange, or other national exchange upon the effectiveness of the registration statement for these shares;

(d)

other than continuing losses, if any, described in the Risk Factors set forth in the Disclosure Documents (provided for in Section 3.2.4), as of the Closing there have been no material adverse changes in the Company’s business prospects or financial condition since the date of the last balance sheet included in the Disclosure Documents, including but not limited to incurring material liabilities; and

(e)

the representations and warranties of the Company in this Agreement shall be true and correct in all material respects and the conditions to Investor’s obligations set forth in this Section 2.2.2 shall have been satisfied as of such Closing; and the Company shall deliver an Officer’s Certificate, signed by an officer of the Company, to such effect to the Investor.

2.3  Puts of Common Shares to the Investor.

2.3.1  Procedure  to Exercise a Put. Subject to the Individual Put Limit, the Maximum Offering Amount and the Cap Amount (if applicable), and the other conditions and limitations set forth in this Agreement, at any time beginning on the date on which the Registration Statement is declared effective by the SEC (the “Effective Date”), the Company may, in its sole and absolute discretion, elect to exercise one or more Puts according to the following procedure, provided that each subsequent Put Date after the first Put Date shall be no sooner than five (5) Business Days following the preceding Pricing Period End Date:

(a) Delivery of Advance Put Notice.

At least ten (10) Business Days but not more than twenty (20) Business Days prior to any intended Put Date (unless otherwise agreed in writing by the Investor), the Company shall deliver advance written notice (the “Advance Put Notice,” the form of which is attached hereto as Exhibit E, the date of such Advance Put Notice being the “Advance Put Notice Date”) to Investor stating the Put Date for which the Company shall, subject to the limitations and restrictions contained herein, exercise a Put and stating the number of shares of Common Stock (subject to the Individual Put Limit and the Maximum Put Dollar Amount) which the Company intends to sell to the Investor for the Put (the “Intended Put Share Amount”).

The Company may, at its option, also designate in any Advance Put Notice (i) a maximum dollar amount of Common Stock, not to exceed $2,000,000, which it shall sell to Investor during the Put (the “Company Designated Maximum Put Dollar Amount”) and/or (ii) a minimum purchase price per Put Share at which the Investor may purchase Shares pursuant to such Put Notice (a "Company Designated Minimum Put Share Price").  The Company Designated Minimum Put Share Price, if applicable, shall be no greater than 80% of the Closing Bid Price of the Company’s common stock on the Advance Put Notice Date. The Company may decrease (but not increase) the Company Designated Minimum Put Share Price for a Put at any time by giving the Investor written notice of such decrease not later than 12:00 Noon, New York City time, on the Business Day immediately preceding the Business Day that such decrease is to take effect.  A decrease in the Company Designated Minimum Put Share Price shall have no retroactive effect on the determination of Trigger Prices and Excluded Days for days preceding the Business Day that such decrease takes effect.

In order to effect delivery of the Advance Put Notice, the Company shall (i) send the Advance Put Notice by facsimile on such date so that such notice is received by the Investor by 6:00 p.m., New York, NY time, and (ii) surrender such notice on such date to a courier for overnight delivery to the Investor (or two (2) day delivery in the case of an Investor residing outside of the U.S.). Upon receipt by the Investor of a facsimile copy of the Advance Put Notice, the Investor shall, within two (2) Business Days, send, via facsimile, a confirmation of receipt (the “Advance Put Notice Confirmation,” the form of which is attached hereto as Exhibit F) of the Advance Put Notice to the Company specifying that the Advance Put Notice has been received and affirming the intended Put Date and the Intended Put Share Amount.

(b) Put Share Amount. The “Put Share Amount” is the number of shares of Common Stock that the Investor shall be obligated to purchase in a given Put, and shall equal the lesser of (i) the Intended Put Share Amount, and (ii) the Individual Put Limit.  The “Individual Put Limit” shall equal the lesser of (i) 15% of the sum of the aggregate daily reported Trading Volumes in the outstanding Common Stock on the Company’s Principal Market, excluding any block trades of 20,000 or more shares of Common Stock, for all Evaluation Days (as defined below) in the Pricing Period, (ii) the number of Put Shares which, when multiplied by their respective Put Share Prices, equals the Maximum Put Dollar Amount, but in no event shall the Individual Put Limit exceed 15% of the sum of the aggregate daily reported Trading Volumes in the outstanding Common Stock on the Company’s Principal Market, excluding any block trades of 20,000 or more shares of Common Stock, for the twenty (20) Business Days immediately preceding the Put Date (this limitation, together with the limitation in (i) immediately above, are collectively referred to herein as the “Volume Limitations”). Company agrees not to trade Common Stock or arrange for Common Stock to be traded for the purpose of artificially increasing the Volume Limitations.

For purposes of this Agreement:

"Trigger Price" for any Pricing Period shall mean the greater of  (i) the Company Designated Minimum Put Share Price divided by 90%. or, should the Market Price be less than $0.50, then the trigger price shall be the Company Designated Minimum Put Share Price plus $.10.

An “Excluded Day” shall mean each Business Day during a Pricing Period where at least “Y” shares of Common Stock trade at a price that is less than the Trigger Price, where “Y” is the lesser of (i) 10,000 shares, or (ii) 15% of the daily reported Trading Volume in the outstanding Common Stock on the Company’s Principal Market on such Business Day.

An “Evaluation Day” shall mean each Business Day during a Pricing Period that is not an Excluded Day.

(c) Put Share Price.  The purchase price for the Put Shares (the “Put Share Price”) shall equal the greater of (i) the Market Price for such Put, plus $0.08 , or (ii) 90%   of the Market Price for such Put, but shall in no event be less than the Company Designated Minimum Put Share Price for such Put, if applicable.

(d) [Reserved]

(e) Delivery of Required Put Documents. On or before the Put Date for such Put, the Company shall deliver the Required Put Documents (as defined in Section 2.3.5 below) to the Investor (or to an agent of Investor, if Investor so directs).  Unless otherwise specified by the Investor, the Put Shares of Common Stock shall be transmitted electronically pursuant to such electronic delivery system as the Investor shall request; otherwise delivery shall be by physical certificates.  If the Company has not delivered all of the Required Put Documents to the Investor on or before the Put Date, the  Put shall be automatically cancelled, unless the Investor agrees to delay the Put Date by up to three (3) Business Days, in which case the Pricing Period begins on the Business Day following such new Put Date.  If the Company has not delivered all of the Required Put Documents to the Investor on or before the Put Date (or new Put Date, if applicable), and the Investor has not agreed in writing to delay the Put Date, the Put is automatically canceled (an “Impermissible Put Cancellation”) and, unless the Put was otherwise canceled in accordance with the terms of Section 2.3.11, the Company shall pay the Investor $5,000 for its reasonable due diligence expenses incurred in preparation for the canceled Put and the Company may deliver an Advance Put Notice for the subsequent Put no sooner than ten (10) Business Days after the date that such Put was canceled, unless otherwise agreed by the Investor.

(f) Limitation on Investor's Obligation to Purchase Shares. Notwithstanding anything to the contrary in this Agreement, in no event shall the Investor be required to purchase, and an Intended Put Share Amount may not include, an amount of Put Shares, which when added to the number of Put Shares acquired by the Investor pursuant to this Agreement during the 31 days preceding the Put Date with respect to which this determination of the permitted Intended Put Share Amount is being made, would exceed 9.99% of the number of shares of Common Stock outstanding (on a fully diluted basis, to the extent that inclusion of unissued shares is mandated by Section 13(d) of the Exchange Act) on the Put Date for such Pricing Period, as determined in accordance with Section 13(d) of the Exchange Act (the “Section 13(d) Outstanding Share Amount”).  Each Put Notice shall include a representation of the Company as to the Section 13(d) Outstanding Share Amount on the related Put Date. In the event that the Section 13(d) Outstanding Share Amount is different on any date during a Pricing Period than on the Put Date associated with such Pricing Period, then the number of shares of Common Stock outstanding on such date during such Pricing Period shall govern for purposes of determining whether the Investor, when aggregating all purchases of Shares made pursuant to this Agreement in the 31 calendar days preceding such date, would have acquired more than 9.99% of the Section 13(d) Outstanding Share Amount.  The limitation set forth in this Section 2.3.1(f) is referred to as the “9.9% Limitation.”

2.3.2  Termination of Right to Put.   The Company’s right to require the Investor to purchase any subsequent Put Shares shall terminate permanently (each, an “Automatic Termination”) upon the occurrence of any of the following:

(a) the Company shall not exercise a Put or any Put thereafter if, at any time, either the Company or any director or executive officer of the Company has engaged in a transaction or conduct related to the Company that has resulted in (i) a Securities and Exchange Commission enforcement action, or (ii) a civil judgment or criminal conviction for fraud or misrepresentation, or for any other offense that, if prosecuted criminally, would constitute a felony under applicable law;

(b) the Company shall not exercise a Put or any Put thereafter, on any date after a cumulative time period or series of time periods, including both Ineffective Periods and Delisting Events, that last for an aggregate of four (4) months;

(c) the Company shall not exercise a Put or any Put thereafter if at any time the Company has filed for and/or is subject to any bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors instituted by or against the Company or any subsidiary of the Company;

(d) the Company shall not exercise a Put after the sooner of (i) the date that is three (3) years after the Effective Date, or (ii) the Put Closing Date on which the aggregate of the Put Dollar Amounts for all Puts equal the Maximum Offering Amount; and

(e) the Company shall not exercise a Put after the Company has breached any covenant in Section 2.6, Section 6, or Section 9 hereof.

(f) if no Registration Statement has been declared effective by the date that is one (1) year after the date of this Agreement, the Automatic Termination shall occur on the date that is one (1) year after the date of this Agreement.

2.3.3  Put Limitations.  The Company’s right to exercise a Put shall be limited as follows:

(a) notwithstanding the amount of any Put, the Investor shall not be obligated to purchase any additional Put Shares once the aggregate Put Dollar Amount paid by Investor equals the Maximum Offering Amount;

(b) the Investor shall not be obligated to acquire and pay for the Put Shares with respect to any Put for which the Company has announced a subdivision or combination, including a reverse split, of its Common Stock or has subdivided or combined its Common Stock during the Extended Put Period;

(c) the Investor shall not be obligated to acquire and pay for the Put Shares with respect to any Put for which the Company has paid a dividend of its Common Stock or has made any other distribution of its Common Stock during the Extended Put Period;

(d) the Investor shall not be obligated to acquire and pay for the Put Shares with respect to any Put for which the Company has made, during the Extended Put Period, a distribution of all or any portion of its assets or evidences of indebtedness to the holders of its Common Stock;

(e) the Investor shall not be obligated to acquire and pay for the Put Shares with respect to any Put for which a Major Transaction has occurred during the Extended Put Period.

2.3.4   Conditions Precedent to the Right of the Company to Deliver an Advance Put Notice or a Put Notice and the Obligation of the Investor to Purchase Put Shares.  The right of the Company to deliver an Advance Put Notice or a Put Notice and the obligation of the Investor hereunder to acquire and pay for the Put Shares incident to a Closing is subject to the satisfaction, on (i) the date of delivery of such Advance Put Notice or Put Notice and (ii) the applicable Put Closing Date, of each of the following conditions:

(a)

the Company’s Common Stock shall be listed for and actively trading on the O.T.C. Bulletin Board, the Nasdaq Small Cap Market, the Nasdaq National Market, the New York Stock Exchange, or other national stock exchange and the Put Shares shall be so listed, and to the Company’s knowledge there is no notice of any suspension or delisting with respect to the trading of the shares of Common Stock on such market or exchange, provided that nothing herein shall prevent the Company from concurrently listing its Common Stock on more than one national exchange.;

(b)

the Company shall have satisfied any and all obligations pursuant to the Registration Rights Agreement, including, but not limited to, the filing of the Registration Statement with the SEC with respect to the resale of all Registrable Securities and the requirement that the Registration Statement shall have been declared effective by the SEC for the resale of all Registrable Securities and the Company shall have satisfied and shall be in compliance with any and all obligations pursuant to this Agreement and the Warrants;

(c)

the representations and warranties of the Company are true and correct in all material respects as if made on such date and the conditions to Investor’s obligations set forth in this Section 2.3.4 are satisfied as of such Closing, and the Company shall deliver a certificate, signed by an officer of the Company, to such effect to the Investor;

(d)

the Company shall have reserved for issuance a sufficient number of Common Shares for the purpose of enabling the Company to satisfy any obligation to issue Common Shares pursuant to any Put and to effect exercise of the Warrants;

(e)

the Registration Statement is not subject to an Ineffective Period as defined in the Registration Rights Agreement, the prospectus included therein is current and deliverable, and to the Company’s knowledge there is no notice of any investigation or inquiry concerning any stop order with respect to the Registration Statement; and

(f)

if the Aggregate Issued Shares after the Closing of the Put would exceed the Cap Amount, the Company shall have obtained the Stockholder 20% Approval as specified in Section 6.11, if the Company’s Common Stock is listed on the NASDAQ Small Cap Market or NMS, and such approval is required by the rules of the NASDAQ.

2.3.5  Documents Required to be Delivered on the Put Date as Conditions to Closing of any Put.  The Closing of any Put and Investor’s obligations hereunder shall additionally be conditioned upon the delivery to the Investor of each of the following (the “Required Put Documents”) on or before the applicable Put Date:

(a) a number of Unlegended Share Certificates (or freely tradeable electronically delivered shares, as appropriate) equal to the Intended Put Share Amount, in denominations of not more than 50,000 shares per certificate;

(b) the following documents:  any report or disclosure required under Section 2.3.6 or Section 2.5;

(c) all documents, instruments and other writings required to be delivered on or before the Put Date pursuant to any provision of this Agreement in order to implement and effect the transactions contemplated herein.

2.3.6  Accountant’s Letter and Registration Opinion.

(a)  The Company shall have caused to be delivered to the Investor, (i) whenever required by Section 2.3.6(b) or by Section 2.5.3 (the “Registration Opinion Deadline”), an opinion of the Company's independent counsel in substantially the form of Exhibit R. , If a Registration Opinion cannot be delivered by the Company's independent counsel to the Investor when requested due to the existence of Material Facts or an Ineffective Period, the Company shall promptly notify the Investor and as promptly as possible amend each of the Registration Statement and any Supplemental Registration Statements, as applicable, and any related prospectus or cause such Ineffective Period to terminate, as the case may be, and deliver such Registration Opinion and updated prospectus as soon as possible thereafter.  If at any time after a Put Notice shall have been delivered to Investor but before the related Pricing Period End Date, the Company acquires knowledge of such Material Facts or any Ineffective Period occurs, the Company shall promptly notify the Investor and shall deliver a Put Cancellation Notice to the Investor pursuant to Section 2.3.11 by facsimile and overnight courier by the end of that Business Day.

(b)

(i)  the Company shall engage its independent auditors to perform the procedures in accordance with the provisions of Statement on Auditing Standards No. 71, as amended, as agreed to by the parties hereto, and reports thereon (the “Bring Down Cold Comfort Letters”) as shall have been reasonably requested by the Investor with respect to certain financial information contained in the Registration Statement

(ii)  in the event that the Investor shall have requested delivery of an Agreed Upon Procedures Report pursuant to Section 2.5.3, the Company shall engage its independent auditors to perform certain agreed upon procedures and report thereon as shall have been reasonably requested by the Investor with respect to certain financial information of the Company and the Company shall deliver to the Investor a copy of such report addressed to the Investor.  In the event that the report required by this Section 2.3.6(b) cannot be delivered by the Company's independent auditors, the Company shall, if necessary, promptly revise the Registration Statement and the Company shall not deliver a Put Notice until such report is delivered.

2.3.7  Investor’s Obligation and Right to Purchase Shares.    Subject to the conditions set forth in this Agreement, following the Investor's receipt of a validly delivered Put Notice, the Investor shall be required to purchase (each a “Purchase”) from the Company a number of Put Shares equal to the Put Share Amount, in the manner described below.

2.3.8  Mechanics of Put Closing. Each of the Company and the Investor shall deliver all documents, instruments and writings required to be delivered by either of them pursuant to this Agreement at or prior to each Closing.  Subject to such delivery and the satisfaction of the conditions set forth in Sections 2.3.4 and 2.3.5, the closing of the purchase by the Investor of Shares shall occur by 5:00 PM, New York City Time, on the date which is five (5) Business Days following the applicable Pricing Period End Date (or such other time or later date as is mutually agreed to by the Company and the Investor) (the “Payment Due Date”) at the offices of Investor.   On each or before each Payment Due Date, the Investor shall deliver to the Company, in the manner specified in Section 8 below,  the Put Dollar Amount to be paid for such Put Shares, determined as aforesaid.  The closing (each a “Put Closing”) for each Put shall occur on the date that both (i) the Company has delivered to the Investor all Required Put Documents, and (ii) the Investor has delivered to the Company such Put Dollar Amount and any Late Payment Amount, if applicable (each a “Put Closing Date”).

If the Investor does not deliver to the Company the Put Dollar Amount for such Put Closing on or before the Payment Due Date, then the Investor shall pay to the Company, in addition to the Put Dollar Amount, an amount (the “Late Payment Amount”) at a rate of X% per month, accruing daily, multiplied by such Put Dollar Amount, where “X” equals one percent (1%)  per month following the date in question, and increases by an additional one percent (1%) for each month that passes after the date in question., provided, however, that in no event shall the amount of interest that shall become due and payable hereunder exceed the maximum amount permissible under applicable law.

2.3.9

Limitation on Short Sales.  The Investor and its Affiliates shall not engage in or cause others on its behalf to engage in  sales of the Company's Common Stock for which the Investor does not have the right or duty to purchase shares from the Company to cover such sales; provided, however, that the Investor may enter into any short exempt sale or any short sale or other hedging or similar arrangement it deems appropriate with respect to Put Shares and Warrants after it receives a Put Notice so long as such sales or arrangements do not involve more than the number of such Put Shares that the Investor has a right or duty to purchase from the Company.

2.3.10  Cap Amount.   If the Company becomes listed on the Nasdaq Small Cap Market or the Nasdaq National Market, then, unless the Company has obtained Stockholder 20% Approval as set forth in Section 6.11 or unless otherwise permitted by Nasdaq, in no event shall the Aggregate Issued Shares exceed the maximum number of shares of Common Stock (the “Cap Amount”) that the Company can, without stockholder approval, so issue pursuant to Nasdaq Rule 4460(i)(1)(d)(ii) (or any other applicable Nasdaq Rules  or any successor rule) (the “Nasdaq 20% Rule”).

2.3.11  Put Cancellation.

(a)

Mechanics of Put Cancellation. If at any time during a Pricing Period the Company discovers the existence of Material Facts or any Ineffective Period or Delisting Event occurs, the Company shall cancel the Put (a ”Put Cancellation”), by delivering written notice to the Investor (the “Put Cancellation Notice”), attached as Exhibit Q, by facsimile and overnight courier.  The “Put Cancellation Date” shall be the date that the Put Cancellation Notice is first received by the Investor, if such notice is received by the Investor by 6:00 p.m., New York, NY time, and shall be the following date, if such notice is received by the Investor after 6:00 p.m., New York, NY time.

(b)

Effect of Put Cancellation. Anytime a Put Cancellation Notice is delivered to Investor after the Put Date, the Put, shall remain effective with respect to a number of Put Shares (the “Truncated Put Share Amount”) equal to the Individual Put Limit for the Truncated Pricing Period.

(c)

Put Cancellation Notice Confirmation.  Upon receipt by the Investor of a facsimile copy of the Put Cancellation Notice, the Investor shall promptly send, via facsimile, a confirmation of receipt (the “Put Cancellation Notice Confirmation,” a form of which is attached as Exhibit S) of the Put Cancellation Notice to the Company specifying that the Put Cancellation Notice has been received and affirming the Put Cancellation Date.

(d)

Truncated Pricing Period.

 If a Put Cancellation Notice has been delivered to the Investor after the Put Date, the Pricing Period for such Put shall end at on the close of trading on the last full trading day on the Principal Market that ends on the day of the initial delivery of the Put Cancellation Notice (a “Truncated Pricing Period”) to the Investor.

2.3.12  Investment Agreement Cancellation.   The Company may terminate (a “Company Termination”) its right to initiate future Puts by providing written notice (“Termination Notice”) to the Investor, by facsimile and overnight courier, at any time other than during an Extended Put Period, provided that such termination shall have no effect on the parties’ other rights and obligations under this Agreement, the Registration Rights Agreement or the Warrants.  Notwithstanding the above, any cancellation occurring during an Extended Put Period is governed by Section 2.3.11.

2.3.13

Return of Excess Common Shares.  In the event that the number of Shares purchased by the Investor pursuant to its obligations hereunder is less than the Intended Put Share Amount, the Investor shall promptly return to the Company any shares of Common Stock in the Investor’s possession that are not being purchased by the Investor unless the Company elects to immediately or contiguously deliver a new Advanced Put Notice.

2.4  Commitment Shares.

2.4.1

Commitment Shares. In partial consideration hereof, following the execution of the Term Sheet  dated on or about March 13, 2001  between the Company and the Investor, the Company issued and delivered to Investor or its designated assignees, 200,000 shares of unregistered common stock as commitment shares with piggy-back registration rights.

Notwithstanding any Termination or Automatic Termination of this Agreement, regardless of whether or not the Registration Statment is or is not filed, and regardless of whether or not the Registration Statement is approved or denied by the SEC, the Investor shall retain full ownership of the Commitment Shares as partial consideration for its commitment hereunder.

2.4.2  [Reserved]

2.5     Due Diligence Review.   The Company shall make available for inspection and review by the Investor (the “Due Diligence Review”), advisors to and representatives of the Investor (who may or may not be affiliated with the Investor and who are reasonably acceptable to the Company), any underwriter participating in any disposition of Common Stock on behalf of the Investor pursuant to the Registration Statement, any Supplemental Registration Statement, or amendments or supplements thereto or any blue sky, NASD or other filing, all financial and other records, all SEC Documents and other filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company's officers, directors and employees to supply all such information reasonably requested by the Investor or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Investor and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of the Registration Statement.

2.5.1

Treatment of Nonpublic Information.  The Company shall not disclose nonpublic information to the Investor or to its advisors or representatives in violation of Reg. FD.    Nothing herein shall require the Company to disclose nonpublic information to the Investor or its advisors or representatives, and the Company represents that it does not disseminate nonpublic information to any investors who purchase stock in the Company in a public offering, to money managers or to securities analysts, provided, however, that notwithstanding anything herein to the contrary, the Company will, as hereinabove provided, immediately notify the advisors and representatives of the Investor and, if any, underwriters, of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting information (whether or not requested of the Company specifically or generally during the course of due diligence by and such persons or entities), which, if not disclosed in the Prospectus included in the Registration Statement, would cause such Prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

2.5.2  Disclosure of Misstatements and Omissions. The Investor's advisors or representatives shall make complete disclosure to the Investor's counsel of all events or circumstances constituting nonpublic information discovered by such advisors or representatives in the course of their due diligence upon which such advisors or representatives form the opinion that the Registration Statement contains an untrue statement of a material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in the light of the circumstances in which they were made, not misleading.  Upon receipt of such disclosure, the Investor's counsel shall consult with the Company's independent counsel in order to address the concern raised as to the existence of a material misstatement or omission and to discuss appropriate disclosure with respect thereto; provided, however, that such consultation shall not constitute the advice of the Company's independent counsel to the Investor as to the accuracy of the Registration Statement and related Prospectus.

2.5.3  Procedure if Material Facts are Reasonably Believed to be Untrue or are Omitted.  In the event after such consultation the Investor or the Investor's counsel reasonably believes that the Registration Statement contains an untrue statement or a material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading,

(a) the Company shall file with the SEC an amendment to the Registration Statement responsive to such alleged untrue statement or omission and provide the Investor, as promptly as practicable, with copies of the Registration Statement and related Prospectus, as so amended, or

(b) if the Company disputes the existence of any such material misstatement or omission, (i) the Company's independent counsel shall provide the Investor's counsel with a Registration Opinion and (ii) in the event the dispute relates to the adequacy of financial disclosure and the Investor shall reasonably request, the Company's independent auditors shall provide to the Company a letter (“Agreed Upon Procedures Report”) outlining the performance of such "agreed upon procedures" as shall be reasonably requested by the Investor and the Company shall provide the Investor with a copy of such letter.

2.6 Commitment Payments.

On the last Business Day of each six (6) Calendar Month period following the Effective Date (each such period a “Commitment Evaluation Period”), if the Company has not Put at least $50,000 in aggregate Put Dollar Amount during that Commitment Evaluation Period, the Company, in consideration of Investor’s commitment costs, including, but not limited to, due diligence expenses, shall pay to the Investor an amount (the “Semi-Annual Non-Usage Fee ”) equal to the difference of (i) $5,000, minus (ii) 10% of the aggregate Put Dollar Amount of the Put Shares put to Investor during that Commitment Evaluation Period.  In the event that the Company delivers a Termination Notice to the Investor or an Automatic Termination occurs, the Company shall pay to the Investor (the “Termination Fee”) the greater of (i) the Semi-Annual Non-Usage Fee for the applicable Commitment Evaluation Period, or (ii) the difference of (x) $30,000, minus (y) 5% of the aggregate Put Dollar Amount of the Put Shares put to Investor during all Puts to date, and the Company shall not be required to pay the Semi-Annual Non-Usage Fee thereafter.

Each Semi Annual Non-Usage Fee or Termination Fee is payable, in cash, within five (5) business days of the date it accrued.  The Company shall not be required to deliver any payments to Investor under this subsection until Investor has paid all Put Dollar Amounts that are then due.

3.

Representations, Warranties and Covenants of Investor.  Investor hereby represents and warrants to and agrees with the Company as follows:

3.1  Accredited Investor.  Investor is an accredited investor (“Accredited Investor”), as defined in Rule 501 of Regulation D, and has checked the applicable box set forth in Section 10 of this Agreement.

3.2  Investment Experience; Access to Information; Independent Investigation.

3.2.1  Access to Information.  Investor or Investor’s professional advisor has been granted the opportunity to ask questions of and receive answers from representatives of the Company, its officers, directors, employees and agents concerning the terms and conditions of this Offering, the Company and its business and prospects, and to obtain any additional information which Investor or Investor’s professional advisor deems necessary to verify the accuracy and completeness of the information received.

3.2.2  Reliance on Own Advisors.  Investor has relied completely on the advice of, or has consulted with, Investor’s own personal tax, investment, legal or other advisors and has not relied on the Company or any of its affiliates, officers, directors, attorneys, accountants or any affiliates of any thereof and each other person, if any, who controls any of the foregoing, within the meaning of Section 15 of the Act for any tax or legal advice (other than reliance on information in the Disclosure Documents as defined in Section 3.2.4 below and on the Opinion of Counsel).  The foregoing, however, does not limit or modify Investor’s right to rely upon covenants, representations and warranties of the Company in this Agreement.

3.2.3  Capability to Evaluate.  Investor has such knowledge and experience in financial and business matters so as to enable such Investor to utilize the information made available to it in connection with the Offering in order to evaluate the merits and risks of the prospective investment, which are substantial, including without limitation those set forth in the Disclosure Documents (as defined in Section 3.2.4 below).

3.2.4  Disclosure Documents.  Investor, in making Investor’s investment decision to subscribe for the Investment Agreement hereunder, represents that (a) Investor has received and had an opportunity to review (i) the Company’s Annual Report on Form 10-KSB for the most recent three years, if applicable, (ii) the Company’s quarterly report on Form 10-QSB for the last four quarters, if any, (iii) the Risk Factors, provided by the Comapny, (the “Risk Factors”) (iv) the Capitalization Schedule of the Company’s currently issued and outstanding stock and/or warrants, , (the “Capitalization Schedule”) and (v) the Use of Proceeds Schedule as anticipated by the Company, (the “Use of Proceeds Schedule”); (b) Investor has read, reviewed, and relied solely on the documents described in (a) above, the Company’s representations and warranties and other information in this Agreement, including the exhibits, documents prepared by the Company which have been specifically provided to Investor in connection with this Offering (the documents described in this Section 3.2.4 (a) and (b) are collectively referred to as the “Disclosure Documents”), and an independent investigation made by Investor and Investor’s representatives, if any; (c) Investor has, prior to the date of this Agreement, been given an opportunity to review material contracts and documents of the Company which have been filed as exhibits to the Company’s filings under the Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and has had an opportunity to ask questions of and receive answers from the Company’s officers and directors; and (d) is not relying on any oral representation of the Company or any other person, nor any written representation or assurance from the Company other than those contained in the Disclosure Documents or incorporated herein or therein.  The foregoing, however, does not limit or modify Investor’s right to rely upon covenants, representations and warranties of the Company in Sections 5 and 6 of this Agreement.  Investor acknowledges and agrees that the Company has no responsibility for, does not ratify, and is under no responsibility whatsoever to comment upon or correct any reports, analyses or other comments made about the Company by any third parties, including, but not limited to, analysts’ research reports or comments (collectively, “Third Party Reports”), and Investor has not relied upon any Third Party Reports in making the decision to invest.

3.2.5  Investment Experience; Fend for Self.  Investor has substantial experience in investing in securities and it has made investments in securities other than those of the Company.  Investor acknowledges that Investor is able to fend for Investor’s self in the transaction contemplated by this Agreement, that Investor has the ability to bear the economic risk of Investor’s investment pursuant to this Agreement and that Investor is an "Accredited Investor" by virtue of the fact that Investor meets the investor qualification standards set forth in Section 3.1 above.  Investor has not been organized for the purpose of investing in securities of the Company, although such investment is consistent with Investor’s purposes.

3.3  Exempt Offering Under Regulation D.

3.3.1  No General Solicitation.  The Investment Agreement was not offered to Investor through, and Investor is not aware of, any form of general solicitation or general advertising, including, without limitation, (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

3.3.2  Restricted Securities.  Investor understands that the Investment Agreement is and the Common Stock issued under this Agreements will be, characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction exempt from the registration requirements of the federal securities laws and that under such laws and applicable regulations such securities may not be transferred or resold without registration under the Act or pursuant to an exemption therefrom.  In this connection, Investor represents that Investor is familiar with Rule 144 under the Act, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

3.3.3  Disposition.  Without in any way limiting the representations set forth above, Investor agrees that until the Securities are sold pursuant to an effective Registration Statement or an exemption from registration.  Investor further agrees not to sell, transfer, assign, or pledge the Securities (except for any bona fide pledge arrangement to the extent that such pledge does not require registration under the Act or unless an exemption from such registration is available and provided further that if such pledge is realized upon, any transfer to the pledgee shall comply with the requirements set forth herein), or to otherwise dispose of all or any portion of the Securities unless and until:

(a)

There is then in effect a registration statement under the Act and any applicable state securities laws covering such proposed disposition and such disposition is made in accordance with such registration statement and in compliance with applicable prospectus delivery requirements; or

(b)

(i) Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition to the extent relevant for determination of the availability of an exemption from registration, and (ii) if reasonably requested by the Company, Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of the Securities under the Act or state securities laws.  It is agreed that the Company will not require the Investor to provide opinions of counsel for transactions made pursuant to Rule 144 provided that Investor and Investor’s broker, if necessary, provide the Company with the necessary representations for counsel to the Company to issue an opinion with respect to such transaction.

The Investor is entering into this Agreement for its own account and the Investor has no present arrangement (whether or not legally binding) at any time to sell the Common Stock to or through any person or entity; provided, however, that by making the representations herein, the Investor does not agree to hold the Common Stock for any minimum or other specific term and reserves the right to dispose of the Common Stock at any time in accordance with federal and state securities laws applicable to such disposition.

3.4  Due Authorization.

3.4.1  Authority.  The person executing this Investment Agreement, if executing this Agreement in a representative or fiduciary capacity, has full power and authority to execute and deliver this Agreement and each other document included herein for which a signature is required in such capacity and on behalf of the subscribing individual, partnership, trust, estate, corporation or other entity for whom or which Investor is executing this Agreement.  Investor has reached the age of majority (if an individual) according to the laws of the state in which he or she resides.

3.4.2  Due Authorization. Investor is duly and validly organized, validly existing and in good standing as a limited liability company under the laws of Texas with full power and authority to purchase the Securities to be purchased by Investor and to execute and deliver this Agreement.

4.

Acknowledgments

Investor is aware that:

4.1  Risks of Investment.  Investor recognizes that an investment in the Company involves substantial risks, including the potential loss of Investor's entire investment herein.  Investor recognizes that the Disclosure Documents, this Agreement and the exhibits hereto do not purport to contain all the information, which would be contained in a registration statement under the Act;

4.2  No Government Approval.  No federal or state agency has passed upon the Securities, recommended or endorsed the Offering, or made any finding or determination as to the fairness of this transaction;

4.3  No Registration, Restrictions on Transfer.  As of the date of this Agreement, the Securities and any component thereof have not been registered under the Act or any applicable state securities laws by reason of exemptions from the registration requirements of the Act and such laws, and may not be sold, pledged (except for any limited pledge in connection with a margin account of Investor to the extent that such pledge does not require registration under the Act or unless an exemption from such registration is available and provided further that if such pledge is realized upon, any transfer to the pledgee shall comply with the requirements set forth herein), assigned or otherwise disposed of in the absence of an effective registration of the Securities and any component thereof under the Act or unless an exemption from such registration is available;

4.4  Restrictions on Transfer.  Investor may not attempt to sell, transfer, assign, pledge or otherwise dispose of all or any portion of the Securities or any component thereof in the absence of either an effective registration statement or an exemption from the registration requirements of the Act and applicable state securities laws;

4.5  No Assurances of Registration.  There can be no assurance that any registration statement will become effective at the scheduled time, or ever, or remain effective when  required, and Investor acknowledges that it may be required to bear the economic risk of Investor's investment for an indefinite period of time;

4.6  Exempt Transaction.  Investor understands that the Securities are being offered and sold in reliance on specific exemptions from the registration requirements of federal and state law and that the representations, warranties, agreements, acknowledgments and understandings set forth herein are being relied upon by the Company in determining the applicability of such exemptions and the suitability of Investor to acquire such Securities.

4.7  Legends.  The certificates representing the Put Shares shall not bear a Restrictive Legend. The certificates representing the Commitment Shares shall  bear a Restrictive Legend unless they are issued at a time when the Registration Statement is  effective for resale.  It is understood that the certificates evidencing any Commitmnet Shares issued at a time when the Registration Statement is not effective for resale, subject to legend removal under the terms of Section 6.8 below, shall bear the following legend (the “Legend”):

"The securities represented hereby have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, nor the securities laws of any other jurisdiction.  They may not be sold or transferred in the absence of an effective registration statement under those securities laws or pursuant to an exemption therefrom."

5.

Representations and Warranties of the Company.  The Company hereby makes the following representations and warranties to Investor (which shall be true at the signing of this Agreement, and as of any such later date as contemplated hereunder) and agrees with Investor that, except as set forth in the “Schedule of Exceptions” attached hereto as Exhibit C:

5.1  Organization, Good Standing, and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas , USA and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.  The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the business or properties of the Company and its subsidiaries taken as a whole.  The Company is not the subject of any pending, threatened or, to its knowledge, contemplated investigation or administrative or legal proceeding (a “Proceeding”) by the Internal Revenue Service, the taxing authorities of any state or local jurisdiction, or the Securities and Exchange Commission, The National Association of Securities Dealer, Inc., The Nasdaq Stock Market, Inc. or any state securities commission, or any other governmental entity, which have not been disclosed in the Disclosure Documents.  None of the disclosed Proceedings, if any, will have a material adverse effect upon the Company or the market for the Common Stock.  The Company has the following subsidiaries:

5.2  Corporate Condition.  The Company's condition is, in all material respects, as described in the Disclosure Documents (as further set forth in any subsequently filed Disclosure Documents, if applicable), except for changes in the ordinary course of business and normal year-end adjustments that are not, in the aggregate, materially adverse to the Company.  Except for continuing losses, there have been no material adverse changes to the Company’s business, financial condition, or prospects since the dates of such Disclosure Documents.  The financial statements as contained in the 10-KSB and 10-QSB have been prepared in accordance with generally accepted accounting principles, consistently applied (except as otherwise permitted by Regulation S-X of the Exchange Act), subject, in the case of unaudited interim financial statements, to customary year end adjustments and the absence of certain footnotes, and fairly present the financial condition of the Company as of the dates of the balance sheets included therein and the consolidated results of its operations and cash flows for the periods then ended,.  Without limiting the foregoing, there are no material liabilities, contingent or actual, that are not disclosed in the Disclosure Documents (other than liabilities incurred by the Company in the ordinary course of its business, consistent with its past practice, after the period covered by the Disclosure Documents).  The Company has paid all material taxes that are due, except for taxes that it reasonably disputes.  There is no material claim, litigation, or administrative proceeding pending or, to the best of the Company’s knowledge, threatened against the Company, except as disclosed in the Disclosure Documents.  This Agreement and the Disclosure Documents do not contain any untrue statement of a material fact and do not omit to state any material fact required to be stated therein or herein necessary to make the statements contained therein or herein not misleading in the light of the circumstances under which they were made.  No event or circumstance exists relating to the Company, which under applicable law, requires public disclosure but which has not been so publicly announced or disclosed.

5.3  Authorization.  All corporate action on the part of the Company by its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and the authorization, issuance and delivery of the Common Stock being sold hereunder and the issuance (and/or the reservation for issuance) of the Warrants and the Warrant Shares have been taken, and this Agreement and the Registration Rights Agreement constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, except insofar as the enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies.  The Company has obtained all consents and approvals required for it to execute, deliver and perform each agreement referenced in the previous sentence.

5.4  Valid Issuance of Common Stock.  The Common Stock and the Warrants, when issued, sold and delivered in accordance with the terms hereof, for the consideration expressed herein, will be validly issued, fully paid and nonassessable and, based in part upon the representations of Investor in this Agreement, will be issued in compliance with all applicable U.S. federal and state securities laws.  The Warrant Shares, when issued in accordance with the terms of the Warrants, shall be duly and validly issued and outstanding, fully paid and nonassessable, and based in part on the representations and warranties of Investor, will be issued in compliance with all applicable U.S. federal and state securities laws.  The Put Shares, the Warrants and the Warrant Shares will be issued free of any preemptive rights.

5.5  Compliance with Other Instruments.  The Company is not in violation or default of any provisions of its Certificate of Incorporation or Bylaws, each as amended and in effect on and as of the date of the Agreement, or of any material provision of any material instrument or material contract to which it is a party or by which it is bound or of any provision of any federal or state judgment, writ, decree, order, statute, rule or governmental regulation applicable to the Company, which would have a material adverse effect on the Company's business or prospects, or on the performance of its obligations under this Agreement or the Registration Rights Agreement.  The execution, delivery and performance of this Agreement and the other agreements entered into in conjunction with the Offering and the consummation of the transactions contemplated hereby and thereby will not (a) result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company, which would have a material adverse effect on the Company’s business or prospects, or on the performance of its obligations under this Agreement, the Registration Rights Agreement, (b) violate the Company’s Certificate of Incorporation or By-Laws or (c) violate any statute, rule or governmental regulation applicable to the Company which violation would have a material adverse effect on the Company's business or prospects.

5.6  Reporting Company.  The Company shall be subject to the reporting requirements of the Exchange Act and the Company shall file all reports required by the Exchange Act after the date the Company first becomes subject to such reporting obligations. The Company undertakes to furnish Investor with copies of such reports as may be reasonably requested by Investor prior to consummation of this Offering and thereafter, to make such reports available, for the full term of this Agreement, including any extensions thereof, and for as long as Investor holds the Securities.  The Common Stock is, or will be upon the effective date, duly listed on an approved national exchange.  The Company is not in violation of the listing requirements of such exchange and does not reasonably anticipate that the Common Stock will be delisted by that exchange in the foreseeable future.  The Company has filed all reports required under the Exchange Act.  The Company has not furnished to the Investor any material nonpublic information concerning the Company.

5.7  Capitalization.  The capitalization of the Company as of March 13, 2001, , after taking into account the offering of the Securities contemplated by this Agreement and all other share issuances occurring prior to this Offering, will be, as set forth in the Capitalization Schedule as set forth in Exhibit K.  There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities.  Except as disclosed in the Capitalization Schedule, as of the date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or any of its subsidiaries, or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries, and (ii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of its or their securities under the Act (except the Registration Rights Agreement).

5.8  No Rights of Participation. No person or entity, including, but not limited to, current or former stockholders of the Company, underwriters, brokers, agents or other third parties, has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the financing contemplated by this Agreement which has not been waived.

5.9  Company Acknowledgment.  THE COMPANY HEREBY ACKNOWLEDGES THAT INVESTOR MAY ELECT TO HOLD THE SECURITIES FOR VARIOUS PERIODS OF TIME, AS PERMITTED BY THE TERMS OF THIS AGREEMENT, THE WARRANTS, AND OTHER AGREEMENTS CONTEMPLATED HEREBY, AND THE COMPANY FURTHER ACKNOWLEDGES THAT INVESTOR HAS MADE NO REPRESENTATIONS OR WARRANTIES, EITHER WRITTEN OR ORAL, AS TO HOW LONG THE SECURITIES WILL BE HELD BY INVESTOR OR REGARDING INVESTOR’S TRADING HISTORY OR INVESTMENT STRATEGIES.

5.10

No Advance Regulatory Approval.  The Company acknowledges that this Investment Agreement, the transaction contemplated hereby and the Registration Statement contemplated hereby have not been approved by the SEC, or any other regulatory body and there is no guarantee that this Investment Agreement, the transaction contemplated hereby and the Registration Statement contemplated hereby will ever be approved by the SEC or any other regulatory body.  The Company is relying on its own analysis and is not relying on any representation by Investor that either this Investment Agreement, the transaction contemplated hereby or the Registration Statement contemplated hereby has been or will be approved by the SEC or other appropriate regulatory body.

5.11  Underwriter’s Fees and Rights of First Refusal.  The Company is not obligated to pay any compensation or other fees, costs or related expenditures in cash or securities to any underwriter, broker, agent or other representative other than the Investor in connection with this Offering.

5.12  Availability of Suitable Form for Registration.  The Company is currently eligible and agrees to maintain its eligibility to register the resale of its Common Stock on a registration statement on a suitable form under the Act.

5.13  No Integrated Offering.  Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any of the Company’s securities or solicited any offers to buy any security under circumstances that would prevent the parties hereto from consummating the transactions contemplated hereby pursuant to an exemption from registration under Regulation D of the Act or would require the issuance of any other securities to be integrated with this Offering under the Rules of Nasdaq.  The Company has not engaged in any form of general solicitation or advertising in connection with the offering of the Common Stock or the Warrants.

5.14 Foreign Corrupt Practices.  Neither the Company, nor any of its subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any subsidiary has, in the course of its actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S.  Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

5.15  Representations Correct.  The foregoing representations, warranties and agreements are true, correct and complete in all material respects, and shall survive any Put Closing and the issuance of the shares of Common Stock thereby.

5.16  Tax Status.  The Company has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and as set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

5.17

Transactions With Affiliates.  Except as set forth in the Disclosure Documents, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

5.18

Application of Takeover Protections.  The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination or other similar anti-takeover provision under Delaware law which is or could become applicable to the Investor as a result of the transactions contemplated by this Agreement, including, without limitation, the issuance of the Common Stock, any exercise of the Warrants and ownership of the Common  Shares and Warrant Shares.  The Company has not adopted and will not adopt any “poison pill” provision that will be applicable to Investor as a result of transactions contemplated by this Agreement.

5.19

Other Agreements.  The Company has not, directly or indirectly, made any agreements with the Investor under a subscription in the form of this Agreement for the purchase of Common Stock, relating to the terms or conditions of the transactions contemplated hereby or thereby except as expressly set forth herein, respectively, or in exhibits hereto or thereto.

5.20

Major Transactions.  There are no other Major Transactions currently pending or contemplated by the Company.

5.21

Financings.  There are no other financings currently pending or contemplated by the Company.

5.22

Shareholder Authorization. The Company shall, at its next annual shareholder meeting following its listing on either the Nasdaq Small Cap Market or the Nasdaq National Market, or at a special meeting to be held as soon as practicable thereafter, use its best efforts to obtain approval of its shareholders to (i) authorize the issuance of the full number of shares of Common Stock which would be issuable under this Agreement and eliminate any prohibitions under applicable law or the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Company or any of its securities with respect to the Company’s ability to issue shares of Common Stock in excess of the Cap Amount (such approvals being the "20% Approval") and (ii) the increase in the number of authorized shares of Common Stock of the Company (the “Share Authorization Increase Approval”) such that at least 6,000,000 shares can be reserved for this Offering.  In connection with such shareholder vote, the Company shall use its best efforts to cause all officers and directors of the Company to promptly enter into irrevocable agreements to vote all of their shares in favor of eliminating such prohibitions.   As soon as practicable after the 20% Approval and the Share Authorization Increase Approval,  the Company agrees to use its best efforts to reserve 6,000,000 shares of Common Stock for issuance under this Agreement.

5.23  Acknowledgment of Limitations on Put Amounts.   THE COMPANY UNDERSTANDS AND ACKNOWLEDGES THAT THE AMOUNTS AVAILABLE UNDER THIS INVESTMENT AGREEMENT ARE LIMITED, AMONG OTHER THINGS, BASED UPON THE LIQUIDITY OF THE COMPANY’S COMMON STOCK TRADED ON ITS PRINCIPAL MARKET.

6.

Covenants of the Company

6.1  Independent Auditors.  The Company shall, until at least the Termination Date, maintain as its independent auditors an accounting firm authorized to practice before the SEC.

6.2  Corporate Existence and Taxes.  The Company shall, until at least the Termination Date, maintain its corporate existence in good standing and, once it becomes a “Reporting Issuer” (defined as a Company which files periodic reports under the Exchange Act), remain a Reporting Issuer (provided, however, that the foregoing covenant shall not prevent the Company from entering into any merger or corporate reorganization as long as the surviving entity in such transaction, if not the Company, assumes the Company's obligations with respect to the Common Stock and has Common Stock listed for trading on a stock exchange or on Nasdaq and is a Reporting Issuer) and shall pay all its taxes when due except for taxes which the Company disputes.

6.3  Registration Rights.  The Company will enter into a registration rights agreement covering the resale of the Common Shares and the Warrant Shares substantially in the form of the Registration Rights Agreement attached as Exhibit A.

6.4  Rights of First Offer.

6.4.1

Capital Raising Limitations.  During the period from the date of this Agreement until the Termination Date, the Company shall not issue or sell, or agree to issue or sell Equity Securities (as defined below), for cash in private capital raising transactions without obtaining the prior written consent of the Investor of the Offering (the limitations referred to in this subsection 6.5.1 are collectively referred to as the “Capital Raising Limitations”), which consent shall not be unreasonably withheld.   For purposes hereof, the following shall be collectively referred to herein as, the “Equity Securities”: (i) Common Stock or any other equity securities, (ii) any debt or equity securities which are convertible into, exercisable or exchangeable for, or carry the right to receive additional shares of Common Stock or other equity securities, or (iii) any securities of the Company pursuant to an equity line structure or format similar in nature to this Offering.  Notwithstanding the above, the Company may issue or sell Equity Securities without the Investor’s written approval (subject to the Right of First Offer described below)(“Unauthorized Equity Securities”), upon thirty (30) days advance written notice to Investor, provided that:

A. If such Unauthorized Equity Securities entitle the holder thereof to a reset in price based upon the market price of the Company’s Common Stock at some date (each, a “Reset Date”) after issuance, then the Company may not initiate any Put for which any day of the Pricing Period would fall on or within ten (10) Business Days either before or after  any such Reset Date; and

B. If such Unauthorized Equity Securities are convertible into shares of Common Stock based upon the market price of the Company’s Common Stock at some date (each, a “Conversion Date”) after issuance, then there shall be no Company Designated Minimum Put Share Price with respect to any Put for which the Put Date occurs on any date that such convertible securities are immediately convertible into a number of shares of Common Stock that would exceed the sum of the aggregate daily reported Trading Volumes in the outstanding Common Stock on the Company’s Principal Market, excluding any block trades of 20,000 or more shares of Common Stock, for the seven (7) Business Days immediately preceding such Put Date.

6.4.2

Investor’s Right of First Offer. Prior to closing any private capital raising transactions of Equity Securities after the date hereof and on or prior to the date that is  after the Termination Date of this Agreement, not including any warrants issued in conjunction with this Investment Agreement, the Company agrees, prior to negotiating with or reaching an agreement with any other potential investor regarding such capital raising transactions, to negotiate in good faith with the Investor for at least ten (10) Business Days regarding an additional private equity investment into the Company upon mutually agreeable terms.

6.4.3  Exceptions to Rights of First Offer.  Notwithstanding the above, the Rights of First Offer shall not apply to any transaction involving issuances of securities in connection with a merger, consolidation, acquisition or sale of assets, or in connection with any strategic partnership or joint venture (the primary purpose of which is not to raise equity capital), or in connection with the disposition or acquisition of a business, product or license by the Company or exercise of options by employees, consultants or directors, or a primary underwritten offering of the Company’s Common Stock, or the transactions set forth on Schedule 6.5.1. The Capital Raising Limitations also shall not apply to (a) the issuance of securities upon exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of the date hereof, (b) the grant of additional options or warrants, or the issuance of additional securities, under any Company stock option or restricted stock plan for the benefit of the Company's employees, directors or consultants, or (c) the issuance of debt securities, with no equity feature, incurred solely for working capital purposes.  If the Investor, at any time, is more than five (5) business days late in paying any Put Dollar Amounts that are then due, the Investor shall not be entitled to the benefits of Sections 6.5.1 and 6.5.2 above until the date that the Investor has paid all Put Dollar Amounts that are then due.

6.5  Financial 10-KSB Statements, Etc. and Current Reports on Form 8-K.  The Company shall deliver to the Investor copies of its annual reports on Form 10-KSB, and quarterly reports on Form 10-QSB and shall deliver to the Investor current reports on Form 8-K within two (2) days of filing for the Term of this Agreement.

6.6  Opinion of Counsel.  Investor shall, concurrent with the Investment Commitment Closing, receive an opinion letter from the Company’s legal counsel, in the form attached as Exhibit B, or in such form as agreed upon by the parties.

6.7

Removal of Legend. If the certificates representing any Securities are issued with a restrictive Legend in accordance with the terms of this Agreement, the Legend shall be removed and the Company shall issue a certificate without such Legend to the holder of any Security upon which it is stamped, and a certificate for a security shall be originally issued without the Legend, if (a) the sale of such Security is registered under the Act, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions (the reasonable cost of which shall be borne by the Investor), to the effect that a public sale or transfer of such Security may be made without registration under the Act, or (c) such holder provides the Company with reasonable assurances that such Security can be sold pursuant to Rule 144.  Each Investor agrees to sell all Securities, including those represented by a certificate(s) from which the Legend has been removed, or which were originally issued without the Legend, pursuant to an effective registration statement and to deliver a prospectus in connection with such sale or in compliance with an exemption from the registration requirements of the Act.

6.8  Listing.  Subject to the remainder of this Section 6.9, the Company shall ensure that its shares of Common Stock (including all Warrant Shares and Put Shares) are listed and available for trading on the O.T.C. Bulletin Board. Thereafter, the Company shall (i) use its best efforts to continue the listing and trading of its Common Stock on the O.T.C. Bulletin Board or to become eligible for and listed and available for trading on the Nasdaq Small Cap Market, the NMS, or the New York Stock Exchange (“NYSE”); and (ii) comply in all material respects with the Company’s reporting, filing and other obligations under the By-Laws or rules of the National Association of Securities Dealers (“NASD”) and such exchanges, as applicable.  The Company’s shares of Common Stock may be listed on the American Stock Exchange or the Pacific Stock Exchange concurrently with the above markets or exchanges.

6.9

The Company’s Instructions to Transfer Agent.  The Company will instruct the Transfer Agent of the Common Stock, by delivering instructions in the form of Exhibit T hereto, to issue certificates, registered in the name of each Investor or its nominee, for the Put Shares and Warrant Shares in such amounts as specified from time to time by the Company upon any exercise by the Company of a Put and/or exercise of the Warrants by the holder thereof.  Such certificates shall not bear a Legend unless issuance with a Legend is permitted by the terms of this Agreement  and the Company shall cause the Transfer Agent to issue such certificates without a Legend.  Nothing in this Section shall affect in any way Investor’s obligations and agreement set forth in Sections 3.3.2 or 3.3.3 hereof to resell the Securities pursuant to an effective registration statement and to deliver a prospectus in connection with such sale or in compliance with an exemption from the registration requirements of applicable securities laws.  If (a) an Investor provides the Company with an opinion of counsel, which opinion of counsel shall be in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from registration or (b) an Investor transfers Securities, pursuant to Rule 144, to a transferee which is an accredited investor, the Company shall permit the transfer, and, in the case of Put Shares and Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denomination as specified by such Investor.  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to an Investor by vitiating the intent and purpose of the transaction contemplated hereby.  Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 6.10 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 6.10, that an Investor shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

6.10  Stockholder 20% Approval.  Prior to the closing of any Put that would cause the Aggregate Issued Shares to exceed the Cap Amount, if required by the rules of NASDAQ because the Company’s Common Stock is listed on NASDAQ, the Company shall obtain approval of its stockholders to authorize (i) the issuance of the full number of shares of Common Stock which would be issuable pursuant to this Agreement but for the Cap Amount and eliminate any prohibitions under applicable law or the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Company or any of its securities with respect to the Company’s ability to issue shares of Common Stock in excess of the Cap Amount (such approvals being the "Stockholder 20% Approval").

6.11  Press Release.  The Company agrees that the Investor shall have the right to review and comment upon any press release issued by the Company in connection with the Offering which approval shall not be unreasonably withheld by Investor.

6.12  Change in Law or Policy.  In the event of a change in law, or policy of the SEC, as evidenced by a No-Action letter or other written statements of the SEC or the NASD which causes the Investor to be unable to perform its obligations hereunder or to sell the shares obtained under this Agreement without restriction, this Agreement shall be automatically terminated and no Termination Fee shall be due, provided that notwithstanding any termination under this section 6.13, the Investor shall retain full ownership of the Commitment Warrant as partial consideration for its commitment and its consulting, legal and other services rendered hereunder.

7.

Investor Covenant/Miscellaneous.

7.1  Representations and Warranties Survive the Closing; Severability.  Investor’s and the Company’s representations and warranties shall survive the Investment Date and any Put Closing contemplated by this Agreement notwithstanding any due diligence investigation made by or on behalf of the party seeking to rely thereon.  In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, or is altered by a term required by the Securities Exchange Commission to be included in the Registration Statement, this Agreement shall continue in full force and effect without said provision; provided that if the removal of such provision materially changes the economic benefit of this Agreement to the Investor, this Agreement shall terminate.

7.2  Successors and Assigns.  This Agreement shall not be assignable without the Company’s written consent,  If assigned, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.  Investor may assign Investor’s rights hereunder, in connection with any private sale of the Common Stock of such Investor, so long as, as a condition precedent to such transfer, the transferee executes an acknowledgment agreeing to be bound by the applicable provisions of this Agreement in a form acceptable to the Company and provides an original copy of such acknowledgment to the Company.

7.3  Execution in Counterparts Permitted.  This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one (1) instrument.

7.4  Titles and Subtitles; Gender.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.  The use in this Agreement of a masculine, feminine or neither pronoun shall be deemed to include a reference to the others.

7.5  Written Notices, Etc.  Any notice, demand or request required or permitted to be given by the Company or Investor pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally, or by facsimile or upon receipt if by overnight or two (2) day courier, addressed to the parties at the addresses and/or facsimile telephone number of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing; provided, however, that in order for any notice to be effective as to the Investor such notice shall be delivered and sent, as specified herein, to all the addresses and facsimile telephone numbers of the Investor set forth at the end of this Agreement or such other address and/or facsimile telephone number as Investor may request in writing.

7.6  Expenses. Except as set forth in the Registration Rights Agreement, each of the Company and Investor shall pay all costs and expenses that it respectively incurs, with respect to the negotiation, execution, delivery and performance of this Agreement.

7.7  Entire Agreement; Written Amendments Required.  This Agreement, including the Exhibits attached hereto, the Common Stock certificates, the Warrants, the Registration Rights Agreement, and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants, whether oral, written, or otherwise except as specifically set forth herein or therein.  Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

7.8

Actions at Law or Equity; Jurisdiction and Venue.  The parties acknowledge that any and all actions, whether at law or at equity, and whether or not said actions are based upon this Agreement between the parties hereto, shall be filed in any state or federal court sitting in Houston, Texas. Texas law shall govern both the proceeding as well as the interpretation and construction of the Transaction Documents and the transaction as a whole.  In any litigation between the parties hereto, the prevailing party, as found by the court, shall be entitled to an award of all attorney’s fees and costs of court.  Should the court refuse to find a prevailing party, each party shall bear its own legal fees and costs.

8.

Subscription and Wiring Instructions; Irrevocability.

8.1  Subscription

(a)

Wire transfer of Subscription Funds.  Investor may deliver Put Dollar Amounts (as payment towards any Put Share Price) by wire transfer, to the Company pursuant to a wire instruction letter to be provided by the Company, and signed by the Company.

(b)

Irrevocable Subscription.  Investor hereby acknowledges and agrees, subject to the provisions of any applicable laws providing for the refund of subscription amounts submitted by Investor, that this Agreement is irrevocable and that Investor is not entitled to cancel, terminate or revoke this Agreement or any other agreements executed by such Investor and delivered pursuant hereto, and that this Agreement and such other agreements shall survive the death or disability of such Investor and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns.  If the Securities subscribed for are to be owned by more than one person, the obligations of all such owners under this Agreement shall be joint and several, and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his heirs, executors, administrators, successors, legal representatives and assigns.

8.2

Acceptance of Subscription. Ownership of the number of securities purchased hereby will pass to Investor upon the Warrant Closing or any Put Closing.

9.

Indemnification.

In consideration of the Investor’s execution and delivery of the Investment Agreement, the Registration Rights Agreement and the Warrants (the “Transaction Documents”) and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless Investor and all of its stockholders, officers, directors, employees and direct or indirect investors and any of the foregoing person’s agents, members, partners or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorney’s fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or documents , (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document , (c) any cause of action, suit or claim, derivative or otherwise, by any stockholder of the Company based on a breach or alleged breach by the Company or any of its officers or directors of their fiduciary or other obligations to the stockholders of the Company, or (d) claims made by third parties against any of the Indemnitees based on a violation of Section 5 of the Securities Act caused by the integration of the private sale of common stock to the Investor and the public offering pursuant to the Registration Statement.

To the extent that the foregoing undertaking by the Company  may be unenforceable for any reason, the Company (or the Investor, as applicable) shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which it would be required to make if such foregoing undertaking was enforceable which is permissible under applicable law.

Promptly after receipt by an Indemnified Party of notice of the commencement of any action pursuant to which indemnification may be sought, such Indemnified Party will, if a claim in respect thereof is to be made against the other party (hereinafter “Indemnitor”) under this Section 9, deliver to the Indemnitor a written notice of the commencement thereof and the Indemnitor shall have the right to participate in and to assume the defense thereof with counsel reasonably selected by the Indemnitor, provided, however, that an Indemnified Party shall have the right to retain its own counsel, with the reasonably incurred fees and expenses of such counsel to be paid by the Indemnitor, if representation of such Indemnified Party by the counsel retained by the Indemnitor would be inappropriate due to actual or potential conflicts of interest between such Indemnified Party and any other party represented by such counsel in such proceeding.  The failure to deliver written notice to the Indemnitor within a reasonable time of the commencement of any such action, if prejudicial to the Indemnitor’s ability to defend such action, shall relieve the Indemnitor of any liability to the Indemnified Party under this Section 9, but the omission to so deliver written notice to the Indemnitor will not relieve it of any liability that it may have to any Indemnified Party other than under this Section 9 to the extent it is prejudicial.

Goldbridge Capital, LLC

By _//s//__James W. Carroll_________

A Time To Grow, Inc.

By ____//s//  Jonathan Gilchrist ______

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Exhibit 10.5

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of March 12, 2001, by and among A Time To Grow, Inc., a corporation duly incorporated and existing under the laws of the State of Texas (the "Company"), and the Investor as named on the signature page hereto (hereinafter referred to as "Investor").

RECITALS:

WHEREAS, pursuant to the Company's offering ("Offering") of up to $6,000,000  excluding any funds paid upon exercise of the Warrants, of Common Stock of the Company pursuant to the Investment Agreement between the Company and the Investor, the Company has agreed to sell and the Investor has agreed to purchase, from time to time as provided in the Investment Agreement, shares of the Company's Common Stock for a maximum aggregate offering amount of $6,000,000;

WHEREAS, under the terms of the Investment Agreement, the Company has agreed to issue to the Investor Commitment Warrants and, from time to time, Purchase Warrants, each defined in the Investment Agreement, to purchase a number of shares of Common Stock, exercisable for five (5) years from their dates of issuance (collectively, the “Warrants”); and

WHEREAS, pursuant to the terms of the Investment Agreement, the Company has agreed to provide the Investor with certain registration rights with respect to the Common Stock to be issued in the Offering and the Common Stock issuable upon exercise of the Warrants as set forth in this Agreement.

TERMS:

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.

Certain Definitions.  As used in this Agreement (including the Recitals above), the following terms shall have the following meanings (such meanings to be equally applicable to both singular and plural forms of the terms defined):

“Business Day” shall have the meaning set forth in the Investment Agreement.

“Closing Bid Price” shall have the meaning set forth in the Investment Agreement.”

“Common Stock” shall mean the common stock, par value $0.0001, of the Company.

“Due Date” shall mean the date that is one hundred twenty (120) days after the date of this Agreement.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

“Filing Deadline” shall mean the date that is forty-five (45) days after the date of this Agreement.

"Holder" shall mean Investor, and any other person or entity owning or having the right to acquire Registerable Securities or any permitted assignee;

“Put” shall have the meaning as set forth in the Investment Agreement.

"Register," "Registered," and "Registration" shall mean and refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule, and the declaration or ordering of effectiveness of such registration statement or document.

“Securities Act” shall mean the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

“Investor” shall have the meaning set forth in the preamble to this Agreement.

“Warrant Shares” shall mean shares of Common Stock issuable upon exercise of any Warrant.

2.

Required Registration.

2.1

Registerable Securities.  “Registerable Securities” shall mean those shares of the Common Stock of the Company together with any capital stock issued in replacement of, in exchange for or otherwise in respect of such Common Stock, that are: (i) issuable or issued to the Investor pursuant to the Investment Agreement, and (ii) issuable or issued upon exercise of the Warrants; provided, however, that notwithstanding the above, the following shall not be considered Registerable Securities:

Any Common Stock which would otherwise be deemed to be Registerable Securities, if and to the extent that those shares of Common Stock may be resold in a public transaction without volume limitations or other material restrictions without registration under the Securities Act, including without limitation, pursuant to Rule 144 under the Securities Act; and

2.2

Filing of Initial Registration Statement.  The Company shall, by the Filing Deadline, file a registration statement ("Registration Statement") on Form S-3 (or other suitable form, at the Company's discretion, but subject to the reasonable approval of Investor), covering the resale of a number of shares of Common Stock as Registerable Securities equal to at least 2,000,000 shares of Common Stock and shall cover, to the extent allowed by applicable law, such indeterminate number of additional shares of Common Stock that may be issued or become issuable as Registerable Securities by the Company pursuant to Rule 416 of the Securities Act.  In the event that the Company has not filed the Registration Statement by the Filing Deadline, then the Company shall pay to Investor an amount equal to $500, in cash, for each Business Day after the Filing Deadline until such Registration Statement is filed, payable within ten (10) Business Days following the end of each calendar month in which such payments accrue.

2.3

Registration Effective Date.  The Company shall use its best efforts to have the Registration Statement declared effective by the SEC (the date of such effectiveness is referred to herein as the “Effective Date”) by the Due Date.

2.4

Shelf Registration.  The Registration Statement shall be prepared as a "shelf" registration statement under Rule 415, and shall be maintained effective until all Registerable Securities are resold pursuant to the Registration Statement.

2.5

Supplemental Registration Statement.  Anytime the Registration Statement does not cover a sufficient number of shares of Common Stock to cover all outstanding Registerable Securities, the Company shall promptly prepare and file with the SEC such Supplemental Registration Statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all such Registerable Securities and shall use its best efforts to cause such Supplemental Registration Statement to be declared effective as soon as possible.

3.

Obligations of the Company.  Whenever required under this Agreement to effect the registration of any Registerable Securities, the Company shall, as expeditiously as possible:

(a)  Prepare and file with the Securities and Exchange Commission (“SEC”) a Registration Statement with respect to such Registerable Securities and use its best efforts to cause such Registration Statement to become effective and to remain effective until all Registerable Securities are resold pursuant to such Registration Statement, notwithstanding any Termination or Automatic Termination (as each is defined in the Investment Agreement) of the Investment Agreement.

(b)  Prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement (“Amended Registration Statement”) or prepare and file any additional registration statement (“Additional Registration Statement,” together with the Amended Registration Statement, “Supplemental Registration Statements”) as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Supplemental Registration Statements or such prior registration statement and to cover the resale of all Registerable Securities.

(c)  Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registerable Securities owned by them.

(d)  Use its best efforts to register and qualify the securities covered by such Registration Statement under such other securities or Blue Sky laws of the jurisdictions in which the Holders are located, of such other jurisdictions as shall be reasonably requested by the Holders of the Registerable Securities covered by such Registration Statement and of all other jurisdictions where legally required, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e)  As promptly as practicable after becoming aware of such event, notify each Holder of Registerable Securities of the happening of any event of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, use its best efforts promptly to prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver a number of copies of such supplement or amendment to each Holder as such Holder may reasonably request.

(f)  Provide Holders with notice of the date that a Registration Statement or any Supplemental Registration Statement registering the resale of the Registerable Securities is declared effective by the SEC, and the date or dates when the Registration Statement is no longer effective.

(g)  Provide Holders and their representatives the opportunity and a reasonable amount of time, based upon reasonable notice delivered by the Company, to conduct a reasonable due diligence inquiry of Company’s pertinent financial and other records and make available its officers and directors for questions regarding such information as it relates to information contained in the Registration Statement.

(h)  Provide Holders and their representatives the opportunity to review the Registration Statement and all amendments or supplements thereto prior to their filing with the SEC by giving the Holder at least ten (10) business days advance written prior to such filing.

(i)  Provide each Holder with prompt notice of the issuance by the SEC or any state securities commission or agency of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceeding for such purpose.  The Company shall use its best efforts to prevent the issuance of any stop order and, if any is issued, to obtain the removal thereof at the earliest possible date.

(j)  Use its best efforts to list the Registerable Securities covered by the Registration Statement with all securities exchanges or markets on which the Common Stock is then listed and prepare and file any required filing with the NASD, American Stock Exchange, NYSE and any other exchange or market on which the Common Stock is listed.

4.

Piggyback Registration.  If anytime prior to the date that the Registration Statement is declared effective or during any Ineffective Period (as defined in the Investment Agreement) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its Common Stock under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely for the sale of securities to participants in a Company stock plan or a registration on Form S-4 promulgated under the Securities Act or any successor or similar form registering stock issuable upon a reclassification, upon a business combination involving an exchange of securities or upon an exchange offer for securities of the issuer or another entity), the Company shall, at such time, promptly give each Holder written notice of such registration (a “Piggyback Registration Statement”).  Upon the written request of each Holder given by fax within ten (10) days after mailing of such notice by the Company, the Company shall cause to be included in such registration statement under the Securities Act all of the Registerable Securities that each such Holder has requested to be registered (“Piggyback Registration”) to the extent such inclusion does not violate the registration rights of any other security holder of the company granted prior to the date hereof; provided, however, that nothing herein shall prevent the Company from withdrawing or abandoning such registration statement prior to its effectiveness.

5.

Limitation on Obligations to Register under a Piggyback Registration.  In the case of a Piggyback Registration pursuant to an underwritten public offering by the Company, if the managing underwriter determines and advises in writing that the inclusion in the related Piggyback Registration Statement of all Registerable Securities proposed to be included would interfere with the successful marketing of the securities proposed to be registered by the Company, then the number of such Registerable Securities to be included in such Piggyback Registration Statement, to the extent any such Registerable Securities may be included in such Piggyback Registration Statement, shall be allocated among all Holders who had requested Piggyback Registration pursuant to the terms hereof, in the proportion that the number of Registerable Securities which each such Holder seeks to register bears to the total number of Registerable Securities sought to be included by all Holders. If required by the managing underwriter of such an underwritten public offering, the Holders shall enter into an agreement limiting the number of Registerable Securities to be included in such Piggyback Registration Statement and the terms, if any, regarding the future sale of such Registerable Securities.

6.

Dispute as to Registerable Securities.  In the event the Company believes that shares sought to be registered under Section 2 or Section 4 by Holders do not constitute “Registerable Securities” by virtue of Section 2.1 of this Agreement, and the status of those shares as Registerable Securities is disputed, the Company shall provide, at its expense, an Opinion of Counsel, reasonably acceptable to the Holders of the Securities at issue (and satisfactory to the Company’s transfer agent to permit the sale and transfer), that those securities may be sold immediately, without volume limitation or other material restrictions, without registration under the Securities Act, by virtue of Rule 144 or similar provisions.

7.

Furnish Information.  At the Company’s request, each Holder shall furnish to the Company such information regarding Holder, the Registerable Securities held by it, and the intended method of disposition of such securities to the extent required to effect the registration of its Registerable Securities or to determine that registration is not required pursuant to Rule 144 or other applicable provision of the Securities Act.  The Company shall include all information provided by such Holder pursuant hereto in the Registration Statement, substantially in the form supplied, except to the extent such information is not permitted by law.

8.

Expenses.  All expenses, other than commissions and fees and expenses of counsel to the selling Holders, incurred in connection with registrations, filings or qualifications pursuant hereto, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, shall be borne by the Company.

9.

Indemnification.  In the event any Registerable Securities are included in a Registration Statement under this Agreement:

(a)

To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the officers, directors, partners, legal counsel, and accountants of each Holder, any underwriter (as defined in the Securities Act, or as deemed by the Securities Exchange Commission, or as indicated in a registration statement) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of Section 15 of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements or omissions: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, and the Company will reimburse each such Holder, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, officer, director, underwriter or controlling person; provided however, that the above shall not relieve the Company from any other liabilities which it might otherwise have.

(b)

Each Holder of any securities included in such registration being effected shall indemnify and hold harmless the Company, its directors and officers, each underwriter and each other person, if any, who controls (within the meaning of the Securities Act) the Company or such other indemnified party, against any liability, joint or several, to which any such indemnified party may become subject under the Securities Act or any other statute or at common law, insofar as such liability (or actions in respect thereof) arises out of or is based upon any omission or alleged omission by such Holder to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, amendment or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by such Holder specifically for use therein.  Such Holder shall reimburse any indemnified party for any legal fees incurred in investigating or defending any such liability; provided, however, that such Holder’s obligations hereunder shall be limited to an amount equal to the proceeds to such Holder of the securities sold in any such registration; and provided further, that no Holder shall be required to indemnify any party against any liability arising from any untrue or misleading statement or omission contained in any preliminary prospectus if such deficiency is corrected in the final prospectus or for any liability which arises out of the failure of such party to deliver a prospectus as required by the Securities Act.

(c)

Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume, the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the reasonably incurred fees and expenses of one such counsel to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflicting interests between such indemnified party and any other party represented by such counsel in such proceeding.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 9.

(d)

In the event that the indemnity provided in paragraphs (a) and/or (b) of this Section 9 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and each Holder agree to contribute to the aggregate claims, losses, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company and one or more of the Holders may be subject in such proportion as is appropriate to reflect the relative fault of the Company and the Holders in connection with the statements or omissions which resulted in such Losses.  Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or by the Holders.  The Company and the Holders agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 9, each person who controls a Holder of Registerable Securities within the meaning of either the Securities Act or the Exchange Act and each director, officer, partner, employee and agent of a Holder shall have the same rights to contribution as such holder, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act and each director and officer of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

(e)

The obligations of the Company and Holders under this Section 9 shall survive the resale, if any, of the Common Stock, the completion of any offering of Registerable Securities in a Registration Statement under this Agreement, and otherwise.

10.

Reports Under Exchange Act.  With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to:

(a)

make and keep public information available, as those terms are understood and defined in Rule 144; and

(b)

use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act.

11.

Amendment of Registration Rights.  Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the written consent of each Holder affected thereby.  Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder, each future Holder, and the Company.

12.

Notices.  All notices required or permitted under this Agreement shall be made in writing signed by the party making the same, shall specify the section under this Agreement pursuant to which it is given, and shall be addressed if to:

The Company at: 6524 San Felipe, Suite 252, Houston, Texas 77057;

(or at such other location as directed by the Company in writing)

The Holders at Goldbridge Capital, LLC., 1249 Blalock Road, Suite 150, Houston, Texas, 77055 or their last address as shown on the records of the Company.  Any notice, except as otherwise provided in this Agreement, shall be made by fax and shall be deemed given at the time of transmission of the fax.

13.

Termination.  This Agreement shall terminate on the date all Registerable Securities cease to exist (as that term is defined in Section 2.1 hereof); but without prejudice to (i) the parties' rights and obligations arising from breaches of this Agreement occurring prior to such termination (ii) other indemnification obligations under this Agreement.

14.

Assignment.  No assignment, transfer or delegation, whether by operation of law or otherwise, of any rights or obligations under this Agreement by the Company or any Holder, respectively, shall be made without the prior written consent of the majority in interest of the Holders or the Company, respectively; provided that the rights of a Holder may be transferred to a subsequent holder of the Holder's Registerable Securities (provided such transferee shall provide to the Company, together with or prior to such transferee's request to have such Registerable Securities included in a Registration, a writing executed by such transferee agreeing to be bound as a Holder by the terms of this Agreement), and the Company hereby agrees to file an amended registration statement including such transferee or a selling security holder thereunder; and provided further that the Company may transfer its rights and obligations under this Agreement to a purchaser of all or a substantial portion of its business if the obligations of the Company under this Agreement are assumed in connection with such transfer, either by merger or other operation of law (which may include without limitation a transaction whereby the Registerable Securities are converted into securities of the successor in interest) or by specific assumption executed by the transferee.

15.

Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Texas applicable to agreements made in and wholly to be performed in that jurisdiction, except for matters arising under the Securities Act or the Exchange Act, which matters shall be construed and interpreted in accordance with such laws.  Any dispute arising out of or relating to this Agreement or the breach, termination or validity hereof shall be finally settled by the federal or state courts located in Harris County, Texas.

16.

Execution in Counterparts Permitted.  This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one (1) instrument.

17.

Specific Performance.  The Holder shall be entitled to the remedy of specific performance in the event of the Company’s breach of this Agreement, the parties agreeing that a remedy at law would be inadequate.

18.

Indemnity.  Each party shall indemnify each other party against any and all claims, damages (including reasonable attorney’s fees), and expenses arising out of the first party’s breach of any of the terms of this Agreement.

19.

Entire Agreement; Written Amendments Required.  This Agreement, including the Exhibits attached hereto, the Investment Agreement, the Common Stock certificates,  and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.  Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of March 12, 2001.

A Time To Grow, Inc.

By:

//s//  Jonathan Gilchrist______

Jonathan Gilchrist, President

Address:

1207 Wisterwood

Houston, Texas 77043

INVESTOR:

Goldbridge Capital, LLC

By: __//s// James W. Carroll_______

James W. Carroll, President

Address:

1240 Blalock Road, Suite 150

Houston, Texas 77057

Telephone: (713) 266-3700

Facsimile:  (713) 266-3701

#

Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

As independent public accountants, we hereby consent to the use of our report on the company, A Time To Grow, Inc., dated July 31, 2001 and all reference to our Firm included in or made part of this registration statement.

/s/ HARPER & PEARSON COMPANY

Houston, Texas

August 3, 2001

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